AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2003

                                                     REGISTRATION NO. 333-103743
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM F-4/A2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  GENTERRA INC.
             (Exact name of Registrant as specified in its charter)

                                     ONTARIO
      (State or other jurisdiction of incorporation or organization)

                                      3312
            (Primary Standard Industrial Classification Code Number)

                                       N/A
                         (I.R.S. Employer Identification
                                      No. )

                                 106 AVENUE ROAD
                                TORONTO, ONTARIO
                                 M5R 2H3 CANADA
                                 (416) 920-0500
                         (Address, including zip code,
                                  and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                          Dolgenos Newman & Cronin LLP
                           96 Spring Street, 8th Floor
                               New York, NY 10012
                                 (212) 925-2800
                  ---------------------------------------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

          IRWIN SINGER                             DENNIS P. MCCONNELL, ESQ.
          BARRISTER & SOLICITOR                    DOLGENOS NEWMAN & CRONIN LLP
          24 HAZELTON AVENUE                       96 SPRING STREET
          TORONTO, ONTARIO M5R-2E2                 NEW YORK, NEW YORK 10012

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the amalgamation described herein have been satisfied or waived.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      AGGREGATE OFFERING   AGGREGATE OFFERING     AMOUNT
OF
      SECURITIES TO BE REGISTERED          REGISTERED(1)      PRICE PER UNIT(2)         PRICE(2)
REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Class A Shares......................    16,084,476            US$0.136                US$1,749,991         US$161
Class C Preferred Shares, Series 1 .     1,709,115            US$0.484                US$  827,212         US$ 77
TOTAL REGISTRATION FEE                                                                                     US$238
------------------------------------------------------------------------------------------------------------------

(1) Based upon an assumed maximum number of shares that may be issued in the Amalgamation described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, on the basis of the book value of the securities to be cancelled in connection with the Amalgamation described herein.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  GENTERRA INC.

                                   PROSPECTUS
                                    FOR UP TO

                            16,084,476 Class A Shares
                  1,709,115 Class C Preferred Shares, Series 1

     Mirtronics Inc. and Genterra Investment Corporation, each incorporated under the laws of the Province of Ontario (the "Amalgamating Corporations") have entered into an agreement made as of the 20th day of January, 2003 the
"Amalgamation Agreement"), which provides for their amalgamation. The Amalgamation Agreement contemplates the combination of the Amalgamating Corporations and their subsequent continuation as one corporation under the name "Genterra Inc." or such other name as may be approved. For the purpose of this prospectus, and for clarity, the term "Amalco" refers to the corporation resulting from the amalgamation of the Amalgamating Corporations.

     This Prospectus is part of a registration statement filed with the Securities and Exchange Commission and relates to those Class A Shares and Class C Preferred Shares of Amalco to be exchanged for Class A Shares and Class B Preferred Shares of Mirtronics registered under the Securities Act of 1933 and held by US holders.

     The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     In order to comply with United States securities laws, Mirtronics Inc. and Genterra Investment Corporation have agreed to extend the Dissention Rights described on Page __, to US holders of Mirtronics securities exclusively,for 14 days after the effective date of the Registration Statement on Form F-4 filed with the Securities and Exchange Commission in connection with the amalgamation. The extension applies only to the shareholders who are United States citizens.


FOR A DISCUSSION OF CERTAIN RISK FACTORS REGARDING GENTERRA INC., SEE "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus is dated June [-], 2003 and is being first mailed to US holders of Mirtronics securities on or about June [-], 2003.

REFERENCES TO ADDITIONAL INFORMATION

     This document gives you detailed information about the amalgamation of Mirtronics and Genterra. Mirtronics has provided the information concerning Mirtronics and its subsidiaries and Genterra has provided the information concerning Genterra. Please see "Where You Can Find More Information" on page [o] for additional information about Mirtronics and Genterra on file with the United States Securities and Exchange Commission and the Canadian securities commissions, respectively. The principal executive offices of each of Mirtronics, Genterra and Amalco are located at 106 Avenue Road, Toronto, Ontario M5R 2H3. The phone number for their executive offices is (416) 920-0500.

     This document discusses important business and financial information about Mirtronics and Genterra that is not included in or delivered with this document. This information is available to you without charge upon your written or oral request from Mirtronics, c/o Stan Abramowitz, 106 Avenue Road, Toronto, Ontario, Canada M5R 2H3.

SUMMARY  .................................................................
         Proposed Amalgamation............................................
         Amalco   ........................................................
         Mirtronics Inc...................................................
         Genterra Investment Corporation..................................

RISK FACTORS..............................................................

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS...........................

SHAREHOLDER APPROVALS.....................................................

APPROVALS.................................................................

DISSENTION RIGHTS.........................................................

TERMS OF AMALGAMATION.....................................................
         Share Exchange Ratios............................................
         Mirtronics Inc...................................................
         Genterra Investment Corporation..................................

PURPOSE OF AMALGAMATION...................................................

AMALCO SHARE CAPITAL......................................................

ACCOUNTING TREATMENT......................................................

CANADIAN FEDERAL INCOME TAX CONSEQUENCES..................................

FAIRNESS OPINION..........................................................

BASIS OF SHARE EXCHANGE RATIOS............................................

PRO FORMA FINANCIAL INFORMATION...........................................

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
 FOR SECURITIES ACT LIABILITIES.          ................................

INFORMATION ABOUT THE REGISTRANT..........................................

INFORMATION WITH RESPECT TO MIRTRONICS INC................................
         History and Development of Mirtronics............................
         Business Overview................................................
         Property, plants and equipment...................................
         Legal Proceedings................................................
         Exchange Controls................................................
         Taxation ........................................................

SELECTED FINANCIAL DATA...................................................
         OPERATING AND FINANCIAL REVIEW AND PROSPECTS.....................
         QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK.......
         Principal Holders of Shares of Mirtronics........................
         Directors and Senior Management..................................
         Options to Purchase Securities from Mirtronics or Subsidiaries...

INFORMATION WITH RESPECT TO GENTERRA INVESTMENT CORPORATION...............
         Business of Genterra.............................................

Investments in Real Estate................................................

DESCRIPTION OF REAL ESTATE................................................
         Trading Summary of the Shares of Genterra........................
         Legal Proceedings................................................
         SELECTED FINANCIAL DATA..........................................
         OPERATIONS AND FINANCIAL REVIEW AND PROSPECTS....................
         Principal Holders of Shares in Genterra..........................
         Directors and Officers...........................................
         Interest of Management and Others in Certain Transactions........

FINANCIAL STATEMENTS

         Mirtronics Inc.
                  Audited Financial Statements September 30, 2002...............
                  Unaudited Interim Financial Statements March 31, 2003.........

         Genterra Investment Corporation
                  Audited Financial Statements December 31, 2002................
                  Unaudited Interim Financial Statements March 31, 2003.........

                                     SUMMARY


     The following information is intended to provide a summary only of the principal features of the amalgamation described in this prospectus. Reference is made to the detailed information and the financial statements appearing elsewhere herein.


Proposed Amalgamation

     Genterra Investment Corporation ("Genterra") and Mirtronics Inc. ("Mirtronics") have entered into an amalgamation agreement and propose to amalgamate into and continue their operations as an Ontario corporation to be named Genterra Inc, or such other name as may be approved ("Amalco"). To effect the amalgamation, shares of Amalco will be exchanged for outstanding non-dissenting shares of Mirtronics and Genterra. At the meetings of the shareholders of each of Genterra and Mirtronics which were convened March 27, 2003, a majority of the shares entitled to vote approved the amalgamation. Accordingly, proxies are NOT being solicited for the amalgamation which was approved by the shareholders of Mirtronics and Genterra.


Amalco

         If the amalgamation is completed, the business of Amalco will be the combined business of Mirtronics and Genterra as presently conducted. Prior to the amalgamation, Amalco has no operating history, assets and, accordingly, no financial statements. However, we have prepared pro forma financial statements showing the effect of the amalgamation, which are presented on Page .


Mirtronics Inc.

     Mirtronics, incorporated under the laws of Ontario, is a "reporting issuer" as defined by the Securities Act (Ontario) and the Securities Act (Manitoba). The common shares and Class B Preferred Shares of Mirtronics were listed for trading on the Toronto Stock Exchange ("TSX") until November 22, 2002, when trading was suspended for failure by Mirtronics to meet TSX minimum listing requirements. Mirtronics is an investment company, whose principal holding is an equity interest in Synergx Systems, Inc. a Delaware corporation registered under the Securities Exchange Act of 1934, as amended ("Synergx"), a producer of control systems for fire, life safety, commercial security and other purposes in the metropolitan areas of New York City and Dallas, Texas.


Genterra Investment Corporation

     Genterra, formed under the laws of the Province of Ontario is a "reporting issuer" as defined by the Securities Act (Ontario), the Securities Act (Alberta) and the Securities Act ("British Columbia"). The Class A Shares of Genterra are listed for trading on the TSX Venture Exchange ("TSXV"). Genterra is an investment management and holding company whose assets include four substantial rental real estate properties, and loans and mortgages receivable.

RISK FACTORS

1. Nature of the Leasing Business. The need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses (including future debt service), and the illiquidity of real estate investments which could have an adverse effect on the Company's financial condition, results of operations and cash flow;

2. Losses. The possibility that uninsured losses or losses in excess of insured limits relating to certain occurrences, including fire, and rental loss which could have an adverse effect on the Company's financial condition, results of operations and cash flow;

3. Environmental Risks. The potential liability of the Company for environmental matters and the costs of compliance with certain government regulations which could have an adverse effect on the Company's financial condition, results of operations and cash flow.

4. Nature of Real Estate Investments. Real property investments are subject to varying degrees of risk. Real estate values are affected by a number of factors, including:

     - changes in general economic conditions;

     - local conditions, such as an oversupply of space or a reduction in demand for real estate in an area;

     - competition from other available space;
     - the ability of the owner to provide adequate maintenance and insurance; - the ability of the owner to control variable operating costs;
     - government regulations;
     - interest rate levels;
     - the availability of financing; and
     - potential liability under, and changes in, environmental, zoning, and other laws.

5. Nature of Fire Communication Business. Mirtronics' largest holding is in Synergx Systems Inc. a Delaware company engaged in the fire and life safety business in New York metropolitan area and Dallas Texas. Synergx's business is dependent in part on its ability to design, produce and/or market equipment and systems which are responsive to market demand and government regulation. There can be no assurance that Synergx will identify such market requirements for its systems or will be able to respond quickly enough to retain or improve its market position. Because Synergx obtains components and accessory equipment from other sources of supply, to some extent it will be dependent on these parties to design and manufacture items which can be operated as part of Synergx's systems. Synergx does not have and does not expect to obtain patents for its systems because Management believes that patents would not provide cost-effective protection due to the dynamic evolving nature of Synergx's technology. Instead, Synergx relies on trade secret protection and confidentiality agreements. Synergx has obtained United States trademark registration, but there can be no assurance that competitors will not develop competitive technology substantially similar to or better than Synergx's systems, or that competitors may not be able to use a trade name similar to Synergx's, which could result in a loss of sales. Synergx's current business depends on the construction industry in Metropolitan New York and Dallas, Texas, which may be subject to significant downturns from time to time, and a reduced demand for Synergx's products and services.

6. Dependence on Key Employees. The business of Synergx is dependent on a nucleus of expertise provided by a group of key persons in both technical and management positions. The loss of any of these individuals or the inability of Synergx to recruit persons employed by companies which may be acquired in the future could have a material adverse effect on the conduct of Synergx's business and accordingly, Mirtronics business.

 7. Product Liability. Synergx is engaged, to a significant degree, in the business of designing, manufacturing, installing, marketing and/or servicing systems to detect and report fires, unauthorized entries and hazardous conditions for the purpose of helping to safeguard lives and property. Should a fire or other calamity occur at a location served by Synergx's system, claims alleging that Synergx's systems or services contributed to death, personal injury or property damage could be made. Even if such claims are unwarranted, the cost of defending such litigation could adversely affect Synergx's financial condition, especially if they exceed Synergx's insurance limits.

8. Competition. Synergx's industry is highly competitive and competes with numerous national, regional and local firms. Certain of these competitors have greater financial and business resources than Synergx and are better able to respond to the market and regulatory demands and trends described above. Synergx has certain proprietary products and systems. Synergx believes that it can effectively compete with these entities but, there can be no assurance that Synergx will be able to do so.


SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

     Fred A. Litwin indirectly controls 34.8 % of the Class A Shares, and 45.4% of the Class B Shares of Genterra. Mr. Litwin also indirectly controls 8.2% of the Common Shares of Mirtronics. Upon completion of the proposed Amalgamation, Mr. Litwin will directly or indirectly control 14.4% of the Class A Shares, 45.4% of the Class B Shares, 0.6% of the Class D Series 1 Shares, 0.1% of the Class D Series 2 Shares, 0.3% of the Class E Shares, and 100% of the Class F Series 1 Shares of Amalco. (See "Amalco - Principal Shareholders of Amalco").

     Sutton Management Limited, a corporation owned by Mark I. Litwin and Risa Litwin, the children of Fred A. Litwin, owns 37.4% of the Common Shares of Mirtronics. Upon completion of the proposed amalgamation, Sutton Management Limited will own 29.4% of the Class A Shares, 1.3% of the Class B Shares, 1.3% of the Class D Series 1 Shares and 47.5% of the Class E Shares of Amalco (See:
"Amalco - Principal Shareholders of Amalco").

SHAREHOLDER APPROVALS

     The Amalgamation had to be approved by greater than 2/3 of the votes cast at meetings of the shareholders of each class of the issued shares of each of the Amalgamating Corporations voting separately as a class. In addition, in order to comply with the policies of applicable regulatory bodies respecting non-arm's length transactions, a majority of the votes (excluding the shares owned or controlled directly or indirectly by Fred A. Litwin, his son Mark I. Litwin and his daughter Risa Litwin, and their respective associates and affiliates) cast by shareholders voting separately as a class of each of the Amalgamating Corporations had to have been voted in favour of the special resolutions. At the Shareholders' meetings held March 27, 2003, the affirmative vote for the Amalgamation, by all holders, exceeded 98%.

APPROVALS

         Other than the approval of the United States Securities and Exchange Commission, all regulatory requirements have been complied with and all approvals have been obtained.

DISSENTION RIGHTS

     Each of the Amalgamating Corporations are subject to the provisions of the Ontario Business Corporations Act (the "Act") which provides in Section 185 that any holder of shares has the right to dissent from the special resolution referred to under "Amalgamation" and, if such shareholder dissents in such manner as provided in the Act, such shareholder is entitled to be paid the fair value of his shares determined as of the close of business on the day before such resolution is adopted. Any shareholder who wishes to dissent must provide the Amalgamating Corporation with written objection to the special resolution in respect of which such shareholder dissents at or prior to the meeting of shareholders of the Corporation. The execution or exercise of a proxy does not constitute a written objection. A vote in favour of a special resolution will deprive a shareholder of further rights pursuant to Section 185 of the Act in respect thereof. On receipt from the Amalgamating Corporation of notice that the resolution has been adopted or passed, such dissenting shareholder must within twenty (20) days after receipt of such notice (or if such notice is not received, within twenty (20) days of learning that the special resolution has been adopted) send to the Corporation a written notice containing his name and address, the number and class of shares in respect of which he dissents and a demand for payment of the fair value of such shares. Within thirty (30) days thereafter the dissenting shareholder must send the certificates representing the shares in respect of which he dissents to the Amalgamating Corporation or its transfer agent. For full details as to the manner in which the right of dissention is to be implemented, Section 185 of the Act should be consulted and it is recommended that the shareholders who wish to pursue rights of dissent consult their own legal advisor with respect to the relevant statutory provisions and the procedures to be followed.

     The special resolution referred to above provides that, notwithstanding the approval thereof by the shareholders of the Amalgamating Corporations, the special resolution may be revoked without further approval of the shareholders.


     In order to comply with United States securities laws, Mirtronics Inc. and Genterra Investment Corporation have agreed to extend the Dissention Rights described on Page __, to holders of Mirtronics securities exclusively, for 14 days after the effective date of the Registration Statement on Form F-4 filed with the Securities and Exchange Commission in connection with the amalgamation. The extension applies only to the shareholders who are United States citizens.


TERMS OF AMALGAMATION

Share Exchange Ratios

     The Independent Committees and the boards of directors of the amalgamating corporations have determined that the issued and outstanding shares of each of the amalgamating corporations shall be converted into shares of Amalco, based primarily on respective "Adjusted Shareholders Equity" (defined as the total value of all financial, physical and intangible assets at fair market values, on a going concern basis, less liabilities and related income taxes), and without reference to prices at which the shares of the amalgamating corporations trade, since the shares trade infrequently, as follows:


Mirtronics Inc.

The holders of the 12,867,581 issued Common Shares shall be entitled to exchange their respective shares into an aggregate of 16,084,476 Class A Shares of Amalco, on the basis of 1.25 Class A Shares of Amalco for each one Common Share of Mirtronics.

The holders of the 1,709,115 issued Class B Preferred Shares shall be entitled to exchange their respective shares into an aggregate of 1,709,115 Class C Preferred Shares, Series 1 of Amalco, on the basis of one Class C Preferred Share, Series 1 of Amalco for each one Class B Preferred Shares of Mirtronics.

Genterra Investment Corporation

The holders of the 4,865,187 issued Class A Shares shall be entitled to exchange their respective shares into an aggregate of 4,865,187 Class A shares of Amalco, on a one for one basis.

The holders of the 484,012 issued Class B Shares shall be entitled to exchange their respective shares into an aggregate of 484,012 Class B shares of Amalco, on a one for one basis.

The holders of the 2,475,009 issued Class D Preferred Shares, Series 1 shall be entitled to exchange their respective shares into an aggregate of 2,475,009 Class D Preferred Shares, Series 1 of Amalco, on a one for one basis.

The holders of the 810,059 issued Class D Preferred Shares, Series 2 shall be entitled to exchange their respective shares into an aggregate of 810,059 Class D Preferred Shares, Series 2 of Amalco, on a one for one basis.

The holders of the 115,258 issued Class E Preferred Shares shall be entitled to exchange their respective shares into an aggregate of 115,258 Class E Preferred Shares of Amalco, on a one for one basis.

The holders of the 500,000 Class F Preferred Shares, Series 1 shall be entitled to exchange their respective shares into an aggregate of 610,000 Class F Preferred Shares, Series 1 of Amalco, on the basis of 1.22 Class F Preferred Shares, Series 1 of Amalco for each Class F Preferred Share, Series 1.

The holders of the 1,935,292 Series 1 Preference Shares shall be entitled to exchange their respective shares into an aggregate of 1,935,292 Series 1 Preference Shares of Amalco, on a one for one basis.

The holders of the 500,000 issued Special Shares shall be entitled to exchange their respective shares into an aggregate of 500,000 Special Shares of Amalco, on a one for one basis.



PURPOSE OF AMALGAMATION

     It is believed that the combination of the resources of the Amalgamating Corporations into a larger corporation will result in an organization substantially stronger, with greater financial resources, significantly better business prospects and a greater ability to finance its activities than any of the Amalgamating Corporations currently has separately. The boards of directors of the Amalgamating Corporations recommend the amalgamation to their respective shareholders for the following general reasons:

     each of the Amalgamating Corporations are or have been engaged in investment and management endeavours;

     management and a number of directors are common to each of the Amalgamating Corporations;

     control of the Amalgamating Corporations ultimately rests indirectly with Fred A. Litwin, and his son and daughter, hence the Amalgamation will simplify the corporate structures by consolidating shareholdings into Amalco;

     the Amalgamation will enable the shareholders of each of the Amalgamating Corporations to be a part of a larger corporation with more varied assets, a larger equity and income base, and greater opportunities, and will facilitate the financing of future growth and expansion;

     the Amalgamation is expected to create a larger public float of shareholders which should result in increased market liquidity for shareholders of the Amalgamating Corporations;

     Amalco will benefit from the increased efficiency and reduced costs resulting from single administrative, overhead and accounting facilities, and ongoing public company costs, such as transfer agent, auditing and exchange listing and sustaining fees.

     It is for these reasons that the boards of directors of each of the Amalgamating Corporations believe it is in the long term interests of their respective shareholders that the proposed Amalgamation referred to in this prospectus be implemented.

AMALCO SHARE CAPITAL

     The authorized capital of Amalco will be divided into an unlimited number of Class A subordinate voting participating shares without par value, designated as "Class A Shares"; an unlimited number of Class B multiple voting participating shares without par value, designated as "Class B Shares"; an unlimited number of first preferred shares without par value, issuable in series, designated as "Class C Preferred Shares"; an unlimited number of second preferred shares without par value, issuable in series, designated as "Class D Preferred Shares"; an unlimited number of third preferred shares without par value, designated as "Class E Preferred Shares"; an unlimited number of fourth preferred shares without par value, issuable in series, designated as "Class F Preferred Shares"; an unlimited number of fifth preferred shares without par value, designated as "Series 1 Preference Shares"; and an unlimited number of special shares without par value, designated as "Special Shares".

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The Income Tax Act (Canada) currently provides that upon the conversion of shares of each of the Amalgamating Corporations into shares of Amalco, Canadian resident shareholders of the Amalgamating Corporations shall receive a tax free "rollover", provided the shares being exchanged are capital assets in the hands of the shareholder. This means that any Canadian resident shareholder, for whom the shares of the Amalgamating Corporations are capital property, will be deemed to have disposed of his shares in the Amalgamating Corporations at his adjusted cost base of such shares and will be deemed to have acquired his shares in Amalco at the same cost, thus yielding no capital gain or loss consequences, at that time. A dissenting shareholder who receives a cash payment from Amalco equal to the fair value of his shares may be regarded as either having disposed of such shares for proceeds of disposition equal to the amount of such payment or as having received a dividend to the extend the amount of such payment exceeds the paid up capital of shares being disposed of. All shareholders, including non-resident shareholders, should consult their own tax advisors for specific advice on the tax consequences to them of the Amalgamation.


FAIRNESS OPINION

     In order to satisfy the requirements of applicable policies of the regulatory bodies having jurisdiction respecting non-arm's length transactions, the boards of directors of each of Genterra and Mirtronics appointed a committee of independent directors (the "Independent Committees") to assess the amalgamation, including the proposed share exchange ratios. In addition, in accordance with such policies, Corporate Valuation Services Limited ("CVS") was retained to provide an opinion to the Independent Committees that the terms of the proposed amalgamation of Genterra and Mirtronics to form one continuing corporation ("Amalco") described herein are fair to each of such corporations and their respective shareholders from a financial point of view. A copy of the full CVS report, dated January 17, 2003 may be inspected by shareholders during regular business hours at 106 Avenue Road, Toronto, Ontario. Copies of the CVS report were filed with the the Ontario Securities Commission, the TSX and the TSXV. A copy of the CVS report will be sent without charge to any shareholder, upon request.

BASIS OF SHARE EXCHANGE RATIOS

Introduction

     The determination of the appropriate share exchange ratios among amalgamating corporations and their respective shareholders is generally the subject matter of careful consideration by the directors of each of the
amalgamating   corporations  acting  in  consultation  with  the  financial  and technical advisors.

     Mark I. Litwin and Stan Abramowitz are officers and directors of each of the Amalgamating Corporations; and Irwin Singer, Morton Litwin and Alan Kornblum are directors of each corporation. Fred A. Litwin indirectly, is the controlling shareholder of Genterra, and his son and daughter indirectly through Sutton Management Limited are the controlling shareholders of Mirtronics. In view of these interests and in order to satisfy the requirements of certain policies of applicable regulatory bodies respecting non-arm's length transactions, the board of directors of each Amalgamating Corporation appointed a committee of independent directors (the "Independent Committees") to assess the Amalgamation, including the proposed share exchange ratios. In addition, in accordance with such policies, Corporate Valuation Services Limited ("CVS") was retained to provide an independent opinion as to the fairness of the terms of the Amalgamation to assist the Independent Committees and the boards of directors and shareholders of each of the Amalgamating Corporations in assessing the Amalgamation. Copies of the full CVS report, dated January 17, 2003 may be inspected by shareholders during regular business hours at 106 Avenue Road, Toronto, Ontario and will be available at the meetings of the shareholders of each of the Amalgamating Corporations. Copies of the CVS report will also be filed with the requisite regulatory bodies, including the Ontario Securities Commission, the Toronto Stock Exchange and the TSX Venture Exchange. CVS's consent to the disclosure of its Report, and a summary of its opinion is annexed as Schedule "E" to this Amalgamation Brochure.

     The CVS report was prepared by its president, James P. Catty, MA, CA, CRA, CPA, CBV, CFE. He has been engaged in the valuation and assessment of companies, their assets and securities for more than 40 years. He holds Bachelor and Master of Arts degrees from Oxford University, and is a member of the following professional bodies: Canadian Institute of Chartered Accountants, American Institute of Certified Public Accountants, Illinois CPA Society; (US) Institute of Chartered Financial Analysts; Canadian Institute of Chartered Business Valuators, and the (US) Institute of Business Appraisers, Inc.

     Mr. Catty is independent of the Amalgamating Corporations and has received no instructions and was subject to no limitations imposed by the directors of the Amalgamating Corporations in connection with his opinion. He was selected to provide the opinion on the basis of his expertise in such matters. The Amalgamating Corporations agreed to pay CVS a shared fee not to exceed $11,000.00 plus disbursements for providing the report referred to above.

     CVS in its report, concluded that the terms of the proposed amalgamation are fair from a financial point of view.

CVS Valuation Conclusions

     In arriving at its opinion with respect to the fairness of the terms of the proposed amalgamation of the Amalgamating Corporations, CVS firstly determined the fair market value of each of the classes of the issued shares of each of the Amalgamating Corporations. "Fair Market Value" was defined as the highest price, expressed in terms of money or money's worth, obtainable in an open and unrestricted market, between informed and prudent parties, acting at arm's length, neither being under any compulsion to deal. In its report, CVS considered not only the adjusted shareholders equity of each of the classes of shares of the Amalgamating Corporations, but also the trading activity of those shares for which there is a public market. No consideration was given to benefits, such as possible synergies or economies of scale that might be obtainable by an arm's length purchaser.

     CVS ultimately based its opinion on the adjusted shareholders equity of the shares of each of the Amalgamating Corporations. "Adjusted shareholders equity" was defined as the total value of all financial, physical and intangible assets at fair market value, on a going concern basis, less liabilities and related income taxes. It did not rely on the trading prices of the classes of shares of the Amalgamating Corporations listed on the TSXV and TSX because recent trading volume in shares was insignificant or not reflective of underlying values (See:
"Trading Summary" under the corporate information of each of the Amalgamating Corporations, in this Brochure). CVS concluded that the adjusted book value of the Amalgamating Corporations was as follows:

(a) Mirtronics - $3,437,711 allocated as follows:

- ------------------------------------------------------------------------------
          Number of Class of Shares                Value Allocated to Class
- ------------------------------------------------------------------------------
         13,187,581 Common(1)(2)                              $3,679,234
         1,709,115 Class B Preferred                             142,426
         ----------------------------------------------------------------

(1) Assumes the exercise of options to purchase 270,000 common shares at $0.125 each, for proceeds of $33,750.

(2) Subsequent to fiscal year ended September 30, 2002, Mirtronics purchased and cancelled 50,000 common shares pursuant to its normal course issuer bid

(b) Genterra - $8,273,315 allocated as follows:

- ------------------------------------------------------------------------------
          Number of Class of Shares                Value Allocated to Class
- ------------------------------------------------------------------------------
         2,971,889 Class A(3)                                 $5,207,235
         484,012 Class B                                         848,063
         2,475,009 Class D, Series 1                             247,400
         810,059 Class D, Series 2                               217,501
         115,258 Class E                                         471,764
         500,000 Class F                                         602,493
         2,491,138 Series 1(3)                                   677,359
         500,000 Special                                           1,500
         ----------------------------------------------------------------

Note:

(3) As at September 30, 2002. Subsequently 483,846 Series 1 Preference Shares were converted into an aggregate of 1,451,538 Class A Shares; and 441,750 Class A Shares were issued on the exercise of 142,500 share purchase warrants.


PRO FORMA FINANCIAL INFORMATION

AMALCO
PRO-FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2003
(Unaudited)

                                                       Genterra Investment
                                                          Corporation        Mirtronics Inc.     Adjustments           AMALCO
   A S S E T S

       CURRENT
Cash and short-term investments                        $    654,171        $  1,245,190        $          -        $  1,899,361
Marketable securities                                       244,312             326,791                   -             571,103
Accounts and notes receivable (Note 9)                    1,358,963              60,618                   -           1,419,581
Income taxes recoverable                                    253,945               5,150                   -             259,095
Prepaid expenses and deposits                               122,527              26,198                   -             148,725
Loans and mortgages receivable (Note 3)                     827,887             100,000                   -             927,887
Future income taxes (Note 8)                                 20,000                   -                   -              20,000
                                                        ------------        ------------        ------------        ------------
                                                          3,481,805           1,763,947                   -           5,245,752

LOANS AND MORTGAGES RECEIVABLE  (Note 3)                     61,668             550,000             (55,000)            556,668

INVESTMENTS (Note 4)                                        106,481           1,585,433             201,967           1,893,881

FIXED ASSETS  (Note 5)                                   11,598,867                   -                   -          11,598,867

FUTURE INCOME TAXES  (Note 8)                                50,942             417,598                   -             468,540

      GOODWILL                                              155,000                   -                   -             155,000
                                                        ------------        ------------        ------------        ------------

                                                       $ 15,454,763        $  4,316,978        $    146,967        $ 19,918,708
                                                        ============        ============        ============        ============

L I A B I L I T I E S

       CURRENT
Accounts payable and accrued liabilities (Note 9)      $    514,350        $    349,433        $   (256,325)       $    607,458
Current portion of long-term debt (Notes 6 & 9)           1,659,938                   -                   -           1,659,938
                                                        ------------        ------------        ------------        ------------
                                                          2,174,288             349,433            (256,325)          2,267,396

LONG-TERM DEBT  (Notes 6 & 9)                             4,594,208                   -                   -           4,594,208

FUTURE INCOME TAXES  (Note 8)                             1,139,592                   -                   -           1,139,592
                                                        ------------        ------------        ------------        ------------

                                                          7,908,088             349,433            (256,325)          8,001,196
                                                        ------------        ------------        ------------        ------------

S H A R E H O L D E R S'   E Q U I T Y


CAPITAL STOCK  (Note 7(b))                               10,628,559           6,418,399          (5,129,446)         11,917,512

CONTRIBUTED SURPLUS                                           7,958             270,321            (278,279)                  -

       DEFICIT                                           (3,089,842)         (2,721,175)          5,811,017                   -
                                                        ------------        ------------        ------------        ------------
                                                          7,546,675           3,967,545             403,292          11,917,512
                                                        ------------        ------------        ------------        ------------

                                                       $ 15,454,763        $  4,316,978        $    146,967        $ 19,918,708
                                                        ============        ============        ============        ============

This pro-forma consolidated balance sheet has been adjusted to i) eliminate all intercorporate balances and shareholdings and ii) record the issuance of capital stock in accordance with the Amalgamation Agreement between Mirtronics Inc. and Genterra Investment Corporation dated January 20, 2003.

AMALCO
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2003
(Unaudited)

                                                       Genterra Investment
                                                         Corporation        Mirtronics Inc.    Adjustments           AMALCO
       REVENUE
          Rent                                         $  1,375,326        $             -     $          -        $  1,375,326
      Interest                                                5,471                 40,810                -              46,281
                                                        ------------        ---------------  -------------          ----------
                                                          1,380,797                 40,810                -           1,421,607
                                                        ------------        ---------------  -------------          ----------

      EXPENSES
Administrative and general                                  803,285                141,048                -             944,333
Interest on long-term debt                                  304,462                      -                -             304,462
Loss on investment in Limited Partnership                    27,688                      -                -              27,688
                                                        ------------        ---------------     -------------       ------------
                                                          1,135,435                141,048                -           1,276,483
                                                        ------------        ---------------     -------------       ------------

EARNINGS (LOSS) BEFORE THE FOLLOWING                        245,362               (100,238)               -             145,124

  Amortization                                              267,974                      -                -             267,974
                                                        ------------        ---------------     -------------       ------------

LOSS BEFORE THE UNDERNOTED                                  (22,612)              (100,238)               -            (122,850)

Equity in loss of effectively controlled company                  0                (46,251)         (10,381)            (56,632)
Loss on sale of shares of former subsidiary                       0               (243,317)               -            (243,317)
                                                        ------------        ---------------     -------------       -------------

LOSS BEFORE THE INCOME TAXES                                (22,612)              (389,806)         (10,381)           (422,799)

  Income taxes                                             (193,877)              (115,462)               -            (309,339)
                                                        ------------        ---------------     -------------       -------------

EARNINGS (LOSS) FOR THE PERIOD                         $    171,265        $      (274,344)    $    (10,381)       $   (113,460)
                                                        ============        ===============     =============       =============

AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003
(Unaudited)


1.AMALGAMATION

The unaudited pro-forma balance sheet gives effect to the proposed amalgamation of Genterra Investment Corporation ("Genterra") and Mirtronics as if the amalgamation had occurred on March 31, 2003 on the following basis:

     -The net assets of all the companies are recorded in the accounts of Amalco at their carrying values.

     -The outstanding shares of the amalgamating companies will be exchanged for shares of Amalco as follows:

               Outstanding Exchange                                  Shares of Amalco                          Capital
               ------------------------------------      ------------------------------  ----------------------------------------
                          Shares             Ratio            Class A          Class B              Class A              Class B
                          ------             -----            -------          -------              -------              -------
    Common
Mirtronics            12,867,581        1.25 for 1         16,084,476                -       $    2,687,199       $            -

   Class A
  Genterra             4,865,187           1 for 1          4,865,187                -            4,151,733                    -

   Class B
  Genterra               484,012           1 for 1                  -          484,012                    -            1,669,215
                                                         -------------      ----------      ---------------     ----------------
                                                           20,949,663          484,012       $    6,838,932       $    1,669,215
                                                         =============      ===========      ===============     ================

        Preferred
                                       Outstanding Exchange                                                  Shares of Amalco
                                       ----------------------------------                             -----------------------------
                                  Class            Shares          Ratio               Class               Number         Capital
                                  -----            ------          -----               -----
         Genterra               Special           500,000        1 for 1             Special              500,000     $     1,500
       Mirtronics                     B         1,709,115        1 for 1         C, Series 1            1,709,115     $ 1,304,664
         Genterra           D, Series 1         2,475,009        1 for 1         D, Series 1            2,475,009     $   247,400
         Genterra           D, Series 2           810,059        1 for 1         D, Series 2              810,059     $   217,501
         Genterra                     E           115,258        1 for 1                   E              115,258     $   479,810
         Genterra                     F           500,000    1.235 for 1         F, Series 1              617,452     $   617,452
         Genterra              Series 1         1,935,370        1 for 1            Series 1            1,935,370     $   541,038

All intercompany shareholdings have been eliminated.

The share exchange ratios were determined by the proportionate values of the net assets contributed by the amalgamating Companies as assigned by the boards of directors.

Reference is made to the audited financial statements of Genterra for the year ended December 31, 2002, and the audited financial statements of Mirtronics for the year ended September 30, 2002, prepared by the Companies from the books of account and included elsewhere in this prospectus.

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003
(Unaudited)

-------------------------------------------------------------------------------


2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   Cash and Short-term Investments

     The Company's short-term investments, consisting short-term deposits, are considered to be cash equivalents and are recorded at cost, which approximates market value.

     b.   Marketable Securities

     Marketable securities are carried at lower of cost and market. Declines in value considered temporary in nature are not adjusted. At March 31, 2003, the Company had marketable securities of $571,103 with a market value of $529,903.

     c.   Investments

     Long-term investments in which the Company have significant influence are accounted for using the equity method.

     d.   Fixed Assets

     Fixed assets are recorded at cost. Amortization is being provided for over the estimated useful life as follows:

     Rental real estate buildings- declining balance at 5% per annum

     e.   Goodwill

     The Company has adopted the Canadian Institute of Chartered Accountants ("CICA") new Handbook Section 3062 - Goodwill and Other Intangible Assets. Effective January 1, 2002 goodwill is no longer required to be amortized but will be subject to an annual impairment test in accordance with the provisions of this Section. As of March 31, 2003 the Company has completed its impairment test and concluded that no goodwill impairment charge needed to be recorded.

     f.   Translation of Foreign Currencies

     The Company's operations in the United States are considered to be integrated with the Company's operations. Monetary assets and liabilities are translated at the rates of exchanges in effect at the end of the fiscal period. Non-monetary assets and liabilities are translated at historical rates of exchange. Revenue and expenses are translated at the rates of exchange in effect of the date of transactions.

     g.   Financial Instruments

     Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003
(Unaudited)

------------------------------------------------------------------------------


2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     h.   Accounting Estimates

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in future.

     i.   Income Taxes

     Future income taxes are recorded under the asset and liability method of accounting for income taxes. Future income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax value basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.

     j.   Stock-based Compensation and Other Stock-based Payments

     In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition, measurement and disclosure stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal period beginning October 1, 2001 for awards granted on or after that date.


3.LOANS AND MORTGAGES RECEIVABLE

     Mortgage receivable,  bearing interest at 9.5% per annum, due on demand, is
     secured by an assignment of second mortgage on land                           $  827,887

     Note receivable from a former equity investee corporation bears interest at
     6% per annum with  semi-annual  repayments of $50,000  commencing  November
     2002                                                                             650,000

     Collateral  mortgage loan bearing interest at U.S. bank prime plus 3.5% per
     annum,  repayable in U.S. funds                                                    6,668
                                                                                  ------------
                                                                                    1,484,555
     Less: current portion                                                            927,887
                                                                                  ------------
                                                                                   $  556,668
                                                                                  ============

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003
(Unaudited)

-------------------------------------------------------------------------------


4.INVESTMENTS

     The Company has an investment in shares of Synergx which is being accounting for using the equity method. In addition, Synergx has also granted the Company a warrant to purchase 310,000 common shares expiring December 31, 2003, at an exercise price of US$1.02.


     5.FIXED ASSETS
                                                 Accumulated
                               Cost              Amortization        Net
                         ----------------  -------------------  -----------

 Rental real estate
  properties            $   21,223,484     $    9,650,207     $   11,573,277
      Other                    107,102             81,512             25,590
                         -------------       -------------     ------------

                        $   21,330,586     $    9,731,719     $   11,598,867
                         =============      ==============     =============


6.LONG-TERM DEBT

 Prime plus 1.75% per annum first mortgage, monthly payment of $5,217 plus interest,
 with the balance due August 2011                                                               $           526,897

 6.52% per annum first mortgage , blended monthly payments of $19,535 with the balance due
 December 2007                                                                                              957,250

 8.1% per annum first mortgage, blended monthly payments of $30,519 with the balance due
 April 2005                                                                                               2,835,917

 9.1% per annum second mortgage, blended monthly payment of $7,648 with the balance due                     692,172
 September 2005

 Prime plus 1% per annum second mortgage from a related company due on demand                               676,000

 Demand note payable to an affiliated company bearing interest at 13% per annum                             550,000

      Other                                                                                                  15,910
                                                                                                 -------------------
                                                                                                          6,254,146

           Less:  current portion                                                                         1,659,938
                                                                                                 -------------------

                                                                                                $         4,594,208
                                                                                                  ===================

     The mortgages payable are collateralized by specific security on the related land and buildings.

     The aggregate amount of payments required in the subsequent twelve month periods to meet retirement provisions are as follows:

 2004                          $         1,656,050
 2005                                      449,073
 2006                                    3,422,929
 2007                                      278,413
 2008    and thereafter                    447,681
                                -------------------

                               $         6,254,146
                                ===================

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003
(Unaudited)

-------------------------------------------------------------------------------


7.CAPITAL STOCK

     a.   Authorized

     Unlimited Class A subordinate voting shares

     Unlimited Class B multiple voting shares. Each share is convertible into 1 Class A share

     Unlimited voting, non-participating, redeemable special shares

     Unlimited non-voting, non-participating, non-cumulative, redeemable Class C preferred shares, Series 1

     Unlimited Class D preferred shares, issuable in series:

     -Unlimited   non-voting,    non-participating,    $0.0023   non-cumulative,
     redeemable Class D preferred shares, Series 1

     -Unlimited   non-voting,    non-participating,    $0.0023   non-cumulative,
     redeemable Class D preferred shares, Series 2

     Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E shares

     Unlimited non-voting, non participating, $0.06 cumulative, $1 redeemable, convertible Class F preferred shares, Series 1. These shares are convertible into 1 Class A share, 1 Class B share and 1.4 Series 1 preference shares or 2 Class A shares and 1.4 Series 1 preference shares for each 98 Class F preferred shares

     Unlimited non-voting, non-participating, redeemable, convertible, $0.0084 cumulative Series 1 preference shares.



          b.   Issued

20,949,663    Class A shares                       $         6,838,932
   484,012    Class B shares                                 1,669,215
   500,000    Special shares                                     1,500
 1,709,115    Class C preferred shares, Series 1             1,304,664
 2,475,009    Class D preferred shares, Series 1               247,400
   810,059    Class D preferred shares, Series 2               217,501
   115,258    Class E preferred shares                         479,810
   617,452    Class F preferred shares, Series 1               617,452
 1,935,370    Series 1 preference shares                       541,038
                                                    -------------------

                                                   $        11,917,512
                                                    ===================


          c.   Share Purchase Warrants

     The Company has 712,500 share purchase warrants outstanding at $0.28 each. Each warrant enables the holder to purchase one Class A share and 0.7 Series 1 preference share. These warrants expire on March 25, 2004.

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003
(Unaudited)

-------------------------------------------------------------------------------


8.INCOME TAXES

     A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles is noted below:

Future tax assets
     Non-capital loss carry-forwards        $           438,876
     Cumulative minimum taxes                            19,264
     Provisions and other allowances                     30,400
                                             -------------------
                                                        488,540
     Less:  current portion                              20,000
                                             -------------------

                                            $           468,540
                                             ===================

Future tax liabilities
          Fixed assets                      $         1,139,592
                                             ===================



9.RELATED PARTY TRANSACTIONS

     These financial statements include transactions with related parties as follows:

 Amounts due (to) from related parties
      Accounts receivable                                $           180,650
       Notes receivable                                              391,476
      Accounts payable and accrued liabilities                         8,657
           Note payable                                              550,000
       Mortgage payable                                              676,000
 Income
                   Rent                                              827,966
               Interest                                                6,874
 Administrative and general expenses
      Administration fees                                             58,500
      Property management fees                                        55,000
        Consulting fees                                               19,260
               Interest                                               54,811

AMALCO
PRO-FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)


                                                        Genterra Investment
                                                           Corporation           Mirtronics Inc.   Adjustments            AMALCO
   A S S E T S
       CURRENT
Cash and short-term investments                           $   712,116           $ 1,198,050      $   (264,230)        $ 1,645,936
Marketable securities                                               -               483,938           254,681             738,619
Accounts receivable (Note 9)                                1,272,680             8,010,629        (7,979,630)          1,303,679
Income taxes recoverable                                      193,400               156,705          (144,149)            205,956
   Inventories                                                      -             3,801,782        (3,801,782)                  -
Prepaid expenses and deposits                                 181,189               469,691          (467,213)            183,667
Loans and mortgages receivable (Note 3)                       841,678               100,000           (13,791)            927,887
Future income taxes (Note 8)                                   30,000               537,743          (537,743)             30,000
                                                          ------------           -----------      ------------         -----------
                                                            3,231,063            14,758,538       (12,953,857)          5,035,744

LOANS AND MORTGAGES RECEIVABLE  (Note 3)                       55,000               600,000           (41,209)            613,791

INVESTMENTS (Note 4)                                          106,481                     -         1,844,034           1,950,515

FIXED ASSETS  (Note 5)                                     11,810,522               553,310          (553,310)         11,810,522

FUTURE INCOME TAXES  (Note 8)                                  49,263               301,836           105,997             457,096

      GOODWILL                                                155,000                     -                 -             155,000
                                                           -----------           -----------      ------------         -----------

                                                          $15,407,329           $16,213,684      $(11,598,345)        $20,022,668
                                                           ===========           ===========      ============         ===========

L I A B I L I T I E S

       CURRENT
Accounts payable and accrued liabilities (Note 9)$            355,495           $ 4,450,770      $ (4,366,413)        $   439,852
Deferred service revenue                                            0               707,637          (707,637)                  -
Current portion of long-term debt (Notes 6 & 9)             1,723,914               210,425          (987,067)            947,272
                                                           -----------           -----------      ------------         -----------
                                                            2,079,409             5,368,832        (6,061,117)          1,387,124

LONG-TERM DEBT  (Notes 6 & 9)                               4,616,939             1,497,233          (720,591)          5,393,581

NON-CONTROLLING INTEREST                                            -             5,074,571        (5,074,571)                  -

FUTURE INCOME TAXES  (Note 8)                               1,375,471                18,412           (18,412)          1,375,471
                                                           -----------           -----------      ------------         -----------

                                                            8,071,819            11,959,048       (11,874,691)          8,156,176
                                                           -----------           -----------       -----------          ----------

S H A R E H O L D E R S'   E Q U I T Y


CAPITAL STOCK  (Note 7(b))                                 10,588,659             6,439,022          (5,161,189)         11,866,492

CONTRIBUTED SURPLUS                                             7,958               262,445            (270,403)                  -

       DEFICIT                                             (3,261,107)           (2,446,831)          5,707,938                   -
                                                           -----------           -----------          ----------         -----------
                                                            7,335,510             4,254,636             276,346          11,866,492
                                                           -----------           -----------        =-----------         -----------

                                                          $15,407,329           $16,213,684        $(11,598,345)        $20,022,668
                                                           ===========           ===========        ============         ===========

This pro-forma consolidated balance sheet has been adjusted to i) deconsolidate the accounts of Synergx Systems Inc. in accordance with Note 1 to the financial statements, ii) eliminate all intercorporate balances and shareholdings and iii) record the issuance of capital stock in accordance with the Amalgamation Agreement between Mirtronics Inc. and Genterra Investment Corporation dated January 20, 2003

AMALCO
PRO-FORMA CONSOLIDATED BALANCE  SHEET
SEPTEMBER 30, 2001
    (Unaudited)

                                                         Genterra Investment
                                                            Corporation        Mirtronics Inc.      Adjustments        AMALCO
   A S S E T S
       CURRENT
Cash and short-term investments                             $   136,270         $ 1,487,206       $   (471,056)       $1,152,420
Marketable securities                                                 -             284,819                  -           284,819
Accounts receivable (Note 9)                                  1,577,080          10,333,211        (10,192,790)        1,717,501
   Inventories                                                        -           3,544,546         (3,544,546)                -
Prepaid expenses and deposits                                   174,847             510,073           (507,595)          177,325
Loans and mortgages receivable (Note 3)                         752,888                   -                  -           752,888
Future income taxes (Note 8)                                     20,000             396,204           (396,204)           20,000
                                                             -----------         -----------       ------------        ----------
                                                              2,661,085          16,556,059        (15,112,191)        4,104,953

LOANS AND MORTGAGES RECEIVABLE  (Note 3)                        628,151             700,000            (55,000)        1,273,151

INVESTMENTS (Note 4)                                            175,388                   -          3,230,856         3,406,244

FIXED ASSETS  (Note 5)                                       12,459,881             530,873           (524,577)       12,466,177

FUTURE INCOME TAXES  (Note 8)                                    73,117             629,095           (147,454)          554,758

      GOODWILL                                                  172,000                   -                  -           172,000
                                                             -----------         -----------       ------------        ----------

                                                            $16,169,622         $18,416,027       $(12,608,366)       $1,977,283
                                                             ===========         ===========       ============        ==========

L I A B I L I T I E S

       CURRENT
Accounts payable and accrued liabilities (Note 9)           $ 1,165,399         $ 5,097,234       $ (5,474,092)       $  788,541
Income taxes payable                                             27,323             396,308                  -           423,631
Deferred service revenue                                              -             716,480           (716,480)                -
Current portion of long-term debt (Notes 6 & 9)                 364,725             222,265           (222,265)          364,725
                                                             -----------         -----------       ------------        ----------
                                                              1,557,447           6,432,287         (6,412,837)        1,576,897

LONG-TERM DEBT  (Notes 6 & 9)                                 5,762,895           2,312,198         (2,312,198)        5,762,895

NON-CONTROLLING INTEREST                                              -           4,436,102         (4,436,102)                -

FUTURE INCOME TAXES  (Note 8)                                 1,571,167                   -            (52,744)        1,518,423
                                                             -----------         -----------        -----------       -----------

                                                              8,891,509          13,180,587        (13,213,881)        8,858,215
                                                             -----------         -----------        -----------        ----------

S H A R E H O L D E R S'   E Q U I T Y


CAPITAL STOCK  (Note 7(b))                                   10,355,259           6,521,516         (3,757,707)       13,119,068

CONTRIBUTED SURPLUS                                               7,958             234,742           (242,700)                -

       DEFICIT                                               (3,085,104)         (1,520,818)         4,605,922                 -
                                                             -----------         -----------       ------------
                                                              7,278,113           5,235,440            605,515        13,119,068
                                                             -----------         -----------       ------------       -----------

                                                            $16,169,622         $18,416,027       $(12,608,366)      $21,977,283
                                                             ===========         ===========       ============       ===========

This pro-forma consolidated balance sheet has been adjusted to i) deconsolidate the accounts of Synergx Systems Inc. in accordance with Note 1 to the financial statements, ii) eliminate all intercorporate balances and shareholdings and iii) record the issuance of capital stock in accordance with the Amalgamation Agreement between Mirtronics Inc. and Genterra Investment Corporation dated January 20, 2003

AMALCO
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2002
(Unaudited)

                                                     Genterra Investment
                                                        Corporation      Mirtronics Inc.    Adjustments        AMALCO
       REVENUE
          Rent                                         $2,921,778        $         -      $          -        $ 2,921,778
         Sales                                                  -         26,616,978       (26,616,978)                 -
      Interest                                             98,557             84,226           (27,910)           154,873
Gain on sale of investments                                98,920                  -           (98,920)                 -
         Other                                              2,765             29,980                 -             32,745
                                                        ----------       ------------      ------------        -----------
                                                        3,122,020         26,731,184       (26,743,808)         3,109,396
                                                        ----------       ------------      ------------        -----------

 COST OF SALES                                                  -         18,555,088       (18,555,088)                 -

                                                        ----------       ------------      ------------        -----------
                                                        3,122,020          8,176,096        (8,188,720)         3,109,396
                                                        ----------       ------------      ------------        -----------

      EXPENSES
Administrative and general                              2,076,788          8,637,265        (8,450,617)         2,263,436
Interest on long-term debt                                450,672            139,356          (139,356)           450,672
Loss on issuance of shares by subsidiary                        -             90,477            12,474            102,951
Loss on sale of shares of subsidiary                            -            354,983                 -            354,983
Loss on disposal of investments                           448,823                  -            49,638            498,461
                                                        ----------       ------------      ------------        -----------
                                                        2,976,283          9,222,081        (8,527,861)         3,670,503
                                                        ----------       ------------      ------------        -----------

EARNINGS (LOSS) BEFORE THE FOLLOWING                      145,737         (1,045,985)          339,141           (561,107)

  Amortization                                            549,772            203,899          (220,433)           533,238
                                                        ----------       ------------      ------------        -----------

LOSS BEFORE INCOME TAXES AND
NON-CONTROLLING INTEREST                                 (404,035)        (1,249,884)          559,574         (1,094,345)

  Income taxes                                           (228,032)           (87,840)          318,391              2,519
                                                        ----------        -----------      ------------        -----------

LOSS BEFORE NON-CONTROLLING INTEREST
      INTEREST                                           (176,003)        (1,162,044)          241,183         (1,096,864)

Equity in loss of effectively controlled company                -                  -          (196,992)          (196,992)
Non-controlling interest                                        -            236,031          (236,031)                 -
                                                        ----------        -----------      ------------        -----------

LOSS FOR THE YEAR                                      $ (176,003)       $  (926,013)     $   (191,840)       $(1,293,856)
                                                        ==========        ===========      ============        ===========

This pro-forma consolidated statement of operations has been adjusted to deconsolidate the accounts of Synergx Systems Inc. in accordance with Note 1 to the financial statements.

AMALCO
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2001
    (Unaudited)

                                                          Genterra Investment
                                                          Corporation          Mirtronics Inc.   Adjustments         AMALCO
       REVENUE
          Rent                                             $3,353,842        $         -       $         -        $ 3,353,842
         Sales                                                      -         30,616,884       (30,616,884)                 -
      Interest                                                108,039             99,825          (128,549)            79,315
         Other                                                  2,907            154,092                 -            156,999
                                                            ----------        -----------       -----------         ----------
                                                            3,464,788         30,870,801       (30,745,433)         3,590,156
                                                            ----------        -----------       -----------         ----------

 COST OF SALES                                                      -         20,810,855       (20,810,855)                 -

                                                            ----------        -----------       -----------         ----------
                                                            3,464,788         10,059,946        (9,934,578)         3,590,156
                                                            ----------        -----------       -----------         ----------

      EXPENSES
Administrative and general                                  1,789,011          8,060,743        (8,067,152)         1,782,602
Interest on long-term debt                                    459,620            224,257          (224,257)           459,620
Forgiveness of debt                                          (419,450)                 -                 -           (419,450)
Write-down of development properties                           90,000                  -                 -             90,000
                                                            ----------        -----------      ------------         ----------
                                                            1,919,181          8,285,000        (8,291,409)         1,912,772
                                                            ----------        -----------      ------------         ----------

EARNINGS BEFORE THE FOLLOWING                               1,545,607          1,774,946        (1,643,169)         1,677,384

  Amortization                                                659,212            189,320          (215,806)           632,726
                                                            ----------        -----------       -----------        -----------

EARNINGS BEFORE INCOME TAXES AND
NON-CONTROLLING INTEREST                                      886,395          1,585,626        (1,427,363)         1,044,658

  Income taxes                                                442,446            539,406          (461,624)           520,228
                                                            ----------        -----------       -----------        -----------

EARNINGS BEFORE NON-CONTROLLING INTEREST
      INTEREST                                                443,949          1,046,220          (965,739)           524,430

Equity in earnings of effectively controlled company                -                  -           462,858            462,858
Non-controlling interest                                            -           (578,628)          578,628                  -
                                                            ----------        -----------       -----------        -----------

EARNINGS FOR THE YEAR                                      $  443,949        $   467,592       $    75,747        $   987,288
                                                            ==========        ===========       ===========        ===========

This pro-forma consolidated statement of operations has been adjusted to deconsolidate the accounts of Synergx Systems Inc. in accordance with Note 1 to the financial statements.

AMALCO
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2000
(Unaudited)

                                                        Genterra Investment
                                                          Corporation       Mirtronics Inc.    Adjustments          AMALCO
       REVENUE
          Rent                                            $ 3,343,519       $          -      $          -       $  3,343,519
         Sales                                                                28,111,834       (28,111,834)                 -
      Interest                                                 88,058             79,488           (34,836)           132,710
Gain on sale of investments                                    84,143                  -                 -             84,143
         Other                                                 10,251             43,226                 -             53,477
                                                            ----------        -----------      ------------         ----------
                                                            3,525,971         28,234,548       (28,146,670)         3,613,849
                                                            ----------        -----------      ------------         ----------

 COST OF SALES                                                      -         18,886,653       (18,886,653)                 -

                                                            ----------        -----------      ------------         ----------
                                                            3,525,971          9,347,895        (9,260,017)         3,613,849
                                                            ----------        -----------      ------------         ----------

      EXPENSES
Administrative and general                                  1,853,161          7,437,521        (7,406,636)         1,884,046
Interest on long-term debt                                    542,604            366,715          (366,715)           542,604
Loss on issuance of shares by subsidiary                            -            116,459                 -            116,459
                                                            ----------         ----------       -----------         ----------
                                                            2,395,765          7,920,695        (7,773,351)         2,543,109
                                                            ----------         ----------       -----------         ----------

EARNINGS BEFORE THE FOLLOWING                               1,130,206          1,427,200        (1,486,666)         1,070,740

  Amortization                                                910,528            182,715          (210,650)           882,593
                                                            ----------         ----------        ----------         ----------

EARNINGS BEFORE INCOME TAXES AND
NON-CONTROLLING INTEREST                                      219,678          1,244,485        (1,276,016)           188,147

  Income taxes                                                309,903            651,069          (493,852)           467,120
                                                            ----------         ----------       -----------         ----------

EARNINGS (LOSS) BEFORE NON-CONTROLLING INTEREST
      INTEREST                                                (90,225)           593,416          (782,164)          (278,973)

Equity in earnings of effectively controlled company                -                  -           329,513            329,513
Non-controlling interest                                            -           (452,651)          452,651                  -
                                                           -----------       ------------      ------------       ------------

EARNINGS (LOSS) FOR THE YEAR                              $   (90,225)      $    140,765      $          -       $     50,540
                                                           ===========       ============      ============       ============

This pro-forma consolidated statement of operations has been adjusted to deconsolidate the accounts of Synergx Systems Inc. in accordance with Note 1 to the financial statements.

AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30
(Unaudited)

-------------------------------------------------------------------------------


     1.AMALGAMATION

       On October 17, 2002, Mirtronics Inc. ("Mirtronics") disposed of a 7.5% interest in Synergx Systems Inc. ("Synergx"), realizing a loss of $252,000 and reducing its holdings to 23.8%. As a result, Mirtronics no longer enjoys a parent- subsidiary relationship and in the future this investment will be accounted for on the equity basis.

       The unaudited pro-forma balance sheet gives effect to the proposed amalgamation of Genterra Investment Corporation ("Genterra") and Mirtronics as if the amalgamation and the sale of the Synergx shares had occurred on September 30, 2002 on the following basis:

                -The net assets of all the companies are recorded in the accounts of Amalco at their carrying values.

                -The outstanding shares of the amalgamating companies will be exchanged for shares of Amalco as follows:

                   Outstanding Exchange                        Shares of Amalco                          Capital
             ------------------------------             --------------------------------  ----------------------------------------
                  Shares             Ratio                 Class A              Class B              Class A              Class B
                  ------             -----                 -------              -------              -------              -------
    Common
Mirtronics    12,917,581        1.25 for 1              16,146,976                    -      $     2,836,970      $             -

   Class A
  Genterra     2,971,899           1 for 1               2,971,899                    -            3,996,431                    -

   Class B
  Genterra       484,012           1 for 1                       -              484,012                    -            1,510,410
                                                        -----------     ----------------     ----------------     ----------------
                                                        19,118,875              484,012      $     6,833,401      $     1,510,410
                                                       ============     ===============      ===============      ===============

 Preferred
                                Outstanding Exchange                                                       Shares of Amalco
                                ----------------------------------                         ----------------------------------------
                           Class            Shares          Ratio                  Class               Number           Capital
                           -----            ------          -----                  -----
  Genterra               Special           500,000        1 for 1                Special              500,000  $          1,500
Mirtronics                     B         1,709,115        1 for 1            C, Series 1            1,709,115  $      1,304,664
  Genterra           D, Series 1         2,475,009        1 for 1            D, Series 1            2,475,009  $        247,400
  Genterra           D, Series 2           810,059        1 for 1            D, Series 2              810,059  $        217,501
  Genterra                     E           115,258        1 for 1                      E              115,258  $        471,764
  Genterra                     F           500,000    1.205 for 1            F, Series 1              602,493  $        602,493
  Genterra              Series 1         2,419,138        1 for 1               Series 1            2,419,138  $        677,359

       All intercompany shareholdings have been eliminated.

       The share exchange ratios were determined by the proportionate values of the net assets contributed by the amalgamating Companies as assigned by the boards of directors.

       Reference is made to the audited financial statements of Genterra for the year ended December 31, 2002, and the audited financial statements of Mirtronics for the year ended September 30, 2002, prepared by the Companies from the books of account and included elsewhere in this Prospectus

AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30
(Unaudited)

-------------------------------------------------------------------------------


2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   Cash and Short-term Investments

     The Company's short-term investments, consisting short-term deposits, are considered to be cash equivalents and are recorded at cost, which approximates market value.

     b.   Marketable Securities

     Marketable securities are carried at lower of cost and market. Declines in value considered temporary in nature are not adjusted. At September 30, 2002, the Company had marketable securities of $738,619 with a market value of $661,925.

     c.   Investments

     Long-term investments in which the Company have significant influence are accounted for using the equity method.

     d.   Fixed Assets

     Fixed assets are recorded at cost. Amortization is being provided for over the estimated useful life as follows:

     Rental real estate buildings - declining balance at 5% per annum

     e.   Goodwill

     The Company has adopted the Canadian Institute of Chartered Accountants ("CICA") new Handbook Section 3062 - Goodwill and Other Intangible Assets. Effective January 1, 2002 goodwill is no longer required to be amortized but will be subject to an annual impairment test in accordance with the provisions of this Section. As of September 30, 2002 the Company has completed its impairment test and concluded that no goodwill impairment charge needed to be recorded.

     f.   Translation of Foreign Currencies

     The Company's operations in the United States are considered to be integrated with the Company's operations. Monetary assets and liabilities are translated at the rates of exchanges in effect at the end of the fiscal period. Non-monetary assets and liabilities are translated at historical rates of exchange. Revenue and expenses are translated at the rates of exchange in effect of the date of transactions.

     g.   Financial Instruments

     Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

     h.   Accounting Estimates

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in future. AMALCO NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2003 (Unaudited)

--------------------------------------------------------------------------------
     i.   Income Taxes

     Future income taxes are recorded under the asset and liability method of accounting for income taxes. Future income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax value basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.

     j.   Stock-based Compensation and Other Stock-based Payments

     In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition, measurement and disclosure stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal period beginning October 1, 2001 for awards granted on or after that date.


3.LOANS AND MORTGAGES RECEIVABLE

                                                                                                   2002                 2001
 Mortgage receivable, bearing interest at 9.5% per annum,
 due on demand, is secured by an assignment of second mortgage on land                        $   827,887          $   752,888

 Note receivable from a former equity investee corporation bears interest at 6%
 per annum with semi-annual repayments of $50,000 commencing November 2002                        700,000              700,000

 Senior notes receivable from an affiliated company bearing interest at 11.5%
 due June 2006                                                                                          -              315,654

 Junior subordinated notes receivable from an affiliated company bearing interest
 at 1% due June 2030                                                                                    -              230,683

 Collateral mortgage loan bearing interest at U.S. bank prime plus
 3.5% per annum, repayable in U.S. funds                                                           13,791               26,814
                                                                                               -----------          -----------
                                                                                                1,541,678            2,026,039
           Less:  current portion                                                                 927,887              752,888
                                                                                               -----------          -----------

                                                                                              $   613,791          $ 1,273,151
                                                                                               ===========          ===========

AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30
(Unaudited)

-------------------------------------------------------------------------------


4.INVESTMENTS

     The Company has an investment in shares of Synergx which is being accounting for using the equity method. In addition, Synergx has also granted the Company a warrant to purchase 310,000 common shares expiring December 31, 2003, at an exercise price of US$1.02.


5.FIXED ASSETS

                                                                     2002                                      2001
                                         -------------------------------------------------------------  -------------------
                                                                     Accumulated
                                                       Cost         Amortization                  Net                  Net
                                         -------------------  -------------------  -------------------  -------------------
       Rental real estate properties    $        21,167,165  $         9,382,233  $        11,784,932  $        12,128,984
       Development properties                             -                    -                    -              305,307
            Other                                   107,102               81,512               25,590               31,886
                                         -------------------  -------------------  -------------------  -------------------

                                        $        21,274,267  $         9,463,745  $        11,810,522  $        12,466,177
                                         ===================  ===================  ===================  ===================


6.LONG-TERM DEBT

                                                                                                     2002                 2001
 Prime plus 1.75% per annum first mortgage, monthly payment of $5,217 plus interest,
 with the balance due August 2011                                                               $    558,198          $   620,800

 6.52% per annum first mortgage , blended monthly payments of $19,535 with the balance due December 2002.  This mortgage has been renewed for a five-year term
   at 6.52%                                                                                          925,689            1,063,752

 8.1% per annum first mortgage, blended monthly payments of $30,519 with the balance
 due April 2005                                                                                    2,904,467            3,033,667

 9.1% per annum second mortgage, blended monthly payment of $7,648 with the                          706,543              733,401
 balance due September 2005

 Prime plus 1% per annum second mortgage from a related company due on demand                        676,000              676,000

 Demand note payable to an affiliated company bearing interest at 13% per annum                      550,000                    -

      Other                                                                                           19,956                    -
                                                                                                 ------------          -----------
                                                                                                   6,340,853            6,127,620

           Less:  current portion                                                                    947,272              364,725
                                                                                                 ------------          -----------

                                                                                                $  5,393,581          $ 5,762,895
                                                                                                 ============          ===========

       The mortgages payable are collateralized by specific security on the related land and buildings.

       The aggregate amount of payments required in the subsequent twelve month periods to meet retirement provisions are as follows:

         2003                                $           947,272
         2004                                            406,008
         2005                                          3,464,539
         2006                                            212,602
         2007    and thereafter                        1,310,432
                                              -------------------

                                             $         6,340,853
                                              ===================

AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30
(Unaudited)

-------------------------------------------------------------------------------


7.CAPITAL STOCK

     a.   Authorized

     Unlimited Class A subordinate voting shares

     Unlimited Class B multiple voting shares. Each share is convertible into 1 Class A share

     Unlimited voting, non-participating, redeemable special shares

     Unlimited non-voting, non-participating, non-cumulative, redeemable Class C preferred shares, Series 1

     Unlimited Class D preferred shares, issuable in series:

     -Unlimited   non-voting,    non-participating,    $0.0023   non-cumulative,
     redeemable Class D preferred shares, Series 1

     -Unlimited   non-voting,    non-participating,    $0.0023   non-cumulative,
     redeemable Class D preferred shares, Series 2

     Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E shares

     Unlimited non-voting, non participating, $0.06 cumulative, $1 redeemable, convertible Class F preferred shares, Series 1. These shares are convertible into 1 Class A share, 1 Class B share and 1.4 Series 1 preference shares or 2 Class A shares and 1.4 Series 1 preference shares for each 98 Class F preferred shares

     Unlimited non-voting, non-participating, redeemable, convertible, $0.0084 cumulative Series 1 preference shares. Each Series 1 preference share may be converted into 3 Class A shares until December 31, 2002


     b.   Issued 2002 2001

     19,118,875    Class A shares                              $  6,833,401         $  8,777,963
        484,012    Class B shares                                 1,510,410            1,541,919
        500,000    Special shares                                     1,500                1,500
      1,709,115    Class C preferred shares, Series 1             1,304,664            1,304,664
      2,475,009    Class D preferred shares, Series 1               247,400              247,400
        810,059    Class D preferred shares, Series 2               217,501              217,501
        115,258    Class E preferred shares                         471,764              455,628
        602,493    Class F preferred shares, Series 1               602,493              572,493
      2,419,138    Series 1 preference shares                       677,359                    -
                                                                ------------         ------------
                                                               $ 11,866,492         $ 13,119,068
                                                                ============         ============


     c.   Share Purchase Warrants

     The Company issued 855,500 share purchase warrants at $0.28 each. Each warrant enables the holder to purchase one Class A share and 0.7 Series 1 preference share. These warrants expire on March 25, 2004.

AMALCO
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30
(Unaudited)

-------------------------------------------------------------------------------


8.INCOME TAXES

     A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles is noted below:

                                                                   2002                 2001
      Future tax assets
        Non-capital loss carry-forwards                        $   226,166          $   527,232
        Capital loss carry-forwards                                217,546
        Cumulative minimum taxes                                    19,264               27,526
        Provisions and other allowances                             24,120               20,000
                                                                -----------          -----------
                                                                   487,096              574,758
        Less:  current portion                                      30,000               20,000
                                                                -----------          -----------

                                                               $   457,096          $   554,758
                                                                ===========          ===========

      Future tax liabilities
        Fixed assets                                           $ 1,375,471          $ 1,518,423
                                                                ===========          ===========



9.RELATED PARTY TRANSACTIONS

     These financial statements include transactions with related parties as follows:

                                                                    2002                 2001                 2000
   Amounts due (to) from related parties
        Accounts receivable                                   $    557,743          $   576,086         $    547,113
        Note receivable                                            249,000              249,000              249,000
        Accounts payable and accrued liabilities                    60,308              191,282              251,303
        Note payable                                               550,000              550,000                    -
        Mortgage payable                                           676,000              676,000              676,000
   Income
        Rent                                                     1,634,970            1,555,006            1,540,070
        Interest                                                    12,931               19,265               15,742
   Administrative and general expenses
        Administration fees                                        117,000              117,000              117,000
        Property management fees                                   110,000              110,000              110,000
        Consulting fees                                             38,520               38,520               38,520
        Rent                                                             -              121,572              121,572
        Interest                                                   107,615               62,057               53,746



DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

B. INFORMATION ABOUT THE REGISTRANT

         If the amalgamation is completed, the business of Amalco will be the combined business of Mirtronics and Genterra as presently conducted. Prior to the amalgamation, Amalco has no operating history, assets and, accordingly, no financial statements.

         The registered and principal offices of Genterra Inc. (Amalco) will be located at 106 Avenue Road, Toronto, Ontario M5R 2H3. (416) 920-0500.





INFORMATION WITH RESPECT TO MIRTRONICS INC.

         History and Development of Mirtronics

         Mirtronics is an investment company whose principal holding is a 23.8% (34.6% fully diluted) equity interest in Synergx Systems, Inc. ("Synergx"), a public company whose shares trade on NASDAQ. Synergx produces control systems for fire, life safety, commercial security and other purposes in the Metropolitan areas of New York City and Dallas, Texas.

     Until September 30, 2002, Mirtronics effectively controlled Synergx through ownership of 31.3% of its issued shares (41% on a fully diluted basis). On September 30 2002, Synergx completed a private placement of shares and warrants to third parties, and on October 17, 2002, Mirtronics sold 140,000 Synergx shares to third parties. In May 2003, Mirtronics sold a further 30,000 common shares of Synergx to a third party. As a result, Mirtronics holdings in Synergx were reduced to 20.6% (31.1% fully diluted), and Mirtronics no longer effectively controls Synergx

         Mirtronics was incorporated under the Business Corporations Act (Ontario) by Articles of Incorporation dated March 20, 1985. By Articles of Amendment dated April 30, 1985, the name was changed to Mirtone International, Inc.

         By Articles of Amendment dated February 2, 1988, the name was changed to International Mirtone Inc., and the company was recapitalized whereby each two issued shares, whether Common shares or Class A Shares, were exchanged for one new Common Share and one Non-Voting, Non-Participating, Cumulative, Redeemable Preference Shares, Series 1 ("New Preference Shares").

         By Articles of Amendment dated February 21, 1990, the name was changed to its current name, Mirtronics Inc.

         By Articles of Amendment dated May 15, 1997, Mirtronics recapitalized whereby each New Preference Share was exchanged for one Non-Voting, Non-Participating, Non- Cumulative, Redeemable Convertible (until December 31,
1997) Class B Preference Share.

         The registered and principal offices of Mirtronics Inc. are located at 106 Avenue Road, Toronto, Ontario M5R 2H3. (416) 920-0500.


SYNERGX SYSTEMS INC.

         Synergx Systems Inc. (formerly known as Firetector Inc. ) ("Synergx") is a Delaware corporation organized in October 1988 to acquire controlling interests in companies engaged in the design, manufacture, sale and servicing of fire, life safety security, energy management, intercom, audio-video communication and other systems. Reference to Synergx or the Company include operations of each of its subsidiaries except where the context otherwise requires.

         Synergx conducts its business in New York principally through Casey Systems Inc., its wholly owned subsidiary located in Long island, New York ("Casey") and in Texas through General Sound (Texas) Company its wholly owned subsidiary in Dalls, Texas ("General Sound").

         Business Overview

Products

         Synergx has developed sophisticated flexible technology to meet the increasing public demands for and greater government regulation of fire alarm and life safety systems in major commercial, residential, hotel and industrial buildings. To meet these demands, Synergx committed to a multi-million dollar R&D program which led to the COMTRAK(R) 1720 Life Safety System and its successor, the COMTRAK(R) 2000 Life Safety System that features computerized multiplex technology.

          COMTRAK 1720 and 2000 Systems are operating in approximately 100 buildings in New York City. Synergx has approvals from FM Approvals and various New York City agencies for the COMTRAK 1720 and COMTRAK 2000 System.

          FM Approvals is an independent testing and certification laboratory similar to Underwriters Laboratory. In order for Synergx to sell and maintain their proprietary fire alarm systems, certification from an approved independent testing agency is required. Without this certification, Synergx would not be allowed to produce and maintain its fire systems for its existing customer base, as well as new customers.

         Neither Synergx, nor its officers or directors has any affiliation with FM Approvals.

         Multiplex technology is a term that is used in the industry to define the system architecture of Synergx's equipment. All multiplex technology has basically the same concept with variation for specific equipment.

Service
         Synergx continues to put an increasing priority on the development of integrated and efficient service organization. Sales personnel have been dedicated to securing service contracts and are intensifying efforts to market service to COMTRAK and other Synergx projects coming out of warranty and the renewal of such contracts. To improve efficiencies and productivity, Synergx organized a division to perform cleaning on life safety systems, which was previously subcontracted to an external entity. To improve customer service, Synergx maintains an office in New York City which houses its New York service management.

Customers and Suppliers
         For the fiscal years ended September 30, 2002, 2001, and 2000, no customers accounted for more than 10% of Synergx's revenues. During the fiscal years ended September 30, 2002, 2001, and 2000, no supplier accounted for more than 10% of Synergx's material purchases. No supplier dominates Synergx's sources of supply and all components can be secured from a variety of sources.

Competition
     Synergx's business is competitive; some of Synergx's competitors may have greater financial resources and may offer a broader line of fire and life safety products. Synergx also faces competition in the servicing of systems which it sells. Accordingly, even though Synergx may sell and install a fire and life safety control and communications system, it may not receive the contract to service that system. Synergx, however, believes that it can effectively compete in the market, in particular, through the adaptability of the COMTRAK(R) 2000 to the systems of its competitors.

Research and Development
     During the fiscal years ended September 30, 2002, 2001 and 2000, Synergx spent approximately US$149,000, US$142,000, and US$135,000 respectively, for research and development of Synergx's life safety and communication systems.



Organizational Structure
     Mirtronics Inc. comprises the company's wholly owned subsidiaries,127627 Ontario Limited, 646056 Ontario Limited, 767705 Ontario Limited, each of which is organized in Canada. In addition, Mirtronics has a 20.6% interest in Synergx Systems Inc., a corporation organized in the United States.

Property, plants and equipment.

         Mirtronics' executive offices, shared with a number of other corporations, are located at 106 Avenue Road, Toronto, Ontario, Canada M5R 2H3. The Company's cost for such offices is borne, on a pro-rata basis with other entities utilizing common management services.

         Synergx has no properties of its own but has its executive offices in the same location as Casey's office, warehouse and manufacturing facilities. Casey leases approximately 15,700 square feet of office, manufacturing and warehouse space in Syosset, New York under a seven year lease expiring June, 2007. The rental schedule provides for monthly rent of $13,966 during the first and second years of the initial term and 3.3% yearly increases for the third through seventh years.

         Casey has a lease for approximately 4,800 square feet of office and warehouse space in New York City. The lease term runs through December 31, 2009. The lease agreement provided for annual rental fees of 84,000 during the first year plus expenses with yearly escalation of 2% each year thereafter.

         General Sound leases a 7,700 square foot office and warehouse facility in Richardson, Texas, a suburb of Dallas, pursuant to a lease that was extended in October, 1997 and extended again in August, 2002 to expire on June 30, 2010 providing for annual rent on a net basis of $50,152 escalating annually to $64,016 in the final year of the lease.


Legal Proceedings

         In the normal course of our operations, Mirtronics has been or, from time to time, may be named in legal actions seeking monetary damages. While the outcome of these matters cannot be estimated with certainty, management does not expect, based upon consultation with legal counsel, that they will have a material effect on its business or financial condition.


Exchange Controls

         The Investment Canada Act (the "ICA"), which became effective on June 30, 1985, prohibits the acquisition of control of a Canadian business enterprise in Canada by non-Canadians without prior consent of the Investment Canada Agency (with ultimate appeal to the Federal Cabinet), unless such acquisition is exempt under the provisions of the ICA. Both acquisition of natural resource properties and acquisition of producing properties may be considered to be the acquisition of control of a Canadian business enterprise for ICA purposes. The ICA also covers acquisition of control of Canadian corporate enterprises, whether by purchase of assets or shares. As at May 23, 2003, all of the directors of Mirtronics are, and 93.7% of its voting shares were owned by, Canadians. Mirtronics is satisfied that it complies with ICA at present and accordingly is not a non-Canadian person as defined in ICA.

         The ICA will substantially reduce the regulatory requirements for acquisition of interests in Canadian businesses under prior legislation, most importantly, (i) by providing that foreign investments below specified threshold (generally, direct acquisitions of Canadian business with gross assets less than $5 million), or "indirect acquisitions" of businesses with gross assets less than $50 million. sizes have only a notification, as opposed to a substantive review, requirement, and (ii) by liberalizing the review standards for approval.

         Apart from the ICA, there are no other limitations on the right of non-resident or foreign owners to hold or vote securities imposed by Canadian law or the Articles of Incorporation of the Company. There are no other decrees or regulations in Canada which restrict the export or import of Capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the Company's securities except as discussed below.

Taxation

         The following is a general discussion of the income tax aspects under Canadian law relating to ownership of Mirtronics Common Shares and New Preference Shares. These income tax aspects will vary according to the circumstances of each shareholder, including his place of residence and the place in which he carries on business or has a permanent establishment, as the case may be, so that a shareholder must investigate the tax consequences of his personal situation by obtaining advice from his own tax advisor. This summary does not consider U.S. federal or state income tax provisions or Canadian Provincial income tax provisions, which may be at variance with the provisions contained in the Income Tax Act (Canada) and is not intended to be, nor should it be construed as, legal or tax advice.

         Dividends paid to a non-resident of Canada, including distributions or redemptions which are treated as dividends and certain stock dividends, are subject to Canadian income tax. The Canadian non-resident withholding tax would be withheld by the Company who would remit only the net amount to the shareholder. By virtue of Article X of the Canada United States Tax Convention, which came into force on August 16, 1984, the rate of tax for dividends paid to a resident of the U.S. is limited to 15% (or 10% in the case of a corporate shareholder owning at least 10% of the voting stock of the Company). In the absence of any treaty provisions, the rate of tax imposed would be 25% of the applicable amounts.

         Stock dividends received by non-residents from Mirtronics would be subject to Canadian non-resident withholding tax as noted above, to the extent that the paid-up capital of Mirtronics has been increased as a result of the stock dividend.

         Gain from the sale of Common Shares and Class B Preference Shares of Mirtronics by a non-resident of Canada will not be subject to Canadian tax provided the shareholder has not held a "substantial interest" (25% or more of the shares of any class of Company stock) in Mirtronics, at any time in the five preceding years. By virtue of Article XIII of the Canada-United States Tax Convention, shareholders who are resident in the United States and hold a substantial interest in Mirtronics' Common Shares or Class B Preference Shares will not be subject to Canadian tax on gain from sale of the shares of the Company provided that the value of the shares does not derive principally from real property situated in Canada.

SELECTED FINANCIAL DATA - INTERIM PERIOD
                                                  MIRTRONICS INC.
                                         Summary of interim operating data
                                         (All figures in Canadian dollars)
                                        (Prepared Under Canadian G.A.A.P.)
                                            Six Months Ended March 31,
                                                    (Unaudited

                                    2003            2002
                                    ----            ----

Sales                          $         --      $11,408,514

Cost of sales                            --        8,103,182
                                -----------       ----------

Gross profit                             --        3,305,332

Expenses                            100,238        4,239,651
                                   --------        ---------

(Loss) earnings  from
 Operations                        (100,238)        (934,319)

Equity in (loss) earnings
  of equity investee                (46,251)             --

Loss on issue of
 shares by subsidiary                    --              --

(Loss)gain on sale of shares
 of subsidiary and equity
 investee                          (243,317)        (354,983)

Income taxes recovery               115,462          372,202

Non-controlling Interest                 --          303,793
                                    -------         --------

Net earnings for
 the period                       $(274,344)       $(613,307)
                                  ==========       ==========

Earnings  per share
 for the period                      ($0.02           ($0.05)
                                     ------           -------

Weighted average number
of equity shares outstanding
 during the period               12,867,581       13,117,581

-------------------------------------------------------------------------------


Balance Sheet Data:                (Unaudited)
                                      As at
                                    March 31,
                                  -------------
                                      2002
Working
 capital                         $1,414,514

Total assets                      4,316,978

Long-term
 debt                                    --

Shareholders'
 equity                          $3,967,545

Cash dividends per
 Common Share                     nil


The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in the attachment to the Interim Consolidated Financial Statements are summarized as follows:
                                           Unaudited
                                  Six months ended March 31,
                                       2003          2002
                                       ----       ----------

Net (loss) earnings               $(202,579)       $(625,887)

(Loss) earnings
 per share for the period            $(0.02)          $(0.05)
                                     =======          =======

Total Assets                     $4,670,414       $4,979,076
                                 ==========       ==========

SELECTED FINANCIAL DATA - FISCAL YEAR END
                                                  MIRTRONICS INC.
                                             Summary of operating data
                                         (All figures in Canadian dollars)
                                        (Prepared Under Canadian G.A.A.P.)
                                             Year Ending September 30,
                                                   (As restated)

                                    2002            2001                2000                  1999               1998
                                    ----            ----                ----                  ----               ----
Sales                           $26,616,978      $30,616,884        $28,111,834          $25,346,613         $20,804,089

Cost of sales                    18,555,088       20,810,855         18,886,653           17,215,552          13,145,355
                                 ----------       ----------         ----------           ----------          ----------

Gross profit                      8,061,890        9,806,029          9,225,181            8,131,061           7,658,734

Expenses                          8,866,314        8,220,403          7,864,237            7,506,760           6,527,995
                                  ---------        ---------          ---------            ---------           ---------

(Loss) earnings  from
 Operations                        (804,424)       1,585,626          1,360,944              624,301           1,130,739

Equity in earnings
  of equity investee                  ----             ----               ----               104,351             158,403

Loss on issue of
 shares by subsidiary               (90,477)           ----            (116,459)                --                  --

Gain (Loss) on sale of shares
 of subsidiary and equity
 investee                          (354,983)           ----               ----              (185,970)            118,942

Income taxes                         87,840         (539,406)          (651,069)            (271,288)           (395,888)

Non-controlling Interest            236,031         (578,628)          (452,651)            (211,484)           (372,592)
                                    -------         ---------          ---------            ---------           ---------

Net earnings for
 the year                         ($926,013)        $467,592           $140,765              $59,910            $639,604
                                  ==========        ========           ========               ======            --------

Earnings  per share
 for the year                        ($0.07)           $0.04              $0.01                $0.00               $0.05
                                  ----------           -----              -----                -----               -----

Weighted average number
of equity shares outstanding
 during the year                 13,100,914       13,117,581         13,325,915           13,372,581          12,570,258

Balance Sheet Data:

As at
September 30,

                                       2002           2001               2000                1999                1998
                                      ----         --------           --------            ---------           ---------
Working
 capital                         $9,389,706      $10,123,772         $9,327,324           $9,340,974          $8,257,973

Total assets                     16,213,684       18,416,027         16,541,905           15,152,853          15,557,255

Long-term
 debt                             1,497,233        2,312,198          2,522,081            3,291,724           3,043,629

Shareholders'
 equity                           4,254,636       5,235,4405         $4,767,848           $4,691,253          $5,657,914

Cash dividends per
 Common Share                     nil               nil                nil                 nil                  nil


The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in Note 16 to the Audited Consolidated Financial Statements are summarized as follows:

                                       2002          2001               2000                  1999                 1998
                                       ----       ----------         ----------            ---------            --------
Net (loss) earnings               $(929,670)        $508,500           $174,794            $ 21,013             $722,089

(Loss) earnings
 per share for the year              $(0.07)           $0.04              $0.01                $0.00               $0.06
                                     =======           =====              =====                =====               =====

Total Assets                     $4,537,702       $5,497,118         $5,191,081           $5,068,526          $5,129,517
                                 ==========       ==========         ==========           ==========          ==========


     The following table sets forth the high and low exchange rates for US/Canadian dollar for each month during the previous six months.

                                              C$ HIGH                                        C$ LOW
                                  C$/US$                 US$/C$                  C$/US$                   US$/C$
May 2003                          1.3446                  .7437                  1.4221                   .7032
April 2003                        1.4336                  .6975                  1.4843                   .6737
March 2003                        1.4659                  .6822                  1.4905                   .6709
February2003                      1.4880                  .6720                  1.5315                   .6530
January 2003                      1.5220                  .6570                  1.5750                   .6349
December 2002                     1.5478                  .6461                  1.5800                   .6329

     The following tables set forth a history of the average exchange rates for the US/Canadian dollar during the last five fiscal years of the Company, calculated using the average of the exchange rates on the last day of each month during the period.


Fiscal Year
Ended September 30,                   C$/US$              US$/C$
1998                                 1.4610              0.6845
1999                                 1.5007              0.6664
2000                                 1.4725              0.6791
2001                                 1.5359              0.6511
2002                                 1.5742              0.6352


Source:  Federal Reserve Statistical Release

     On June 9, 2003 the exchange rate for the US/Canadian dollars was $0.7361 ($1.3585/1US$), based on the noon buying rate in New York City as reported by the Federal Reserve Bank of New York. The above averages are calculated from daily noon buying rates.


OPERATING AND FINANCIAL REVIEW AND PROSPECTS

SIX MONTH PERIOD ENDED MARCH 31, 2003

Effective October 17, 2002 Mirtronics disposed of a 7.5% interest in Synergx Systems Inc. ("Synergx"). As a result, it no longer enjoys a parent-subsidiary relationship with Synergx and accordingly the results of Synergx are now accounted for using the equity method.


RESULTS OF OPERATIONS

Sales. Sales are no longer recorded as Synergx is now accounted for using the equity method.


Selling and Administrative Expenses. The substantial reduction in selling and administrative expenses is due to the fact that Synergx is now accounted for using the equity method.


Income Tax Provision. The effective tax rate increased to 29.6% for the second quarter of 2003 compared to 28.9% for 2002. The difference between the statutory tax rate and the actual rates is due to permanent differences and reserves taken against the realization of future income taxes.


Net Earnings. Mirtronics reported a net loss of $274,344 for the six months ended March 31, 2003 compared with a net loss of $613,307 in the comparable 2002 period. The net loss was impacted by a loss, net of tax, of approximately $137,000 realized on the sale of the shares of Synergx.


LIQUIDITY AND CAPITAL RESOURCES

Mirtronics' principal sources of liquidity are cash on hand and marketable securities.


Mirtronics' working capital amounted to $1,414,514 at March 31, 2003 compared to $1,170,645 at September 30, 2002, which is net of Synergx's working capital of $8,219,061. Based on the above, the ratio of current assets to current liabilities was 5.05:1 at March 31, 2003 and 4.17:1 at September 30, 2002. Mirtronics' cash on hand was $347,018 at March 31, 2003 as compared to $395,209, net of Synergx cash of $317,759 at September 30, 2002.

FISCAL YEAR ENDED SEPTEMBER 30, 2002

Mirtronics follows accounting principles generally accepted in Canada. Differences between generally accepted accounting principles in Canada and those applicable in the United States are summarized below.

Mirtronics translates the results of its U.S. subsidiary into Canadian dollars using the temporal method which is required for a vertically integrated subsidiary. Under United States generally accepted accounting principles, the translation gains and losses on long-term items are not recognized until realized and are reported as separate components of shareholders' equity.

Under Canadian accounting principles, the investment in Synergx is being consolidated when control of the investee's voting shares exist, although Mirtronics owns less than 50% of the voting shares (Note 1(c)). Under United States accounting principles, the investment is accounted for under the equity method when there is a significant influence over an investee, which is deemed to exist when the investor owns from 20 to 50% of the investee's voting shares.

Under the Canadian accounting principles, temporary investments are carried at market value only when the market has declined below the carrying value. Under United States accounting principles, temporary investments which are considered trading securities are carried at fair market value. Consequently, any holding gains or losses are accounted for as if realized.

Results of Operations.


                             RESULTS OF OPERATIONS
General. The following table sets forth items derived from the consolidated statement of earnings as a percentage of revenue for each of the three years ended September 30, 2002, 2001 and 2000.

                                    2002             2001                 2000
                                    ----             ----                 ----

Revenue                             100.0 %          100.0%               100.0%
Gross profit                        30.3 %           32.0%                32.8%
Expenses                            33.3 %           26.8%                28.0%
Earnings (loss) from
  operations                        (3.0)%           5.2%                 4.8%
Net earnings (loss)                 (3.5)%           1.5%                 0.5%


Revenue. Revenues for the year ended September 30, 2002 were $26,616,978, compared to $30,616,884 for the year ended September 30, 2001 and $28,111,834 for the year ended September 30, 2000. During 2002, Synergx's product revenue decreased by 24%. The decrease was caused by the general slowdown in economic activity in Synergx's principal markets, New York and Dallas. In addition, the events of September 11th delayed work on several projects involving New York City Transit Authority and caused indefinite postponement of projects at existing customer facilities.

Subcontract revenue increased in 2002 as Synergx, acting as prime contractor, was responsible for electrical installation on several large fire alarm projects.

Service revenue increased by 4% in fiscal 2002. The increase in service revenue resulted from higher call-in maintenance service on fire systems (replacement parts and service required by buildings affected by contamination from the events of September 11th) and from increased revenue related to security systems.

Synergx's order position, excluding service, increased to US$12.1 million at September 30, 2002 compared to US$7.8 million at September 30, 2001. Synergx expects to fulfill a significant portion of its backlog over the next twelve months. The high level of backlog reflects recent large new orders for several subway complexes that will be deliverable over several years as the projects are released. In addition, the backlog includes US$2.2 million of recent orders for communication and announcement systems from several transit car manufacturers that will be shippable over the next 24 month period. While quotation activity is brisk, there is no assurance when orders will be received and whether the order position will increase. Due to the fact that Synergx's products are sold and installed as part of larger construction or mass transit projects, there is typically a delay between the booking of the contract and its revenue realization. The order position includes, and Synergx continues to bid on, projects that might include significant subcontractor labour (electrical installations performed by others). Synergx expects to be active in seeking orders where it would act as the prime contractor and be responsible for the management of the project as well as electrical installation.

Selling and Administrative Expenses. Selling and administrative expenses as a percentage of sales were 32.3% for fiscal 2002, compared to 25.8% for the year ended September 30, 2001 and 26.3% for the year ended September 30, 2000. The increase in selling and administrative expense during 2002 reflects Synergx's continued expansion of its marketing programs for new products. During 2001 Synergx increased staffing in the railcar transit communication group as it addressed a marketing opportunity for future business over the next 2 to 5 years. However, selling and administrative expenses, as a percentage of sales increased 6.5% in 2002 due to the fixed nature of these costs, given Synergx's decision to staff for sales of new products in future years.

Net Income. After giving effect to non-controlling interest in Synergx, Mirtronics incurred a (loss) for the year $(926,013) compared to earnings of $467,592 in 2001 and $140,765 in 2000. The decrease in net income during 2002 was primarily due to the loss of gross margin due to the 24% decline in product revenues caused by the general slowdown in economic activity and delays and postponements in certain projects caused by the events of September 11th and the increase in selling and administrative expenses to support higher product sales and expanded product territory offset, in part, by lower interest costs primarily due to lower interest rates during 2002. Also affecting net income were losses experienced as a result of the sale of shares of Synergx and the dilution of investment caused by the issuance of additional shares by Synergx.

Income Taxes. The effective income tax rate for continuing operations was 7.0%, 34.0% and 52.3% during the fiscal years ended September 30, 2002, 2001 and 2000 compared with combined statutory rates of 39.1%, 42.1% and 44.3% respectively. The major reasons for the variations in all periods were non-taxable foreign exchange gains and losses and minimum tax. In addition, the 2002 expense was affected by the adjustment of future income taxes reflecting the changes in the combined statutory rate and a reserve provided against the realization of non-capital losses carried forward.

Inflation. The impact of inflation on Mirtronics business operations has not been material in the past. Synergx's labour costs are normally controlled by union contracts covering a period of three years and its material costs have remained relatively stable. However, in July 2002 Synergx and its union agreed to a new three-year contract that provides for wage/benefits increases of 5% in each year.

LIQUIDITY AND CAPITAL RESOURCES

Synergx has a US$3 million credit facility with Citizens Business Credit of Boston (the "Credit Facility") that expires in December, 2004. The Credit Facility has an interest rate of prime plus 1/4% on outstanding balances. Advances under the Credit Facility are measured against a borrowing base calculated on eligible receivables and inventory. The Credit Facility is secured by all of the assets of Synergx and all of its operating subsidiaries. The Credit Facility includes various covenants, which, among other things, impose limitations on declaring or paying dividends, acquisitions and capital expenditures. Synergx is also required to maintain certain financial ratios. Citizens Business Credit of Boston has modified the requirements for one of these ratios for the fiscal year 2002. At September 30, 2002, Synergx was not in default under any of its financial covenants as a result of this modification and at such time owed US$848,000 under the credit facility.

The Company's working capital decreased to $9,389,706 at September 30, 2002 from $10,123,772 at September 30, 2001 and $9,327,324 at September 30, 2000. The
ratio of current assets to current liabilities increased to 2.75:1 at September 30, 2002 from 2.57:1 at September 30, 2001.

At September 30, 2002, Mirtronics' accounts and notes receivable were $8,010,629, compared to $10,333,211 at September 30, 2001 and $9,257,762 at
September 30, 2000. The changes during 2002 and 2001 were primarily a result of the fluctuations in sales volumes experienced by the Company during both years.

Synergx's terms of sale are net 30 days. However, the normal receivable collection period is 60-120 days, exclusive of retainage, because certain governmental regulations and Synergx's frequent status as a subcontractor (entitled to pro rata payments as the project is completed) extends the normal collection period. Synergx believes this is a standard industry practice. Synergx's receivable experience is consistent with the industry as a whole and will likely continue. This could be considered an area of risk and concern. However, due to the proprietary nature of Synergx's systems, many projects require Synergx's co-operation to secure a certificate of occupancy and/or to activate/operate a life safety system, thus assisting Synergx's collection of a significant portion or total payment, even when Synergx's immediate account debtor's (contractor) creditors have seized a project.

Mirtronics (including subsidiaries) had lease commitments with aggregate rental payments of $576,336 during the current year.

QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK.

The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from our investments without significantly increasing risk. Some of the securities that we invest in may have market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if we hold a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the principal amount of our investment will probably decline. We currently maintain an investment portfolio primarily of Canadian Bond obligations and Equity Investments. The average duration of all of our investments in 2002 was less than one year. Due to the short-term nature of these investments, we believe we have no material exposure to interest rate risk arising from our investments. Therefore, no quantitative tabular disclosure is required.

         The following table sets forth the high and low exchange rates for each month during the previous six months.

                                  C$ HIGH                        C$ LOW
                         C$/US$         US$/C$            C$/US$        US$/C$
May 2003                 1.3446          .7437            1.4221        .7032
April 2003               1.4336          .6975            1.4843        .6737
March 2003               1.4659          .6822            1.4905        .6709
February2003             1.4880          .6720            1.5315        .6530
January 2003             1.5220          .6570            1.5750        .6349
December 2002            1.5478          .6461            1.5800        .6329


Principal Holders of Shares of Mirtronics

         The following table lists all persons who own more than 5% of the Company's voting securities and the total amount of the Company's voting securities owned by the Officers and Directors as a group as of March 12, 2003:


                                    Identity of Person                          Number of                    Percentage
Title of Class                           or Group                               Shares Owned                 of Class
--------------                      ------------------                          ------------                 ----------
Common Shares                       Sutton Management
                                    Limited(1)                                   4,805,815                    37.3%

Common Shares                       CDS & Co.                                    2,868,404(2)                 22.3%

Common Shares                       Fred Litwin(3)                               1,059,133                    8.2%

Common Shares                       CT Securities Inc.                           1,650,000                    12.8%

Class B Preference
  Shares                            CDS & CO.                                      434,137                    25.4%

Class B Preference
  Shares                            Cede & Co.                                     636,176                    37.2%

Class B Preference
 Shares                             George Tsotos                                  198,500                    11.6%

Common Shares                       All officers and
                                    directors as a
                                    group (six persons)                          5,864,948                     45.6%

         Information as to shares beneficially owned not being within the knowledge of the Company has been furnished by the respective Directors. There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.

1.Sutton Management Limited ("Sutton") is an Ontario corporation wholly owned by a trust for the benefit of the children of Fred A. Litwin, a Director of the Company. Mark I. Litwin, President and a Director of the Company is a beneficiary of this trust.

2.The beneficial ownership of the shares registered in the name of CDS & Co. and Cede & Co. is unknown.

3.The beneficial ownership of shares by various private and public entities controlled, either directly, or indirectly by Mr. Litwin, a Director of the Company.

Directors and Senior Management

         Mirtronics' Board of Directors consists of seven directors:

                                                                                             Number Of Shares
Name                      Principal Occupation                Director Since                Beneficially Held (1)
Mark I. Litwin            President, Mirtronics               February 21, 1990              4,805,815 Common (2)

Fred A. Litwin            Executive                           April 26, 1985                 1,059,133 Common (3)

Henry Schnurbach          President & C.E.O.,                 November 5, 1988                   3,500 Common
                             Polyair Inter Pack Inc.

Alan Kornblum(4)(5)President, Distinctive                     June 4, 1991                            Nil
                          Designs Furniture Inc.

Irwin Singer(4)(5)        Barrister & Solicitor,              March 9, 1993                           Nil
                           Private Practice

Morton Litwin(4)(5)Consultant                                 January 8, 1996                   20,360 Common

Stan Abramowitz           Executive                           March 16, 1999                          Nil

(1) Information as to shares beneficially owned not being within the knowledge of the Corporation has been furnished by the respective directors.

(2) 4,805,815 shares indirectly through Sutton

(3) Indirectly through one or more companies.

(4) Member of Audit Committee.

(5) Member of Corporate Governance Committee.

         The term of office of each person so elected will be from the date of the Meeting at which he is elected until the next Annual Meeting of the Corporation or until his successor is elected or appointed.

(b) Fred A. Litwin is the father of Mark I. Litwin. Morton Litwin is the brother of Fred A. Litwin, There are no other family relationships between any Director or Executive Officer and any other Director or Executive Officer. There are no arrangements or understandings between any Director or Executive Officer and any other person pursuant to which the Director or Executive Officer was selected.

     For the fiscal year ended September 30, 2002, the Company's and its subsidiaries' executive officers, directors and senior management (4 persons) received an aggregate of $720,984 as a group.

     The following table provides a summary of compensation earned during each of the Company's last three completed fiscal years by the Corporation's Chief Executive Officer and senior management who earned in excess of $100,000 for the fiscal year ended September 30, 2002. There are no other executive officers of the Corporation whose total salary and bonus exceeded $100,000.00 during any such year.

                                          Annual Compensation                   Long Term Compensation

                                                                                     Number of
  Name and                                            Other Annual                   Common Shares
  Principal Position      Year    Salary    Bonus     Compensation                   Under Options
  --------------------------------------------------------------------------------------------------------------
  Mark I. Litwin          2000    $5,000        -     $24,000 (1)                    100,000
     President & Chief    2001    $5,000        -     $24,000 (1)                    100,000
     Executive Officer    2002    $5,000        -     $24,000 (1)                    100,000


  Daniel S. Tamkin(2)     2000    $108,950  $29,446   $  8,245                       100,000
     Chairman and         2001    $133,554  $30,702   $  8,597                       100,000
       CEO of principal   2002    $152,571  $15,729   $  8,808                       100,000
        subsidiary

  John Poserina (3)       2000    $182,565 $44,169    $ 8,245                              -
                          2001    $216,449 $46,053    $ 8,597                              -
                          2002    $237,508 $31,458    $ 8,808                              -

  Joseph Vitale(4)        2000    $166,370 $44,169    $ 8,834                              -
                          2001    $199,563 $46,053    $ 9,211                              -
                          2002    $220,206 $31,458    $ 9,438                              -

  Notes:

(1) The amounts in this column relate to an annual management fee paid by the Corporation to Sutton for management and administrative services provided to the Corporation.

(2) The amounts paid to Mr. Tamkin were paid from a subsidiary in his capacity as Chief Executive Officer of that subsidiary.

(3) The amounts paid to Mr. Poserina were paid from a subsidiary in his capacity as Chief Financial Officer and Secretary of that subsidiary.

(4) The amounts paid to Mr. Vitale were paid from a subsidiary in his capacity as Chief Operating Officer of that subsidiary.

     Mirtronics has no pension, retirement or similar plans and none are proposed at the present time; accordingly, no amounts have been set aside or accrued by the Company for such plans.

         Options to Purchase Securities from Mirtronics or Subsidiaries

         Mirtronics has a Stock Option Plan (the "Plan") which provides for the granting of options to directors, officers and employees of Mirtronics and its affiliates to purchase Mirtronics' Common shares. The Plan is designed to assist Mirtronics in attracting, retaining and motivating its key personnel by providing a means for participating in the future of Mirtronics. The Plan is administered by the board of directors of Mirtronics who have the discretion to choose from time to time from among full-time employees, officers and directors of Mirtronics and its affiliates those persons to whom options are granted and the number of Common shares of Mirtronics covered by each such grant. The Plan provides that the maximum number of Common Shares in the capital of Mirtronics that may be reserved for issuance for all purposes under the Plan shall be equal to 600,000 Common Shares. Any Common Shares subject to a share option which for any reason are canceled or terminated without having been exercised shall again be available for grant under the Plan.

         The Plan provides that the maximum number of Common Shares which may be reserved for issuance to any participant pursuant to share options may not exceed 5% of the Common Shares outstanding at the time of grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism. The maximum number of Common Shares that may be issued to any one insider and its associates within a one year period may not exceed 5% of the outstanding issue.

         Under the Plan the maximum number of Common Shares that may be reserved for issuance to insiders of Mirtronics is limited to 10% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to insiders under any other share compensation arrangement. The maximum number of Common Shares that may be issued to insiders of Mirtronics within a one-year period may not exceed 10% of the outstanding issue.

         The names and titles of the Officers, Directors and employees of Mirtronics and/or its subsidiaries to whom options have been granted and the number of shares subject to such options are set forth in the following table. As at May 23, 2003 options to purchase an aggregate of 270,000 of Mirtronics' Common Shares have been issued to the following officers and directors of Mirtronics.


                                                    Number of                  Exercise         Expiration
      Name                      Title              Shares(1),(2)               Price                Date
      ----                      -----               ------                     -----                ----

Mark I. Litwin                 President
                               & Director          100,000 Common               $0.125           Nov. 30, 2005

Daniel S. Tamkin               Chairman and        100,000 Common               $0.125           Nov. 30, 2005
                                CEO of principal
                               subsidiary

Stanley Abramowitz             Secretary            50,000 Common               $0.125           Nov. 30, 2005

Morton Litwin                  Director             20,000 Common               $0.125           Nov. 30, 2005


(1) Limited to 20% of total number of shares optioned, annually, on a cumulative basis.

(2) All Options are subject to the individuals continuing in office or employment.

INFORMATION WITH RESPECT TO GENTERRA INVESTMENT CORPORATION

     Genterra Investment Corporation ("Genterra") was formed under the laws of the Province of Ontario by Articles of Amalgamation dated April 30, 1999, amalgamating Genterra Capital Incorporated and Unavest Capital Corp. under the name Genterra Investment Corporation. Genterra Investment Corporation was formed by Articles of Amalgamation dated February 28, 1997, amalgamating Genterra Capital Corporation, First Corporate Capital Inc. and Mutec Equities Ltd. Genterra Capital Corporation was formed by Articles of Amalgamation dated September 1, 1995, amalgamating Genterra Capital Corporation, Wendellco Realty Inc. and Glendale Realty Holdings Inc. Genterra Capital Corporation (formerly called Equican Capital Corporation) was incorporated in Ontario by Articles of Amalgamation dated December 4, 1987.

     The registered and principal offices of Genterra are located at 106 Avenue Road, Toronto, Ontario, M5R 2H3; (416) 920-0500.

Business of Genterra

     Genterra is an investment management and holding company, whose assets include four substantial rental real estate properties, loans and mortgage receivables, and residual oil and gas interests which are not material. The following is a summary of the four rental real estate properties owned by
Genterra:


------------------------------------------------------------------------------------------------------------------
Location:              140 Wendel                450 Dobbie           200 Glendale               1095 Stellar
                         Avenue                    Drive              Avenue North                  Avenue
------------------------------------------------------------------------------------------------------------------
Municipality:      Toronto, Ontario           Cambridge, Ontario    Hamilton, Ontario        Newmarket, Ontario
------------------------------------------------------------------------------------------------------------------
Size (sq. ft.):     204,000                      222,300                 200,000                    22,365
Tenant:             Various                The Cambridge Towel     Glendale Yarns Inc.            Various
                                                  Corp.
------------------------------------------------------------------------------------------------------------------
Annual Rents:    $593,147 (Net/Net)(1)    $926,345 (Net/Net)        $413,400 (Net/Net)        $138,045 (Net/Net)
------------------------------------------------------------------------------------------------------------------
                                          $31,365 (Net/Net)
------------------------------------------------------------------------------------------------------------------
Expiry   Date  of    Various                December 31, 2007        January 31, 2011               Various
Lease:
------------------------------------------------------------------------------------------------------------------

(1)   Increases to $656,100 after January 1, 2003

     For the nine month period ended September 30, 2002,, rents from affiliated companies were $1,210,361 or 58% of total annualized rents of $2,070,895.

     Genterra's portfolio of mortgage receiveables is approximately $842,000, and yields annual interest of approximately 9.5%.

Investments in Real Estate

a) Investments in Real Estate:

     Genterra invests primarily in Canada within the Southern Ontario region. Investments are primarily in industrial commercial real estate and financed through equity and commercial/institutional first and second mortgages. The properties are managed by the company in conjunction with 3rd party property managers.

Properties are acquired for both income and capital gain. Genterra primarily acquires property that provides cashflow coverage for financing purposes that may or may not provide a return on equity in the short term and with possible long term capital gain.

There is no specific policy as to the amount or percentage of assets which are invested in any specific property

b) Investment in Real Estate Mortgages:

The applicant may invest in first or second mortgages and there is no requirement for such mortgages to be insured. As well there is no restriction on the proportion or amount of assets invested in any type of mortgage or any single mortgage.

Mortgaging activities, if any, are committed to on a property by property one off basis. There is no program for actively creating, servicing and warehousing of mortgages or any requirement of portfolio turnover.

Investments in mortgages are geared toward industrial and commercial properties and residential apartment buildings. While not a primary investment activity the company will consider specific single family dwellings for mortgage potential.

c) Securities of or Interests in Persons Primarily Engaged in Real Estate Activities

There is no restriction or requirement on the types of securities or interests in persons engaged in real-estate activities in which the registrant may invest or in the amount or proportion of its assets which may be invested in each such type of security or interest

Primary investment activities do not include the investment in mortgage sales or in persons engaged in real-estate activities and therefore there are no specific criteria for this category of investment

d)       Investment in Other Securities

The company may purchase bonds, common stock, or preferred stock. There is no restriction on industry groups or the percentage of its assets which it may invest.

The purchases in securities may include but are not limited to those listed on national securities exchanges. There are no specific criteria or limitations on the investment in Other Securities


DESCRIPTION OF REAL ESTATE

Location                                Type                    Square          Occupancy       Appraised    Mortgage Details
                                                                Footage                         Value           (see below)
140 Wendell Avenue, Toronto             Multi tenant            202,000         No              $6,225,000
 Canada                                  Industrial                              Vacancy         (1998)
1095 Stellar Drive, Newmarket           Multi tenant             26,000         No              $1,200,000
 Canada                                  Commercial                              Vacancy         (2003)
450 Dobbie Drive, Cambridge,            Single tenant           250,000         No              $5,685,000
 Ontario Canada                          Industrial                              Vacancy         (2002)
200 Glendale Avenue North,              Multi tenant            200,000         No              N/A
 Hamilton, Ontario Canada                Industrial                              Vacancy

There are currently no proposed programs for renovation or redevelopment of the subject properties. The properties are held for their cashflow and are not for sale.

The properties are currently leased and are located in strong real-estate markets. Vacancy has been less than 5% as the properties are very price competitive which has proven advantages in weaker real-estate markets.


140 WENDELL          8.1% first mortgage payable in blended monthly              $2,870,532         Canada Life
AVENUE               installments of $30,519.20 with the balance due
                     on April 1, 2005 The mortgage is secured by
                      land and building of the corporation
                     9.1% second mortgage payable in blended monthly             $699,439            Royal Bank
                     installments of $7,647.83 with the balance due
                     on September 18, 2005 The mortgage is secured
                     by land and building of the corporation
1095 STELLAR         First  mortgage  bearing  interest at 10.5% per             $670,000           Genterra
DRIVE                annum with interest only payable monthly, with
                     no fixed terms of repayment
                     Second mortgage bearing interest at prime plus              $676,000           Sutton
                     1% per annum, with no fixed terms of repayment                                 Management
450 DOBBIE           6.52% first mortgage  payable in blended                    $1,000,000         HSBC Trust
DRIVE                monthly  installments of $19534.86 with the                                    Company
                     balance due on December 1, 2007 The mortgage is
                     secured by land and building of the corporation
200 GLENDALE         Prime plus 1.75% first mortgage  payable in                 $544,086           Laurentian
AVENUE NORTH         monthly  installments of $5,217 plus interest                                  Bank of
                     with the balance due on April 1, 2005 The                                      Canada
                     mortgage is secured by land and building of the
                     corporation



LEASE SUMMARY



Property:                  140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                    Christian Bros. Restaurant Supplies Inc.
                           Food wholesaler to the Restaurant Industry
                           Clients include Toronto's Skydome

Term:                      September 1, 2001 - August 31, 2006

Gross Rentable Area:       19,350 Sq. Ft.

Rent:                      Base Rent / Sq. Ft.                Net Annual Rent
                           Year 1 - $2.75                     $53,212.50
                           Year 2 - $2.75                     $53,212.50
                           Year 3 - $3.25                     $62,887.50
                           Year 4 - $3.25                     $62,887.50
                           Year 5 - $3.25                     $62,887.50

TMI:                       $2.30 Sq. Ft. (approx.)

Operating Costs:           Tenant pays his  Proportionate  share of TMI.
                           Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:     The Tenant shall, at its expense and
                           throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.


LEASE SUMMARY

Property:                  140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                    Lombard Canada Limited Lombard Insurance

Term:                      November 1, 2001 - October 31, 2006

Gross Rentable Area:       12,000 Sq. Ft. to December 31, 2001
                           17,482 Sq. Ft. to October 31, 2006

Rent:                      Base Rent / Sq. Ft.                Net Annual Rent
                           Year 1 - $6.00                     $  99.410.00
                           Year 2 - $6.00                     $104,892.00
                           Year 3 - $7.00                     $122,374.00
                           Year 4 - $7.00                     $122,374.00
                           Year 5 - $7.25                     $126,745.00

TMI:                       $4.90 Sq. Ft. (approx.)


Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.

LEASE SUMMARY

Property:                 140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                   Sleep Country Canada Inc.
                          Sleep Country is a significant retailer of mattresses
                            in Canada

Term:                     December 15, 1995 to April 15, 2005

Gross Rentable Area:      48,000 Sq. Ft. to December 31, 1998
                          72,613 Sq. Ft. to July 31, 2002
                          96,000 Sq. Ft. onwards

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent
                          First four months                  Rent Free
                          Years 1 & 2 - $2.00               $  96,000.00
                          Years 3 & 4 - $2.50                $137,950.00
                          Years 5 & 6 - $2.75                $199,686.00
                          Year 7 - $3.00                     $267,536.00
                          Year 8 - $3.25                     $312,000.00
                          Year 9 - $3.50                     $336,000.00
                          Year 10 - $3.75                    $360,000.00

TMI:                      $3.24 Sq. Ft. (approx.)

Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.


LEASE SUMMARY

Property:                 140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                   Distinctive Designs Furniture Inc.
                          Furniture manufacturer and supplier to major Canadian retailers as well as Costco in both the US and Canada

Term:                     July 1, 2002 - June 30, 2005

Gross Rentable Area:      24,000 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent
                          Year 1 - $5.40                     $129,600.00
                          Year 2 - $5.40                     $129,600.00
                          Year 3 - $5.40                     $129,600.00


TMI:                      $0.50 Sq. Ft. (approx.)

Operating Costs:          Tenant  pays his  Proportionate  share of Heat,  Water
                          and Gas only. Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

Net Net Lease:            Heat,  Water and Gas Costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.



LEASE SUMMARY

Property:                 200 Glendale Avenue North, Hamilton, Ontario, CANADA

Tenant:                   Glendale Yarns Inc.

Term:                     February 1, 1996 - January 31, 2011

Gross Rentable Area:      200,000 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Year 1-15 - $2.067                 $413,400.00


TMI:                      Tenant pays all expenses directly

Operating Costs:          Tenant pays all costs associated with the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating costs of the building are the
                          responsibility of the Tenant.


LEASE SUMMARY

Property:                 450 Dobbie Drive, Cambridge, Ontario, CANADA

Tenant:                   The Cambridge Towel Corporation

Term:                     January 1, 1999 - December 31, 2007

Gross Rentable Area:      222,300 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Year 1-8 - $4.167         $926,345.00

TMI:                      Tenant pays all expenses directly

Operating Costs:          Tenant pays all costs associated with the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development

                          The Tenant is responsible for all repairs and
                           maintenance.

Net Net Lease:            All operating costs of the building are the
                          responsibility of the Tenant.


LEASE SUMMARY

Property:                 Near 450 Dobbie Drive, Cambridge, Ontario, CANADA

Tenant:                   The Cambridge Towel Corporation.

Term:                     August 27, 1998  to December 31, 2003

Gross Rentable Area:      5.15 Acres Vacant Land

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Entire Term                        $  31,365.00

TMI:                      Tenant pays all expenses directly

Operating Costs:          Tenant pays all expenses associated with the property.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and
maintenance.

Net Net Lease:            All operating costs of the property are the
                          responsibility of the Tenant.


LEASE SUMMARY

Property:                 1095 Stellar Drive, Newmarket, Ontario, CANADA

Tenant:                   Fitcity Health Centre Inc.
                          Fitcity is the largest fitness centre in it's market and has been a tenant for 12 years

Term:                     January 1, 2003 - December 31, 2008

Gross Rentable Area:      16,795 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Year 1-5 - $6.00                   $100,700.00

TMI:                      $5.19 Sq. Ft. (approx.)

Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and
maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.


LEASE SUMMARY


Property:                 140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                   The Shopping Channel, A Division of Rogers
                          Broadcasting Limited

Term:                     January 15, 1998 - May 31, 2002

Gross Rentable Area:      48,000 Sq. Ft. until August 31, 2001
                           73,000 Sq. Ft. to maturity

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent
                          Year 1 & 2 - $2.25                 $108,000.00
                          Year 3 - $2.50                     $120,000.00
                          Year 4 - $2.75                     $179,396.00

TMI:                      $3.16 Sq. Ft. (approx.)

Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating costs of the unit are the responsibility
                          of the Tenant. Landlord will replace HVAC if it no longer can be put into working order.




Trading Summary of the Shares of Genterra

         The Class A Shares of Genterra are listed for trading on the TSX Venture Exchange ("TSXV"). The other classes of shares of Genterra are not quoted for trading on any exchange. Set forth below is a summary of the price ranges and trading volumes of the Class A Shares of Genterra on the TSXV (and prior to the formation of the TSXV, on CDNX) during the periods indicated.

                                 CLASS A SHARES


Period                High         Low          Volume
2001                    $           $
1st Quarter(1)            0.21        0.08             1,303
2nd Quarter               0.10        0.05            13,241
3rd Quarter               0.10        0.08             1,775
4th Quarter               0.10        0.05             9,221
2002                    $           $
1st Quarter               0.35        0.20            13,731
2nd Quarter               0.24        0.10            17,023
July                      0.12        0.10             7,406
August                    0.12        0.10             4,074
September                 0.12        0.10             2,470
October                   0.09        0.08             1,093
November                  0.23        0.12            14,557
December                  0.20        0.12             7,338
2003                    $           $
January                   0.25        0.20            11,134
February                  0.30        0.25             1,348
March                     0.25        0.15             1,372
April                     0.20        0.20             3,060
May                       0.15        0.15             1,478
                                            Source:TSX Venture Exchange

Dividends

         No dividends have been paid on the Class A Shares or the Class B Shares. As at September 30, 2002, cumulative dividends of $55,172 owing on the Class E Preferred Shares, and $102,493 owing on the Class F Series 1 Preferred Shares, were in arrears.

Legal Proceedings

         There are no legal proceedings involving Genterra or its assets, as at the date of this Amalgamation Brochure, nor are any such proceedings known by Genterra to be contemplated.

SELECTED FINANCIAL DATA - INTERIM PERIOD

                                          GENTERRA INVESTMENT CORPORATION
                                             Summary of operating data
                                         (All figures in Canadian dollars)
                                        (Prepared Under Canadian G.A.A.P.)
                                           Three months ended March 31,
                                                    (Unaudited)

                                    2003            2002
                                    ----            ----

Revenues                        $   749,810      $   908,102

Expenses                            702,396          634,101
                                 ----------       ----------

Earnings before
 the following:                      47,414          274,001

 Income taxes (recovery)            (44,534)          83,682
                                  ----------       ---------

Net earnings for
 the year                        $   91,948        $ 190,319
                                 ----------        ---------

Earnings per share                    $0.01            $0.07

------------------------

Balance Sheet Data:                (Unaudited)
                                     As at
                                    March 31,
                                  ------------
                                      2003
Working
 capital                         $ 1,307,517

Total assets                     $15,454,763

Long-term
 debt                            $ 4,594,208

Shareholders'
 equity                          $ 7,546,675

Cash dividends per
 Common Share                      nil




The effect on net income earnings per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in the attachment to the Interim (unaudited) Consolidated Financial Statements of Genterra Investment Corporation are summarized as follows:

                                           (Unaudited)
                                     3 months ended March 31,
                                       2003          2002
                                       ----       ----------

Net income                         $121,769         $221,714

Per Share
 Basic                                $0.02            $0.08
                                      =====            =====
 Fully diluted                        $0.02            $   -
                                      -----              ---

Total Assets                    $12,359,074      $12,487,009
                                ===========      ===========

SELECTED FINANCIAL DATA - FISCAL YEAR END

                                          GENTERRA INVESTMENT CORPORATION
                                             Summary of operating data
                                         (All figures in Canadian dollars)
                                        (Prepared Under Canadian G.A.A.P.)
                                             Year Ending December 31,
                                                   (As restated)

                                    2002            2001                2000                  1999               1998
                                    ----            ----                ----                  ----               ----
Revenues                        $ 2,859,478      $ 3,425,470        $ 3,534,260          $ 3,381,894         $ 3,143,854

Expenses                          2,592,275        3,789,219          3,144,006            3,380,293           3,037,416
                                 ----------       ----------         ----------           ----------          ----------

Earnings (loss) before
 the following:                     267,203         (363,749)           371,894              189,082              27,938

 Income taxes (recovery)            (39,329)        (166,303)           371,894              189,082              27,938
                                  ----------       ----------         ---------             --------           ---------

Earnings (loss)before
 the undernoted                     306,532         (197,446)            18,360             (187,481)             78,500

 Foregivemess of debt                   --               --             419,450                   --                  --

 Write-down of development
 property                         --    --           (90,000)                --                   --

 Dividends on retractable
 preferred shares                        --              --                 --               (52,268)           (124,660)

 Gain on redemption of retrac-
  table preferred shares                 --               --                 --               84,856                  --
                                       ----            -----              -----               ------                ----

Net earnings (loss) for
 the year                        $  306,532       $ (197,446)       $   347,810           $ (154,893)        $   (46,160)
                                 ----------       -----------       -----------           -----------        ------------

Earnings (loss)
  per share                           $0.08           ($0.09)             $0.12               ($0.07)             ($0.02)

---------------------------------------------------------------------------------------------------------------------------


Balance Sheet Data:                                        As at
                                                        December 31,

                                       2002           2001               2000                1999                1998
                                       ----         --------           --------            ---------           ---------
Working
 capital                        $ 1,290,398      $   578,725        $ 1,400,281          $   349,214         $(1,058,732)

Total assets                    $15,479,383      $15,493,812        $15,849,119          $16,593,787         $17,843,874

Long-term
 debt                           $ 4,704,811      $ 4,798,559        $ 6,032,353          $ 6,362,104         $ 2,007,359

Shareholders'
 equity                         $ 7,454,727      $ 6,874,895        $ 7,072,341          $ 6,724,531         $ 6,818,696

Cash dividends per
 Common Share                     nil               nil                nil                 nil                  nil

---------------------------------------------------------------------------------------------------------------------------


The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in Note 14 to the Audited Consolidated Financial Statements are summarized as follows:


                                       2002          2001               2000                  1999                 1998
                                       ----       ----------         ----------            ---------            --------
Net earnings                       $433,859         $(63,396)          $719,774            $329,238             $456,469

Per Share
 Basic                                $0.12           $(0.04)             $0.26                $0.12               $0.16
                                      =====           =======             =====                =====               =====
 Fully diluted                        $0.06              Nil                Nil                  Nil                 Nil
                                      -----              ---                ---                  ---                 ---

Total Assets                    $12,353,873      $!2,240,975        $12,462,232          $12,538,077         $13,590,242
                                ===========      ===========        ===========          ===========         ===========



OPERATIONS AND FINANCIAL REVIEW AND PROSPECTS

THREE MONTH PERIOD ENDED MARCH 31, 2003
RESULTS OF OPERATIONS

Revenue. Rental revenue for the three month period ended March 31, 2003 was $744,339, a decrease of 5.4% as compared to $787,235 for the comparable 2002 period. The decrease was primarily attributable to higher vacancy rates during the current period.

Selling and Administrative Expenses. Selling and administrative expenses for the three month period ended March 31, 2003 were $435,135 as compared to $394,783 for the comparable 2002 period.

Other expenses. Genterra incurred $124,221 of interest expenses for the first three months of 2003 compared with $112,338 for the comparable 2002 period. Amortization for the three months ended March 31, 2003 was $126,117 as compared to $126,980 for the comparable 2002 period.

Income Tax Provision. The effective tax rate was (93.9%) for the first three months of 2003 compared to 30.5% for the comparable 2002 period. The income tax charge for the first quarter of 2003 was positively impacted by the effect of the reduction of general income tax rates on future income tax liabilities.

Net Earnings. Genterra reported net earnings of $91,948 for the three month period ended March 31, 2003 compared with net earnings of $190,319 for the three month period ended March 31, 2002.



LIQUIDITY AND CAPITAL RESOURCES

Genterra's principal sources of liquidity are cash on hand.

Genterra's working capital amounted to $1,307,517 at March 31, 2003 compared to $1,290,398 at December 31, 2002. The ratio of current assets to current liabilities was 1.60:1 at March 31, 2003 and 1.62:1 at December 31. 2002. Genterra's cash on hand was $898,483 at March 31, 2003 as compared to $909,788 at December 31, 2002.


FISCAL YEAR ENDED DECEMBER 31, 2002
RESULTS OF OPERATIONS

Revenue. Rental revenue for the fiscal year ended December 31, 2002 was $2,701,882, a decrease of 18.4% as compared to $3,312,612 for the fiscal year ended December 31, 2001. The decrease was attributable to a reduction in rentable space during the year.

Selling and Administrative Expenses. Selling and administrative expenses for the fiscal year ended December 31, 2002 were $1,535,789 as compared to $2,246,425 for the fiscal year ended December 31, 2001. The decrease in expense resulted from the 2001 disposition of development properties and the elimination of expenses associated with the reduction in rentable space.

Other expenses. Genterra incurred $515,703 of interest expenses for the fiscal year ended December 31, 2002 compared with $487,018 for fiscal 2001. Amortization for the fiscal year ended December 31, 2002 was $530,018 as compared to $606,953 for fiscal 2001.

Income Tax Provision. The effective tax rate was (14.7%) for the fiscal year ended December 31, 2002 compared to 45.7% for the comparable 2001 period. The main difference between Genterra's statutory tax rate and its effective tax rate is primarily attributable to non-taxable portion of capital gains and a reduction of general income tax rates.

Net Earnings. Genterra reported net earnings of $306,532 in fiscal 2002, compared with net loss of $197,446 in 2001.



LIQUIDITY AND CAPITAL RESOURCES

Genterra's principal sources of liquidity are cash on hand.

Genterra's working capital amounted to $1,290,398 at December 31, 2002 compared to $578,725 at December 31, 2001. The ratio of current assets to current liabilities was 1.62:1 at December 31, 2002 and 1.25:1 at December 31, 2001. Genterra's cash on hand was $909,788 at December 31, 2002 as compared to $61,671 at December 31, 2001. The increase in working capital was due to a reduction in accounts receivable and the fact that Genterra completed a private equity placement to provide additional working capital including funds to pursue acquisitions.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from our investments without significantly increasing risk. Some of the securities that we invest in may have market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if we hold a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the principal amount of out investment will probably decline. We currently maintain and investment portfolio primarily of Canadian Bond obligations and Equity investments. The average duration of all of our investments in 2002 was less than one year. Due to the short-term nature of these investments, we believe we have no material exposure to interest rate risk arising from our investments. Therefore no quantitative tabular disclosure is required.

Genterra does have debt obligations that are sensitive to changes in interest rates. The table below presents principal cash flows and related weighted average interest rates by expected maturity dates. As 100% of Genterra's debts is denominated in Canadian Dollars, the information is presented in Canadian Dollars. The instrument's actual cash flows are also denominated in Canadian Dollars.

                                         (Expressed in thousands of Canadian Dollars)

                                                     Expected Maturity Date

                                   2003     2004     2005     2006     2007    2008     Thereafter        Total
Fixed Rate                         916      383      3,401    212      226        -          -       5,138
  Average Interest Rate            10.71%  7.22%    8.19%    6.52%    6.52%

Variable Rate                       739     62.5     62.5     62.5     62.5     62.5    168.5                 1,220
  Average Interest Rate             6.06%   7.00%    7.25%    7.50%    7.50%    7.50%   7.50%


Principal Holders of Shares in Genterra

     To the knowledge of the directors and officers of Genterra, no person or company beneficially owns, directly or indirectly, or exercises control or discretion over securities carrying more than 5% of the voting rights attached to any class of outstanding securities of Genterra other than Fred A. Litwin who indirectly controls 1,691,151 Class A Shares (34.8%), 219,886 Class B Shares (45.4%), 500,000 Class F Series 1 Preferred Shares (100%), and 477,721 Series 1 Preference Shares (24.7%); Power Capital (Americas) Ltd. which owns 726,750 Class A Shares (14.9%), and 199,500 Series 1 Preference Shares (10.3%); York Capital Funding Inc. which owns 735,000 Class A Shares (15.1%); and Camtx Corporation which owns 500,000 Special Shares (100%).

         Directors and Officers

              The following table sets out the current directors and officers of Genterra, the municipality in which each is currently a resident, all offices of Genterra held by each of them, their principal occupations during the past five years, the period of time for which each has been a director of Genterra, and the number of Genterra shares beneficially owned by each directly or indirectly or over which control or direction is exercised as at the date of this Amalgamation Brochure.

                                                                Directors and/or
                Name, Office and Principal Occupation             Officer Since           No. of Shares Owned
         - --------------------------------------------------------------------------------------------------
         - --------------------------------------------------------------------------------------------------
         Mark I. Litwin                                      April 30, 1999               142,677 Class A(1)
         Toronto, Ontario                                                                  6,459 Class B(1)
         President and Director
         President of Mirtronics Inc.
         - --------------------------------------------------------------------------------------------------
         Stan Abramowitz                                     April 30, 1999                       Nil
         Thornhill, Ontario
         Secretary and Director
         Executive of Forum Financial Corporation
         - --------------------------------------------------------------------------------------------------
         Irwin Singer                                        April 30, 1999                       Nil
         Toronto, Ontario
         Director
         Barrister & Solicitor
         - --------------------------------------------------------------------------------------------------
         Alan Kornblum                                       April 30, 1999                       Nil
         Downsview, Ontario
         Director
         President of Distinctive Designs Furniture Inc.
         - --------------------------------------------------------------------------------------------------
         Morton Litwin                                       April 30, 1999                       Nil
         Thornhill, Ontario
         Director
         Business Executive
         - --------------------------------------------------------------------------------------------------

         (1) Through Sutton Management Limited, a corporation owned equally by Mark I. Litwin and Risa Litwin.

         Committees

     The Audit Committee is composed of Messrs. Abramowitz, Singer and Kornblum. Genterra does not have an Executive Committee.

         Executive Compensation

     The following information is provided for Mark I. Litwin, Genterra's Chief Executive Officer:

                                                                                                        Long-Term
                                                                      Annual Compensation              Compensation
  - ----------------------------------------------------------------------------------------------------------------------
                                                                                     Other Annual   # of Common Shares
  Name & Principal Position                      Year         Salary      Bonus      Compensation      Under Options
  - ---------------------------------------------------------------------------------------------------------------------
  Mark I. Litwin                            2002(1)            Nil         Nil        $ 28,688              Nil
  - ----------------------------------------------------------------------------------------------------------------------
  President & Chief Executive Officer       2001               Nil         Nil        $ 38,250              Nil
                                            2000               Nil         Nil        $ 38,250              Nil
  - ----------------------------------------------------------------------------------------------------------------------

         (1) For the nine months ended September 30th, 2002.

Stock Options

     No stock options have been granted under Genterra's Stock Option Plan which was approved by shareholders on March 26, 1999.

Interest of Management and Others in Certain Transactions

     Genterra leases its property situated at 450 Dobbie Drive, Cambridge, Ontario to The Cambridge Towel Corporation ("Cambridge"). The lease term as renewed commenced January 1, 2003 and ends December 31, 2007, at an annual net, net rental of $926,345. Cambridge has the right to renew the lease for an additional period of five years at a rental rate equal to the then current market rate. Fred A. Litwin, the controlling shareholder, indirectly, of Genterra is a director and senior officer of Cambridge. Mark I. Litwin and Stan Abramowitz are officers and/or directors of Genterra and Cambridge.

     Genterra leases its property situated at 200 Glendale Avenue North, Hamilton, Ontario to Glendale Yarns Inc. ("Glendale'). The lease term commenced February 1, 1996 and ends January 31, 2011, at an annual net, net rental of $413,400 for the first 5 years, and at a negotiated rate thereafter. Fred A. Litwin is a director and senior officer of Glendale. Stan Abramowitz is an officer and/or director of Glendale.

     Genterra leases part of its property situated at 1095 Stellar Drive, Newmarket, Ontario to Fitcity Health Centre Inc. ("Fitcity"). The lease term commenced January 1, 1997 and ends December 31, 2007 at an annual net, net rental of $100,770 per year. Genterra is also party to a loan agreement with Fitcity bearing interest at prime plus 1% per annum and repayable on demand. As at May 31, 2003, Fitcity owed an aggregate amount of $386,262 of secured debt to a wholly-owned subsidiary of Genterra. Mark I. Litwin, a director and senior officer of Genterra, is the majority shareholder of Fitcity.

     Genterra was indebted to Cambrelco Inc., which debt was secured by a demand note bearing interest at the rate of 13% per annum. As at September 30, 2002 Genterra owned $550,000 and $18,073 of accrued interest on the note. This debt was repaid in June 2003. Fred A. Litwin, the controlling shareholder, indirectly, of Genterra is a director, senior officer and indirectly the controlling shareholder of Cambrelco Inc. Stan Abramowitz is an officer and director of Cambrelco Inc.

                         MIRTRONICS INC.

                CONSOLIDATED FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2002

                                AUDITORS' REPORT

To the Shareholders of
MIRTRONICS INC.

We have audited the consolidated balance sheet of MIRTRONICS INC. as at September 30, 2002 and 2001 and the consolidated statements of deficit, contributed surplus, earnings and cash flows for each of the three years in the period ended September 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2002 and 2001 and the results of its operations and the cash flows for the three years then ended in accordance with Canadian generally accepted accounting principles.

The examination referred to in the above report also included the related financial statement schedules listed in response to Item 19(a) of the Company's annual report on Form 20-F for each of the three years in the period ended September 30, 2002. In our opinion, the related financial statement schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly the information set forth therein.

On December 20, 2002, we reported separately to the shareholders of MIRTRONICS INC. on the consolidated financial statements for the years ended September 30, 2002 and 2001 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States accounting principles.



                                    [signed]
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              Chartered Accountants
Toronto, Ontario
December 20, 2002

CONSOLIDATED BALANCE SHEET
(Expressed in Canadian Dollars)

                                                                    September 30,
                                                               2002              2001
                                                               ----------------------
ASSETS

CURRENT
  Cash and cash equivalents                               $ 1,198,050       $ 1,487,206
  Short-term investments                                      483,938           284,819
  Accounts receivable (notes 2 and 5)                       8,010,629        10,333,211
  Income taxes recoverable                                    156,705             -
  Inventories (note 5)                                      3,801,782         3,544,546
  Prepaid expenses and deposits                               469,691           510,073
  Current portion of note receivable (note 3)                 100,000             -
  Future income taxes                                         537,743           396,204
                                                          ------------      ------------
                                                           14,758,538        16,556,059



NOTES RECEIVABLE (note 3)                                     600,000           700,000



PROPERTY AND EQUIPMENT (notes 4 and 5)                        553,310           530,873



FUTURE INCOME TAXES                                           301,836           629,095
                                                          ------------      ------------

                                                          $16,213,684       $18,416,027
                                                          ============      ============


See accompanying notes to financial statements.

                                                                    September 30
                                                               2002              2001
                                                               ----------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                $ 4,450,770       $ 5,097,234
  Income taxes payable                                          -               396,308
  Deferred service revenue                                    707,637           716,480
  Current portion of long-term debt (note 5)                  210,425           222,265
                                                            5,368,832         6,432,287

LONG-TERM DEBT (note 5)                                     1,497,233         2,312,198
FUTURE INCOME TAXES                                            18,412             -
NON-CONTROLLING INTEREST                                    5,074,571         4,436,102
                                                           -----------       -----------
                                                           11,959,048        13,180,587
                                                           -----------       -----------
SHAREHOLDERS' EQUITY
    Capital stock (note 6)
    Issued and outstanding
         1,709,115    Preferred shares                      1,110,930         1,110,930
        12,917,581    Common shares (2001 - 13,117,581)     5,328,092         5,410,586
                                                           -----------       -----------
                                                            6,439,022         6,521,516

Contributed surplus                                           262,445           234,742

Deficit                                                    (2,446,831)       (1,520,818)
                                                           -----------       -----------
                                                            4,254,636         5,235,440
                                                           -----------       -----------
                                                          $16,213,684       $18,416,027
                                                           ===========       ===========

Commitments and Contingencies (note 9)

CONSOLIDATED STATEMENT OF DEFICIT
(Expressed in Canadian Dollars)

                                                                                         Year ended September 30
                                                                                 2002             2001              2000
                                                                                -----------------------------------------
Deficit at beginning of year, as previously stated                          $(1,520,818)     $(2,730,341)     $(2,920,220)

  Restatement of asset and liability method
  of accounting for income taxes                                                  -              741,931          791,045
                                                                             -----------      -----------      -----------
Deficit at beginning of year, as restated                                    (1,520,818)      (1,988,410)      (2,129,175)

    Net earnings (loss) for the year                                           (926,013)         467,592          140,765
                                                                             -----------      -----------      -----------
DEFICIT, AT END OF YEAR                                                     $(2,446,831)     $(1,520,818)     $(1,988,410)
                                                                             ===========      ===========      ===========


CONSOLIDATED STATEMENT OF CONTRIBUTED SURPLUS
(Expressed in Canadian Dollars)

                                                                                          Year ended September 30
                                                                                 2002             2001              2000
                                                                                -----------------------------------------
Balance at beginning of year                                                   $234,742         $234,742          $193,734

    Excess of book value over cost of shares purchased and
      subsequently cancelled                                                     27,703            -                41,008

BALANCE, AT END OF YEAR                                                        $262,445         $234,742          $234,742
                                                                               =========        =========          ========



See accompanying notes to financial statements.

---------------------------------------------

CONSOLIDATED STATEMENT OF EARNINGS
(Expressed in Canadian Dollars)

                                                                                       Year ended September 30
                                                                              2002               2001            2000
                                                                             --------------------------------------------
Sales (Schedule)                                                            $26,616,978      $30,616,884       $28,111,834
Cost of sales (Schedule)                                                     18,555,088       20,810,855        18,886,653
                                                                             -----------      -----------       -----------
                                                                              8,061,890        9,806,029         9,225,181
                                                                             -----------      -----------       -----------
Expenses
  Selling and administrative (Schedule)                                       8,637,265        8,060,743         7,437,521
  Amortization                                                                  203,899          189,320           182,715
  Interest on long-term debt                                                    139,356          224,257           366,715
  Foreign exchange gain                                                      (   29,980)      (  154,092)       (   43,226)

  Other interest income                                                      (   84,226)      (   99,825)       (   79,488)
                                                                             -----------      -----------       -----------
                                                                              8,866,314        8,220,403         7,864,237
                                                                             -----------      -----------       -----------
Earnings (loss) from operations                                              (  804,424)       1,585,626         1,360,944

  Loss on issuance of shares by subsidiary                                   (   90,477)          -              ( 116,459)
  Loss on sale of shares of subsidiary                                       (  354,983)          -                 -
                                                                             -----------      -----------       -----------

Earnings (loss) before income taxes and
  non-controlling interest                                                   (1,249,884)       1,585,626         1,244,485

  Income taxes (recovery)(note 7)                                            (   87,840)         539,406           651,069
                                                                             -----------      -----------        ----------
Earnings (loss) before non-controlling interest                              (1,162,044)       1,046,220           593,416

  Non-controlling interest                                                      236,031       (  578,628)        ( 452,651)
                                                                             -----------      -----------        ----------
NET EARNINGS (LOSS) FOR THE YEAR                                            $(  926,013)     $   467,592        $  140,765
                                                                             -----------      -----------        ----------

EARNINGS (LOSS) PER SHARE (note 8)                                          $     (0.07)     $      0.04        $     0.01
                                                                             ===========      ===========        ==========


See accompanying notes to financial statements.

---------------------------------------------

CONSOLIDATED SCHEDULE OF REVENUE AND EXPENSES
(Expressed in Canadian Dollars)

                                                                                          Year ended September 30
                                                                                 2002             2001              2000
                                                                             ---------------------------------------------
SCHEDULE OF SALES
  Service revenue from third parties                                        $ 7,091,322      $ 6,676,910       $ 6,135,637
  Sales to third parties                                                     19,525,656       23,939,974        21,976,197
                                                                             -----------      -----------       -----------
                                                                            $26,616,978      $30,616,884       $28,111,834
                                                                             ===========      ===========       ===========




SCHEDULE OF COST OF SALES
  Cost of service paid to third parties                                     $ 5,003,196      $ 4,815,879       $ 4,314,506
  Purchases from third parties                                               13,551,892       15,994,976        14,572,147
                                                                             -----------      -----------       -----------
                                                                            $18,555,088      $20,810,855       $18,886,653
                                                                             ===========      ===========       ===========




SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES
  Management fees paid to a corporate shareholder                           $    24,000      $    24,000       $    24,000
  Other administrative expenses                                               8,613,265        8,036,743         7,413,521
                                                                             -----------      -----------       -----------
                                                                            $ 8,637,265      $ 8,060,743       $ 7,437,521
                                                                             ===========      ===========       ===========

See accompanying notes to financial statements.

---------------------------------------------

CONSOLIDATED STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)

                                                                                        Year ended September 30
                                                                                2002              2001             2000
                                                                               -------------------------------------------
CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
    Net earnings for the year                                               $  (926,013)     $   467,592       $   140,765
    Add:  Charges (credits) to income not affecting cash
        Non-controlling interest                                               (236,031)         578,628           452,651
        Amortization                                                            203,899          189,320           182,715
        Deferred service revenue                                                 (8,843)         152,535            61,945
        Foreign exchange fluctuations on long-term items                         (8,852)         102,055            85,144
        Provision for doubtful accounts                                         158,868          (32,237)          169,076
        Future income taxes                                                     205,663          (11,490)           58,733
        Loss on issuance of shares by subsidiary                                 90,477           -                116,459
        Loss on disposal of property and equipment                                -               -                    707
        Loss on sale of shares of subsidiary                                    354,983           -                 -
                                                                             -----------      -----------       -----------
                                                                               (165,849)       1,446,403         1,268,195
  Change in non-cash components of operating working capital
        Accounts receivable                                                   2,163,714       (1,043,212)       (1,246,536)
        Income taxes recoverable                                               (156,705)           -                 -
        Inventories                                                            (257,236)         (80,510)         (113,887)
        Prepaid expenses and deposits                                            40,382         (250,468)           84,143
        Accounts payable and accrued liabilities                               (646,464)         856,383           817,655
        Income taxes payable                                                   (396,308)         (32,362)          422,845
                                                                             -----------      -----------       -----------
                                                                                581,534          896,234         1,232,415
                                                                             -----------      -----------       -----------
FINANCING ACTIVITIES
    Long-term debt repaid                                                    (1,481,640)      (1,205,338)       (1,929,790)
    Long-term debt incurred                                                     662,154          932,283         1,100,105
    Issuance of common shares by subsidiary                                     382,646                -           176,736
    Purchase of common shares for cancellation                                  (54,791)               -           (64,172)
                                                                             -----------      -----------       -----------
                                                                               (491,631)        (273,055)         (717,121)
                                                                             -----------      -----------       -----------
INVESTING ACTIVITIES
    Purchase of property and equipment                                         (226,336)        (226,224)         (280,788)

    Short-term investments                                                     (199,119)         (94,055)          (75,261)

    Proceeds on disposal of investments                                          46,396                -                 -
                                                                             -----------      -----------       -----------
                                                                               (379,059)        (320,279)         (356,049)
                                                                             -----------      -----------       -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                                  (289,156)         302,900           159,245

Cash and cash equivalents at beginning of year                                1,487,206        1,184,306         1,025,061
                                                                             -----------      -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $ 1,198,050      $ 1,487,206       $ 1,184,306
                                                                             ===========      ===========       ===========



SUPPLEMENTARY CASH FLOW INFORMATION
    Interest paid - net                                                          63,896          101,826           265,053
    Income taxes paid                                                           276,350          622,630           179,568
    Capital lease obligations incurred for purchase of equipment                      -                -           138,669


See accompanying notes to financial statements.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
YEAR ENDED SEPTEMBER 30, 2002

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in Note 13, conform, in all material respects, with the accounting principles generally accepted in the United States.

Use of Estimates

     The  preparation  of  financial  statements  in  conformity  with  Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at September 30, 2002, and reported amounts to revenues and expenses during the fiscal year. Actual results could differ from those estimates.

General

     The Company is incorporated under the Ontario Business Corporations Act, 1982. The Company's subsidiaries' operations consist of the design, manufacture, marketing and service of a variety of data communications products and systems with applications in the fire alarm, life safety, transit, security and communications industry.

Principles of Consolidation

     These financial statements include the accounts of the Company and its subsidiary companies. Inter-company balances and transactions have been eliminated on consolidation.

Cash Concentrations

     At September 30, 2002, the Company had approximately US$73,000 (Can. $116,000) (2001 - US$381,000 (Can. $601,000) in financial institutions that is subject to insured amount limitations.

Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Short-term Investments

     Short-term investments consist of marketable securities which are carried at the lower of cost and market. At September 30, 2002, the Company had marketable securities of $483,938 with a market value of $407,244. During the year, the Company sold securities for proceeds of $345,948 and realized a net trading loss of $59,324 against the cost of the investments.

Inventories

     Inventories of raw materials are valued at the lower of cost (principally on a first-in, first-out basis) and net realizable value.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are recorded at cost. Amortization is being provided for over the estimated useful life as follows:

Machinery and equipment           -  straight-line over 3 to 10 years
Leasehold improvements            -  straight-line over the term of the lease
Computer equipment                -  straight-line over 3 to 10 years
Office furniture and equipment    -  straight-line over 3 to 10 years
Equipment under capital lease     -  straight-line over 3 to 10 years

     All amortization has been included in expenses and none has been included in cost of sales.

Foreign Exchange Translation

     The Company's operations in the United States are considered to be integrated with the Company's operations. Monetary assets and liabilities are translated at rates of exchange in effect at the end of the fiscal year. Non- monetary assets and liabilities are translated at historical rates of exchange. Revenue and expenses are translated at the rates of exchange in effect at the date of the transaction.

     The resulting foreign exchange gains and losses are reflected in the consolidated statement of earnings.

Revenue Recognition

     Product and subcontract sales are recognized using the percentage-of-completion method. Service revenue from maintenance contracts is recognized on a straight-line basis over the terms of respective contracts which are generally one year. Non-contact service revenue is recognized when the services are performed.

Deferred Service Income

     Deferred service income is amortized into income over the life of the service contract on the straight-line basis.

Concentration of Credit Risk

     Financial instruments which potentially subject the Company to credit risk consist primarily of accounts receivable. The Company's operations are located in two large U.S. cities, each of which is an independent market. The Company grants credit to its customers, principally all of which are general or specialized construction contractors, none of which individually constitutes a significant portion of outstanding receivables. Approximately 84% (2001 - 84%) of such outstanding receivables are due from customers in New York.

     The Company places a portion of its temporary cash investments in Canadian government bonds.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

     In December 1997, the Canadian Institute of Chartered Accountants issued a new Handbook Section 3465 "Accounting for Income Taxes". This required a change for the years end September 30, 2001 and 2000 from the deferral method of accounting for income taxes to the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes. Effective October 1, 2000, the company adopted the Handbook Section and has applied the provisions of it retroactively to all periods presented.

Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

     The carrying amounts of all financial assets and liabilities approximate their fair value due to the terms of these instruments.

     The Company has no financial instruments that have material off-balance sheet risk or a materially different fair value than the respective instruments carrying of disclosed value.

Stock-Based Compensation and Other Stock-Based Payments

     In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock based-payments to non-employees and to employee awards that are direct awards of stock that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instuments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal year beginning October 1, 2001 for awards granted on or after the date.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


1.       Investments

         Synergx Systems Inc. (formerly Firetector Inc.)

         a) Synergx Systems Inc. ("Synergx") has granted the Company a warrant to purchase 310,000 common shares, expiring December 31, 2003, at an exercise price of US$1.02

         b) On consolidation, the excess of the net book value of the shares acquired relative to the option price has been eliminated against the non-identifiable assets.

         c) Although the Company currently directly holds 31.3% of the voting capital stock of Synergx and results of operations are recorded based upon this percentage, the Company can obtain up to 41.0% of the voting capital stock of Synergx by exercising its warrants to acquire 310,000 common shares, with a cash outlay of approximately US$316,000 from the Company. Based upon this and voting agreements with other shareholders, the Company would have the right to designate the majority of the Board of Directors of Synergx. Therefore, the Company and Synergx continue to enjoy a parent- subsidiary relationship.

2.       Accounts Receivable
                                                     2002              2001
                                                                           --

  Accounts receivable, principally trade          $8,691,360       $10,832,915
  Due from corporations controlled by a director      -                 17,862
  Allowance for doubtful accounts                   (680,731)         (517,566)
                                                   ----------       -----------

                                                  $8,010,629       $10,333,211
                                                   ==========       ===========



3.       Note Receivable

         The note receivable from a former equity investee corporation bears interest at 6% per annum with semi-annual principal repayments of $50,000 commencing November 25, 2002.

4.       Property and Equipment

                                                                        2002                                 2001
                                                     --------------------------------------------          ----------
                                                                     Accumulated
                                                       Cost         Amortization            Net               Net
  Machinery and equipment                           $1,786,007        $1,415,349        $ 370,658         $ 354,423
  Leasehold improvements                                53,923             6,785           47,138            18,060
  Computer equipment                                         -                 -                -               197
  Office furniture and equipment                       210,659           176,892           33,767            26,194
  Equipment under capital lease                        184,319            82,572          101,747           131,999
                                                     ---------         ---------         --------          --------
                                                    $2,234,908        $1,681,598        $ 553,310         $ 530,873
                                                     =========         =========         ========          ========

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


4.       Property and Equipment (Continued)

     Amortization expense includes $27,213 (2001 - $35,074;  2000 - $32,580) for equipment under capital leases.

     The  accumulated   amortization  as  at  September  30,  2001  amounted  to
     $1,654,664.

5.       Long-term Debt

                                                                                          2002              2001
                                                                                       ---------         ---------
 Loans of US$848,240 (2001 - US$1,309,671) bearing interest
 at US prime plus 1/4% per annum (2001 - US prime plus 3/4%)                          $1,346,327        $2,067,316
 Long-term lease obligations secured by certain property and equipment, requiring monthly payments of US$2,556, maturing
 in various years through fiscal 2005                                                    106,117           141,370
 Note payable to a director of a subsidiary bearing interest at 4% per
 annum payable in monthly instalments of US$3,905, due January 2004                       92,981           166,445
 Other                                                                                   162,233           159,332
                                                                                       ---------         ---------
                                                                                       1,707,658         2,534,463
   Less:  Current portion                                                                210,425           222,265
                                                                                       ---------         ---------
                                                                                      $1,497,233        $2,312,198
                                                                                       =========         =========


     The aggregate amount of maturities of long-term debt in each of the next four years is as follows:

         2003                                      $  210,425
         2004                                          92,353
         2005                                       1,404,146
         2006                                             734
                                                    ---------
                                                   $1,707,658
                                                    =========



     A subsidiary of the Company has a credit facility with a U.S. bank for $4,761,600 (US$3,000,000) through December 2004. The credit facility provides for interest at prime plus 0.25% on outstanding balances. The credit facility is secured by all of the assets of the subsidiary and its subsidiaries. The facility provides for various covenants which restrict the payment of dividends, acquisitions and capital expenditures and the subsidiary is required to maintain certain financial ratios. At September 30, 2002, the subsidiary was not in default of any of its financial covenants.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


6.       Capital Stock

     At September 30, 2002, the authorized capital stock of the Company is as follows:

         An unlimited number of preferred shares, issuable in series An unlimited number of non-voting, non-participating, cumulative, redeemable, preference shares, Series 1
         An unlimited number of non-voting, non-participating, redeemable, non-cumulative, Class "B" preference shares
         An unlimited number of Common shares

                                                                     Common                        Preferred Class "B"
                                                             Number           Amount            Number           Amount
                                                           --------        ---------         ---------        ---------
         Issued and Outstanding
         Balance September 30, 2000 and 2001              13,117,581       $ 5,410,586         1,709,115       $ 1,110,930
         Purchased for cancellation under
           normal course issuer bid                         (200,000)          (82,494)                -                 -
                                                          -----------       -----------        ----------       ----------

         Balance September 30, 2002                       12,917,581       $ 5,328,092         1,709,115       $ 1,110,930
                                                          ===========       ===========        ==========       ==========


         Options

     As at September 30, 2002, the Company had reserved 270,000 common shares under its employee stock option plan for outstanding options granted to directors, officers and employees. The options are exercisable at $0.125 and expire on November 30, 2005.

7.       Income Taxes
                                        2002            2001           2000
                                      ---------       --------       -------

         Current                     $(293,503)      $550,896       $592,336
         Future income taxes           205,663        (11,490)        58,733
                                      ---------       --------       -------
                                     $ (87,840)      $539,406       $651,069
                                      =========       ========       ========

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


7.       Income Taxes (Continued)

         The difference between the effective tax rate for continuing operations and the combined basic federal and provincial tax rate is explained as follows:

                                                                                    Effect on Basic Income Tax Rate
                                                                              2002               2001             2000
                                                                              ----               ----             ----
                                                                                %                 %                %
        Income taxes computed at statutory combined
          basic income tax rate                                                39.1              42.1             44.3
        (Decrease) increase in taxes resulting from
          benefit of future tax deductible items                               (3.7)             (1.2)             3.3
        Non-taxable foreign exchange (gain) loss                                0.9              (8.4)            (2.8)
        Minimum tax                                                            (0.4)              0.6              6.4
        Other                                                                  (5.7)              0.9              1.1
        Valuation allowance in respect of utilization
         of non-capital losses                                                (23.2)                -                -
                                                                             -------           --------         -------

                                                                                7.0              34.0             52.3
                                                                             =======            ======           ======


     The Company has recorded future income taxes at September 30, 2002 and 2001 related to certain book provisions to be deducted in future tax returns. Management anticipates the return to profitable operations at a level that will result in the utilization of the recorded future income taxes.

     The components of future income tax assets consist of the following:

                                                        2002              2001
                                                       -------           -------

     Allowance for doubtful accounts                 $ 272,998        $  206,784
     Inventory obsolescence                            190,464           189,420
     Fixed assets                                      (18,412)          147,454
     Non-capital losses carried forward - net          356,853           454,115
     Cumulative minimum taxes                           19,264            27,526
                                                       --------        ---------
                                                     $ 821,167        $1,025,299
                                                       ========        =========


8.       Earnings Per Share

     Earnings per share has been calculated using the weighted average number of shares outstanding during the year of 13,100,914 (2001 - 13,117,581; 2000 - 13,325,915). The potential exercise of the issued options of the Company have no material dilutive effect and, therefore, are not disclosed.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


9.       Commitments and Contingencies

         Leases

     The Company is the lessee of premises in U.S. cities under leases expiring at various times through 2010. Rental expense for operating leases was $576,336 (2001 - $526,538; 2000 - $452,483). As at September 30, 2002,
     future minimum payments, by year and in the aggregate under non-cancellable operating leases, consisted of the following:

     2003                                                      631,853
     2004                                                      513,170
     2005                                                      528,496
     2006                                                      544,618
     2007                                                      475,998
     Thereafter                                                537,286
                                                             ---------
                                                             3,231,421
                                                             =========


     Contingencies

     In the normal course of its operations, the Company's subsidiary has been or, from time to time, may be named in legal actions seeking monetary damages. Management does not expect, based upon consultation with legal counsel, that any material item exists that will affect the Company's business or financial condition.

10.      Related Party Transactions

     These consolidated financial statements include management fees paid to a corporate shareholder in the amount $24,000 (2001 - $24,000; 2000 - $24,000) which are not disclosed otherwise.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


11.      Segmented Information (in thousands of dollars)

         Segmented information for the fiscal years ended September 30, 2002, 2001 and 2000, respectively, is as follows for continuing operations:

         Geographic Segments
                                                             United
                                            Canada           States         Eliminations     Consolidated
                                            -------          ------          -----------       -------
         2002

         Sales to third parties            $     -          $26,617         $   -             $26,617
                                            -------          -------         --------          -------

         Net earnings (loss)               $  (435)         $  (491)        $   -             $  (926)
                                            -------          -------         --------          -------

         Total assets                      $ 2,409          $13,805         $   -             $16,214
                                            =======          =======         ========          =======



         2001

         Sales to third parties            $     -          $30,617         $   -             $30,617
                                            -------          -------         --------          -------

         Net earnings (loss)               $   (40)         $   507         $   -             $   467
                                            -------          -------         --------          -------

         Total assets                      $ 2,685          $15,731         $   -             $18,416
                                            =======          =======         ========          =======


         2000

         Sales to third parties            $     -          $28,112         $   -             $28,112
                                            -------          -------         --------          -------

         Net earnings (loss)               $  (276)         $   417         $   -             $   141
                                            -------          -------         --------          -------

         Total assets                      $ 2,361          $14,181         $   -             $16,542
                                            =======          =======         ========          =======

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


12.      Subsequent Events

         a) Effective November 23, 2002, the common and preference shares of the Company were suspended from trading on the TSX Venture Exchange ("TSX") for failure to meet the continued listing requirements of the TSX.

         b) On October 17, 2002, the Company disposed of a 7.5% interest in Synergx, realizing a loss of $252,000 and reducing its holdings to 23.8%. As a result, the Company will no longer enjoy a parent- subsidiary relationship and the investment in Synergx will be accounted for on the equity basis.

13. Summary of Differences Between Canadian and United States Accounting Principles

         The Company follows accounting principles generally accepted in Canada. Differences between generally accepted accounting principles in Canada and those applicable in the United States are summarized below.

         The Company translates the results of its U.S. subsidiary into Canadian dollars using the temporal method which is required for a vertically integrated subsidiary. Under United States generally accepted accounting principles, the translation gains and losses on long-term items are not recognized until realized and are reported as a separate component of shareholders' equity.

         Under Canadian accounting principles, the investment in Synergx is being consolidated when control of the investee's voting shares exist, although the company owns less than 50% of the voting shares (Note 1(c)). Under United States accounting principles, the investment is accounted for under the equity method when there is a significant influence over an investee, which is deemed to exist when the investor owns from 20 to 50% of the investee's voting shares.

         The effect on the consolidated balance sheets of the differences between accounting principles generally accepted in Canada and those accepted in the United States are summarized as follows.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences between Canadian and United States Accounting Principles (Continued)

                                                               Canadian                             U.S.
                                                              Accounting         Increase        Accounting
                                                              Principles        (Decrease)       Principles
         September 30, 2002
         Cash and cash equivalents                            $ 1,198,050     $   (295,319)      $   902,731
         Short-term investments                                   483,938          (76,661)          407,277
         Accounts receivable                                    8,010,629       (7,983,013)           27,616
         Income taxes recoverable                                 156,705         (144,149)           12,556
         Inventories                                            3,801,782       (3,801,782)                -
         Prepaid expenses and deposits                            469,691         (467,213)            2,478
         Future income taxes                                      537,743         (537,743)                -
                                                                                -----------
         Total current assets                                  14,758,538      (13,305,880)        1,452,658
         Investments                                                    -        2,183,208         2,183,208
         Property and equipment                                   553,310         (553,310)                -
                                                                                -----------
         Total assets                                         $16,213,684     $(11,675,982)      $ 4,537,702
                                                                               ------------


         Accounts payable and accrued liabilities             $ 4,450,770     $ (4,113,483)      $   337,287
         Deferred service revenue                                 707,637         (707,637)                -
         Current portion of long-term debt                        210,425         (210,425)                -
                                                                                -----------
         Total current liabilities                              5,368,832       (5,031,545)          337,287
         Long-term debt                                         1,497,233       (1,497,233)                -
         Future income taxes                                       18,412          (18,412)                -
         Non-controlling interest                               5,074,571       (5,074,571)                -
         Translation adjustment                                         -         (445,181)         (445,181)
         Deficit                                               (2,446,831)         390,960        (2,055,871)
                                                                                -----------
         Total liabilities and shareholders' equity           $16,213,684     $(11,675,982)      $ 4,537,702
                                                                               ============

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences between Canadian and United States Accounting Principles (Continued)


                                                                             Canadian                             U.S.
                                                                            Accounting         Increase        Accounting
                                                                            Principles        (Decrease)       Principles
         September 30, 2001
         Cash and cash equivalents                                          $ 1,487,206     $   (462,699)      $ 1,024,507
         Short-term investments                                                 284,819          (22,454)          262,365
         Accounts receivable                                                 10,333,211      (10,192,790)          140,421
         Inventories                                                          3,544,546       (3,544,546)                -
         Prepaid expenses and deposits                                          510,073         (507,595)            2,478
         Future income taxes                                                    396,204         (396,204)                -
                                                                                              -----------
         Total current assets                                                16,556,059      (15,126,288)        1,429,771
         Investments                                                                  -        2,826,666         2,826,666
         Fixed assets                                                           530,873         (524,577)            6,296
         Future income taxes                                                    629,095          (94,710)          534,385
                                                                                              -----------
         Total assets                                                       $18,416,027     $(12,918,909)      $ 5,497,118
                                                                                             ============


         Accounts payable and accrued liabilities                           $ 5,097,234     $ (4,859,697)      $   237,537
         Income taxes payable                                                   396,308         (358,070)           38,238
         Deferred service revenue                                               716,480         (716,480)                -
         Current portion of long-term debt                                      222,265         (222,265)                -
                                                                                              -----------
         Total current liabilities                                            6,432,287       (6,156,512)          275,775
         Long-term debt                                                       2,312,198       (2,312,198)                -
         Non-controlling interest                                             4,436,102       (4,436,102)                -
         Translation adjustment                                                       -         (448,838)         (448,838)
         Deficit                                                             (1,520,818)         434,741        (1,086,077)
                                                                                              -----------
         Total liabilities and shareholders' equity                         $18,416,027     $(12,918,909)      $(5,497,118
                                                                                             ============

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences Between Canadian and United States Accounting Principles (Continued)

                                                                             Canadian                             U.S.
                                                                            Accounting         Increase        Accounting
                                                                            Principles        (Decrease)       Principles
         September 30, 2000
         Cash and cash equivalents                                          $ 1,184,306     $   (358,852)      $   825,454
         Short-term investments                                                 190,764           48,251            39,015
         Accounts receivable                                                  9,257,762       (9,100,353)          157,409
         Inventories                                                          3,464,036       (3,464,036)                -
         Prepaid expenses and deposits                                          259,605         (257,127)            2,478
         Future income taxes                                                    365,351         (365,351)                -
                                                                                              -----------
         Total current assets                                                14,721,824      (13,497,468)        1,224,356
         Notes receivable                                                       700,000          272,367           972,367
         Investments                                                                  -        2,411,496         2,411,496
         Fixed assets                                                           493,969         (486,100)            7,869
         Future income taxes                                                    626,112          (51,119)          574,993
                                                                                              -----------
         Total assets                                                       $16,541,905     $(11,350,824)      $ 5,191,081
                                                                                             ============


         Accounts payable and accrued liabilities                           $ 4,240,851     $ (3,892,152)      $   348,699
         Income taxes payable                                                   428,667         (402,384)           26,283
         Deferred service revenue                                               563,945         (563,945)                -
         Current portion of long-term debt                                      161,037         (161,037)                -
                                                                                              -----------
         Total current liabilities                                            5,394,500       (5,019,518)          374,982
         Long-term debt                                                       2,522,081       (2,522,081)                -
         Non-controlling interest                                             3,857,476       (3,857,476)                -
         Translation adjustment                                                       -         (407,930)         (407,930)
         Deficit                                                             (1,988,410)         456,181        (1,532,229)
                                                                                              -----------
         Total liabilities and shareholders' equity                         $16,541,905     $(11,350,824)      $ 5,191,081
                                                                                             ============


---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences Between Canadian and United States Accounting Principles (Continued)

         The effect of these differences on reported earnings is summarized as follows:

                                                                                 2002              2001             2000
                                                                               ---------        ---------          ---------
         Net earnings (loss) from continuing operations
           Canadian accounting principles                                     $(926,013)       $ 467,592         $ 140,765
         Foreign exchange (gain) loss on long-term debt                          (8,852)         102,055            85,144
         Minority interest thereon                                                5,195          (61,147)          (51,015)
                                                                               ---------        ---------         ---------
         Net earnings for the year in accordance with
           U.S. GAAP                                                          $(929,670)       $  508,500        $ 174,894
                                                                               =========        ==========        =========




                                                                                 2002              2001             2000
                                                                               --------          --------       ----------

         Earnings (loss) per share - United States accounting
            principles - for the year                                          $(0.07)            $0.04           $ 0.01
                                                                               =======            =====           ======

    Comprehensive Income

    Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income. Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The following table presents comprehensive income and its components.

                                                                                 2002              2001             2000
                                                                               ---------        ---------         ---------

         Net income in accordance with U.S. GAAP                             $ (929,670)       $ 508,500         $ 174,894
         Other comprehensive income (loss), net of tax:
           Unrealized gain (loss) on available-for-sale securities              (40,124)         (62,348)           13,287
                                                                              ----------        ---------         ---------

         Comprehensive income                                                 $(969,794)       $ 446,152         $ 188,181
                                                                               =========        =========         =========



     U.S. GAAP requires investments in marketable securities available for sale to be recorded at market value and all unrealized holding gain and losses reflected in the shareholder's equity. Under Canadian GAAP, long-term investments are carried at historical cost with losses in value being recognized in income only when the loss in value is other than temporary and increase in value being recognized only when realized.

SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS



  COL. A                                   COL. B                       COL. C                    COL. D             COL.E
------------------------------------ ------------------ -----------------------------------  -----------------  -----------------


                                                                       ADDITIONS


                                                                (1)            Charged to
                                           Balance          Charged to           Other                                Balance
                                          Beginning          Costs and          Accounts          Deductions           End of
Description                               of Period          Expenses          -Describe          -Describe            Period
-----------                               ---------          --------          ---------          ---------            ------

For the year ended September 30, 2002
  Allowance for doubtful
    accounts                             $ 517,566          $ 159,373             $ -                $ -             $ 680,731
                                                            Bad debts
                                                            $3,792(1)
For the year ended September 30, 2001
  Allowance for doubtful
    accounts                             $ 524,549           $ 44,640             $ -              $ 76,965          $ 517,566
                                                            Bad debts                             Bad debts
                                                            $25,342(1)                           written off
For the year ended September 30, 2000
  Allowance for doubtful
    accounts                             $ 355,473          $ 239,664             $ -              $ 82,234          $ 524,549
                                                            Bad debts                             Bad debts
                                                            $11,646(1)                           written off






(1) These amounts represent the effect of foreign exchange fluctuations on the allowance for doubtful accounts.

                                 MIRTRONICS INC.

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                         March 31     September 30
                                                                         2003            2002
A S S E T S
CURRENT
Cash and short-term investments                                  $      347,018    $      504,029
Marketable securities                                                 1,224,963         1,177,959
Accounts receivable                                                      60,618         8,010,629
Income taxes recoverable                                                  5,150           156,705
Inventories                                                                   -         3,801,782
Prepaid expenses and deposits                                            26,198           469,691
Current portion of investments and notes receivable                     100,000           100,000
Future income taxes                                                           -           537,743
                                                                   --------------    --------------
                                                                      1,763,947        14,758,538

INVESTMENTS AND NOTE RECEIVABLE                                       2,135,433           600,000

FIXED                                                                         -           553,310

FUTURE INCOME TAXES                                                     417,598           301,836
                                                                  -------------     --------------

                                                                 $    4,316,978    $   16,213,684
                                                                  ==============    ==============
L I A B I L I T I E S
CURRENT
Accounts payable and accrued liabilities                         $      349,433    $    4,450,770
Income taxes payable                                                          -                 -
Deferred service revenue                                                      -           707,637
Current portion of long-term debt                                             -           210,425
                                                                  --------------    --------------
                                                                        349,433         5,368,832

LONG-TERM DEBT                                                                -         1,497,233

FUTURE INCOME TAXES                                                           -            18,412

NON-CONTROLLING INTEREST                                                      -         5,074,571
                                                                  --------------    --------------
                                                                        349,433        11,959,048
                                                                  --------------    --------------
S H A R E H O L D E R S'   E Q U I T Y

CAPITAL STOCK                                                         6,418,399         6,439,022

CONTRIBUTED SURPLUS                                                     270,321           262,445

DEFICIT                                                              (2,721,175)       (2,446,831)
                                                                  --------------    --------------
                                                                      3,967,545         4,254,636
                                                                  --------------    --------------
                                                                 $    4,316,978    $   16,213,684
                                                                  ==============    ==============

                                 MIRTRONICS INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   AND DEFICIT
                                   (Unaudited)

                                                                      Six months ended March 31   Three months ended March 31
                                                                       2003             2002              2003      2002
SALES                                                            $            -    $  11,408,514    $     -         $  5,816,611

COST OF SALES                                                                 -        8,103,182               -       3,888,142
                                                                  --------------    -------------    ------------     -----------
                                                                              -        3,305,332               -       1,928,469
                                                                  --------------    -------------    ------------     -----------
EXPENSES
Selling and administrative                                              141,048        4,086,614          90,656       2,137,115
Amorization                                                                   -          116,746               -          59,243
Interest on long-term debt                                                    -           77,614               -          41,399
Other interest income                                                   (40,810)         (41,323)        (19,531)        (20,459)
                                                                  --------------    -------------    ------------     -----------
                                                                        100,238        4,239,651          71,125       2,217,298
                                                                  --------------    -------------    ------------     -----------

LOSS FROM OPERATIONS                                                   (100,238)        (934,319)        (71,125)       (288,829)

Equity in earnings of effectively controlled company                    (46,251)               -         (60,548)              -
 Loss on sale of shares of former subsidiary                           (243,317)        (354,983)              -        (354,983)
                                                                  --------------    -------------    ------------     -----------
LOSS BEFORE INCOME TAXES AND
 NON-CONTROLLING INTEREST                                              (389,806)      (1,289,302)       (131,673)       (643,812)

Income taxes                                                           (115,462)        (372,202)        (10,437)        (80,055)
                                                                  --------------    -------------    ------------     -----------
LOSS BEFORE
 NON-CONTROLLING INTEREST                                              (274,344)        (917,100)       (121,236)       (563,757)

Non-controlling interest                                                      -          303,793               -          97,784
                                                                  --------------    -------------    ------------     -----------

NET EARNINGS (LOSS) FOR THE PERIOD                                     (274,344)        (613,307)       (121,236)       (465,973)


DEFICIT, beginning of  period                                        (2,446,831)      (1,520,818)     (2,599,939      (1,668,152)

                                                                  --------------    -------------    ------------     -----------
DEFICIT, END OF PERIOD                                               (2,721,175)   $  (2,134,125)   $ (2,721,175)    $(2,134,125)
                                                                  ==============    =============    ============     ===========

EARNINGS (LOSS) PER SHARE                                              $(0.02)          $(0.05)          $(0.01)     $     (0.04)

Weighted average number of common shares                             12,867,581       13,117,581      12,867,581      13,117,581

                                 MIRTRONICS INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                          Six months ended March 31   Three months ended March 31
                                                                          2003             2002             2003          2002
OPERATING ACTIVITIES
Net earnings (loss) for the period                               $     (274,344)   $     (613,307)    $  (121,236)    $ (465.973)
Loss on sale of holdings in subsidiary                                  243,317           354,983               -        354,983
Equity in loss of effectively controlled company                         46,251                 -          60,548              -
Non-controlling interest                                                      -          (303,793)              -        (97,784)
Amortization                                                                  -           116,746               -         59,243
Deferred service revenue                                                      -            82,207               -         72,552
Future income taxes                                                    (115,762)          (71,562)        (13,891)        (2,400)
Foreign exchange fluctuations on long-term items                              -            30,448               -          9,016
Provisions for doubtful accounts                                              -            12,507               -          3,026
                                                                   --------------    --------------    -----------    -----------
                                                                       (100,538)         (391,771)        (74,579)       (67,337)
Change in non-cash components of working capital
Accounts receivable                                                     (33,001)        1,903,539         (39,762)       513,003
Income taxes recoverable                                                  7,406                 -          14,511              -
Inventories                                                                   -          (496,601)              -       (255,370)
Prepaid expenses and deposits                                           (23,720)         (557,286)        (23,720)      (311,973)
Accounts payable and accrued liabilities                                 12,144          (371,515)          5,932        290,346
Income taxes                                                                  -          (394,920)              -        (32,892)
                                                                   --------------    --------------    -----------    -----------
                                                                       (137,709)         (308,554)       (117,618)       135,777
                                                                   --------------    --------------    -----------    -----------
FINANCING ACTIVITIES
Purchase of common shares for cancellation                              (12,749)                -               -              -
Proceeds from long-term debt                                                  -           582,819               -        655,981
Repayment of long-term debt                                                   -          (147,004)              -       (659,743)
                                                                   --------------    --------------    -----------    -----------
                                                                        (12,749)          435,815               -         (3,762)
                                                                   --------------    --------------    -----------    -----------
INVESTING ACTIVITIES
Cash disposed of upon deconsolidation of subsidiary                    (317,759)                                -              -
Proceeds on sale of shares of former subsidiary                         308,210            46,396               -         46,396
Repayment of note receivable                                             50,000                                 -              -
Change in marketable securities                                         (47,004)         (156,109)        245,220        (96,062)
Purchase of fixed assets                                                      -           (97,428)              -        (31,963)
                                                                   --------------    --------------    -----------    -----------
                                                                         (6,553)         (207,141)        245,220        (81,629)
                                                                   --------------    --------------    -----------    -----------
CHANGE IN CASH POSITION                                                (157,011)          (79,880)        127,602         50,386

Cash and short-term investments
   at beginning of period                                               504,029           843,234         219,416        712,968
                                                                  --------------    --------------     -----------     ----------
CASH AND SHORT-TERM INVESTMENTS
  AT END OF PERIOD                                               $      347,018    $      763,354     $   347,018     $  763,354
                                                                 ==============    ==============     ==============   ==========
Supplemental cash flow information:
Income taxes paid                                                $       (7,106)   $      274,108     $   (11,057)    $   35,336
Interest paid, net                                               $      (41,262)   $       33,019     $    (4,447)    $   33,558

                       Segmented information
                    (in thousands of dollars)                  Six months ended March 31              Three months ended March 31
                                                             2003              2002                      2003           2002
Net sales              Canada                           $         -      $             -           $       -        $       -
                       United States                              0               11,409                   -            5,817
                                                        ------------     ----------------           ---------        ---------
                                                        $         0      $        11,409           $       -        $   5,817
                                                        ------------     ------ ---------           ---------       ----------

Operating profit (loss)   Canada                        $      (228)     $          (129)          $     (61)       $     (90)
                           United States                        (46)                (129)                (60)             (21)
                                                        ------------     ------ ---------           ---------        ---------
                                                        $      (274)     $          (258)          $    (121)       $    (121)
                                                        ------------     ------ ---------           ---------        ---------

Total assets              Canada                        $     4,317      $         2,733
                          United States                           0               14,957
                                                        ------------     ------ ---------
                                                        $     4,317      $        17,690
                                                        ------------     ------ ---------

       Notes to Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited financial statements. These unaudited financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company's Annual Report for the year ended September 30, 2002.

At a meeting of shareholders held on March 27, 2003, the requisite majority of shareholders approved the amalgamation of the Company with Genterra Investment Corporation. The filing of Articles of Amalgamation will take place upon receipt of all requisite regulatory approvals.

                                 MIRTRONICS INC.
                         SIX MONTHS ENDED MARCH 31, 2003
 SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

                                                          Canadian Accounting        Increase        U.S. Accounting
                                                              Principles            (Decrease)         Principles
                                                           ---------------         ------------     -----------------
March 31, 2003
Cash and cash equivalents                                $      347,018        $     883,873        $   1,230,891
Short-term investments                                        1,224,963             (941,353)             283,610
                                                                                 --------------
Total current assets                                          1,763,947              (57,480)           1,706,467
Investment                                                    2,135,433              410,916            2,546,349
                                                                                 --------------
Total assets                                             $    4,316,978        $     353,436        $   4,670,414
                                                                                 ==============

Translation adjustment                                   $            -        $    (106,063)       $    (106,063)
Deficit                                                      (2,721,175)             459,499           (2,261,676)
                                                                                 --------------
Total liabilities and shareholders' equity               $    4,316,978        $     353,436        $   4,670,414
                                                                                 ==============

September 30, 2002
Cash and cash equivalents                                $    1,198,050        $    (295,319)       $     902,731
Short-term investments                                          483,938              (76,661)             407,277
Accounts receivable                                           8,010,629           (7,983,013)              27,616
Income taxes recoverable                                        156,705             (144,149)              12,556
Inventories                                                   3,801,782           (3,801,782)                   -
Prepaid expenses and deposits                                   469,691             (467,213)               2,478
Future income taxes                                             537,743             (537,743)                   -
                                                                                 --------------
Total current assets                                         14,758,538          (13,305,880)           1,452,658
Investment                                                            -            2,183,208            2,183,208
Property and equipment                                          553,310             (553,310)                   -
                                                                                 --------------
Total assets                                             $   16,213,684        $ (11,675,982)       $   4,537,702
                                                                                 ==============

Accounts payable and accrued liabilities                 $    4,450,770        $  (4,113,483)       $     337,287
Deferred service revenue                                        707,637             (707,637)                   -
Current portion of long-term debt                               210,425             (210,425)                   -
                                                                                 -------------
Total current liabilities                                     5,368,832           (5,031,545)             337,287
Long-term debt                                                1,497,233           (1,497,233)                   -
Future income taxes                                              18,412              (18,412)                   -
Non-controlling interest                                      5,074,571           (5,074,571)                   -
Translation adjustment                                                -             (445,181)            (445,181)
Deficit                                                      (2,446,831)             390,960           (2,055,871)
                                                                                 -------------
Total liabilities and shareholders' equity               $   16,213,684        $ (11,675,982)       $   4,537,702
                                                                                 =============

                                 MIRTRONICS INC.
                         SIX MONTHS ENDED MARCH 31, 2003
 SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

                                                                                     6 Months              Year
                                                                                       Ended               Ended
                                                                                     March 31,          September 30,
                                                                                      2003                  2002
                                                                                   ------------        --------------
Net earnings from continuing operations, Canadian accounting principles         $   (274,344)       $     (926,013)
Equity in earnings of effectively contolled company - Cdn GAAP                        46,251                     0
Equity in earnings of effectively contolled company - US GAAP                         25,514                     0
Foreign exchange (gain) loss on long-term debt                                             -                (8,852)
Minority interest thereon                                                                  -                  5,195
                                                                                   ------------        --------------
Net earnings for the year in accordance with U.S. GAAP                          $   (202,579)       $     (929,670)
                                                                                   ============        ==============

                                                                                     6 Months              Year
                                                                                       Ended               Ended
                                                                                     March 31,          September 30,
                                                                                      2002                  2002
                                                                                   ------------        --------------

Earnings (loss) per share - United States accounting principles for the year        ($0.02)                ($0.07)
                                                                                   ============        ===============

                                                                                     6 Months              Year
                                                                                       Ended               Ended
                                                                                     March 31,          September 30,
                                                                                      2002                  2002
                                                                                   ------------        --------------

Net income in accordance with U.S. GAAP                                         $   (202,579)       $     (929,670)
Other comrehensive income (loss), net of tax:
Unrealized gain (loss) on available for sale of securities                           (3,226)              (40,124)
                                                                                   ------------        --------------
Comprehensive income                                                            $   (205,805)       $     (969,794)
                                                                                   ============        ==============

                         GENTERRA INVESTMENT CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

                                AUDITORS' REPORT




To the Shareholders of
GENTERRA INVESTMENT CORPORATION

We have audited the consolidated balance sheet of GENTERRA INVESTMENT CORPORATION as at December 31, 2002 and 2001 and the consolidated statements of operations, deficit and cash flows for the each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the three years then ended in accordance with Canadian generally accepted accounting principles.

The examination referred to in the above report also included the related financial statements schedules listed in response to Item 19(a) of the Company's annual report on Form 20-F for each of the three years in the period ended December 31, 2002. In our opinion, the related financial statements schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly the information set forth therein.

On March 21, 2003, we reported separately to the shareholders of GENTERRA INVESTMENT CORPORATION on the consolidated financial statements for the years ended December 31, 2002 and 2001 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States accounting principles.






                                    [signed]

                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              Chartered Accountants


Toronto, Ontario
March 21, 2003

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31
(Expressed in Canadian Dollars)

ASSETS
                                                                                                   2002             2001
                                                                                                   ----             ----
CURRENT
  Cash and short-term investments                                                              $   909,788      $    61,671
  Accounts receivable (Note 10)                                                                  1,383,178        1,595,805
  Income taxes receivable                                                                          145,534          343,708
  Prepaid expenses                                                                                  85,609          111,651
  Loans and mortgages receivable (Note 3)                                                          827,887          803,740
  Future income taxes (Note 7)                                                                      25,000           10,000
                                                                                               -----------      -----------
                                                                                                 3,376,996        2,926,575

LOANS AND MORTGAGES RECEIVABLE  (Note 3)                                                            66,527            55,000

INVESTMENTS  (Note 4)                                                                           11,829,032        12,289,297

FUTURE INCOME TAXES  (Note 7)                                                                       51,828            67,940

GOODWILL                                                                                           155,000           155,000
                                                                                               -----------      ------------

                                                                                               $15,479,383      $15,493,812
                                                                                               ===========      ===========

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities (Note 10)                                           $   433,381      $   530,346
  Current portion of long-term debt (Notes 5 and 10)                                             1,653,217        1,817,504
                                                                                               -----------      -----------
                                                                                                 2,086,598        2,347,850

LONG-TERM DEBT  (Notes 5 and 10)                                                                 4,704,811        4,798,559

FUTURE INCOME TAXES  (Note 7)                                                                    1,233,247        1,472,508
                                                                                               -----------      -----------
                                                                                                 8,024,656        8,618,917

SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 6(b))                                                                       10,628,559       10,355,259

CONTRIBUTED SURPLUS                                                                                  7,958            7,958

DEFICIT                                                                                        (3,181,790)      (3,488,322)
                                                                                               -----------      -----------
                                                                                                 7,454,727        6,874,895
                                                                                               -----------      -----------
                                                                                               $15,479,383      $15,493,812
                                                                                               ===========      ===========

See accompanying notes to financial statements.

APPROVED ON BEHALF OF THE BOARD:



__________     _[signed]____________        ______________[signed]___________
------------------------------------        ---------------------------------
                    MARK LITWIN                        STAN ABRAMOWITZ

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF DEFICIT
FOR THE YEARS ENDED DECEMBER 31
(Expressed in Canadian Dollars)


                                                                              2002             2001              2000
                                                                              ----             ----              ----
DEFICIT, beginning of year, as previously reported                         $ (3,488,322)   $ (3,290,876)    $ (2,265,836)

  Restatement of asset and liability method of accounting for
    income taxes                                                                -                   -         (1,372,850)
                                                                           -------------    -----------      --------------

DEFICIT, beginning of year, as restated                                      (3,488,322)     (3,290,876)      (3,638,686)

  Net earnings (loss) for the year                                              306,532        (197,446)         347,810
                                                                           ------------- ----------------    --------------


DEFICIT, end of year                                                       $ (3,181,790)   $ (3,488,322)    $ (3,290,876)
                                                                           =============     =============    =============



See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31
(Expressed in Canadian Dollars)


                                                                              2002              2001              2000
                                                                             ----              ----              ----
EARNINGS
  Rent (Note 10)                                                            $  2,701,882     $ 3,312,623      $ 3,362,729
  Interest (Note 10)                                                              58,676         110,082           83,297
  Gain on sale of investment                                                      98,920               -           84,983
  Other                                                                                -           2,765            3,251
                                                                           -------------     -------------      ------------
                                                                               2,859,478       3,425,470        3,534,260
                                                                           -------------     -------------      ------------


EXPENSES
    Administrative and general (Note 10)                                       1,535,789         2,246,425      1,830,798
    Interest on long-term debt                                                   515,703           487,018        470,624
    Loss on disposal of investments                                             -                  448,823              -
    Loss on investment in Limited Partnership                                     10,765             -                  -
                                                                            ------------     -------------      -----------
                                                                               2,062,257         3,182,266      2,301,422
                                                                            ------------     -------------      ------------


EARNINGS BEFORE THE FOLLOWING                                                    797,221           243,204      1,232,838

  Amortization                                                                   530,018           606,953        842,584
                                                                            ------------     -------------      ------------


EARNINGS (LOSS) BEFORE THE UNDERNOTED                                            267,203         (363,749)        390,254
                                                                            ------------     -------------      ------------


  Forgiveness of debt                                                                 -               -           419,450
  Write-down of development properties                                                -               -           (90,000)
                                                                            ------------     ------------       ------------
                                                                                      -               -           329,450
                                                                            ------------     ------------       ------------


EARNINGS (LOSS) BEFORE INCOME TAXES                                              267,203         (363,749)        719,704
  Income taxes recovery (Note 7)                                                (39,329)         (166,303)        371,894
                                                                            ------------     --------------     ------------


EARNINGS (LOSS) FOR THE YEAR                                                $    306,532       $ (197,446)      $ 347,810
                                                                            ============       ===========       =========




EARNINGS (LOSS) PER SHARE (Note 8)

  Basic                                                                     $       0.08          $ (0.09)           $ 0.12
                                                                            ============          ========           ======

  Fully diluted                                                             $       0.04           $    -               $ -
                                                                            ============          ========              ===


See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31
(Expressed in Canadian Dollars)

                                                                              2002              2001             2000
                                                                              ----              ----             ----
OPERATING ACTIVITIES
   Net earnings (loss) for the year                                         $ 306,532       $ (197,446)        $ 347,810
    Items not affecting cash
      Amortization                                                            530,018          606,953           842,584
      Future income taxes                                                    (238,149)        (162,326)            3,897
      Forgiveness of debt                                                       -                    -          (419,450)
      Write-down of development properties                                      -                    -            90,000
      Gain on disposal of development properties                                -              (11,693)             -
      (Gain) loss on sale of investment                                       (98,920)         460,516              -
      Change in non-cash components of working capital
        (Note 9)                                                              339,878         (673,969)         (293,456)
                                                                           -------------    -----------       -----------
                                                                              839,359           22,035           571,385
                                                                           -------------    -----------       -----------

FINANCING ACTIVITIES
    Issuance of common shares                                                 246,271              -                -
    Issuance of preference shares                                              27,029              -                -
    Repayment of  long-term debt                                           (1,258,035)        (338,804)         (541,412)
    Proceeds from long-term debt                                            1,000,000          576,387                 -
                                                                           -------------    -----------       -----------
                                                                               15,265          237,583          (541,412)
                                                                           -------------    -----------       -----------


INVESTING ACTIVITIES
    Increase in investments                                                  (138,659)        (692,572)           (5,174)
    Investment in loans and mortgages receivable                              (35,675)         (86,325)         (128,116)
    Proceeds from disposition of development properties                         -              317,000                 -
    Proceeds from sale of investment                                          167,827          106,807                 -
                                                                           -------------    -----------       -----------
                                                                               (6,507)        (355,090)         (133,290)
                                                                           -------------    -----------       -----------

CHANGE IN CASH AND SHORT-TERM INVESTMENTS                                     848,117          (95,472)         (103,317)

CASH, beginning of year                                                        61,671          157,143           260,460
                                                                        ----------------  -------------       -----------

CASH AND SHORT-TERM INVESTMENTS, end of year                                $ 909,788         $ 61,671         $ 157,143
                                                                            =========         ========         =========


OPERATING CASH FLOW PER SHARE (Note 8)                                       $ 0.25            $ 0.01            $ 0.22
                                                                             ======            ======            ======

FULLY DILUTED OPERATING CASH FLOW PER SHARE (Note 8)                         $ 0.11            $ 0.01            $ 0.22
                                                                             ======            ======            ======

SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest, net                                               $ 670,320         $ 547,005        $ 424,752
  Cash paid for income taxes, net                                             (11,437)          432,273          546,371

See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)


1.       BASIS OF PRESENTATION

         The Company is primarily a Canadian investment management holding company with significant interests in real estate.

         These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in Note 14, conform, in all material respects, with accounting principles generally accepted in the United States..


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Investments

                  Long-term investments in which the Company does not have significant influence are accounted for using the cost method. In the event of a permanent decline in the value of a portfolio investment, the investment will be written down to estimated realizable value and the loss charged to earnings.

         (b)      Goodwill

                  The company has adopted the Canadian Institute of Chartered Accountants ("CICA") new Handbook Section 3062 - Goodwill and Other Intangible Assets. Effective January 1, 2002, goodwill is no longer required to be amortized but will be subject to an annual impairment test in accordance with the provisions of the Section. As of December 31, 2002, the Company has completed its impairment test and concluded that no goodwill impairment charge needed to be recorded.

         (c)      Translations of Foreign Currencies

                  Current assets and liabilities denominated in foreign currencies are converted into Canadian dollars at the rates of exchange at the balance sheet date, while other assets and liabilities are converted at the rates of exchange applicable at the dates acquired or incurred. Revenue and expenses are translated into Canadian dollars at the average rate applicable during the month in which they were earned or expensed.

         (d)      Financial Instruments

                  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         (e)      Accounting Estimates

                  The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in the future.


         (f)      Income Taxes

                  The company follows the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income taxes, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

                  Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.



3.       LOANS AND MORTGAGES RECEIVABLE

                                                                                                    2002              2001
                                                                                               -----------        ----------
         Mortgage receivable bearing interest at 9.5% per annum, due on demand, is
         secured by an assignment of a second mortgage on land                                 $   827,887         $ 778,887

         Collateral mortgage loans bearing interest at U.S. bank prime plus 3.5%
         per annum, repayable in U.S. dollars                                                       11,527            24,853

         Other                                                                                      55,000            55,000
                                                                                               -----------         ---------

                                                                                                   894,414           858,740

            Less:  Current portion                                                                 827,887           803,740
                                                                                               -----------         ---------

                                                                                               $    66,527      $     55,000
                                                                                               ===========         =========

4.       INVESTMENTS

                                                                                                    2002            2001
                                                              --------------------------------------------------------------
                                                                              Accumulated
                                                                     Cost     Amortization          Net           Net
                                                                ----------    ------------     -----------    -------------
        Rental real estate properties                         $ 21,221,050     $ 9,524,090    $ 11,696,960    $ 12,088,319
        Other                                                      213,584          81,512         132,072         200,978
                                                             --------------   ------------    ------------     -------------

                                                              $ 21,434,634     $ 9,605,602    $ 11,892,032    $ 12,289,297
                                                              =============    ===========     ===========     ===========

         Amortization of buildings is being provided for on the declining balance basis at 5% per annum.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)


5.       LONG-TERM DEBT

                                                                                                      2002              2001
                                                                                          ----------------  ----------------
         7.15% per annum to May 1, 2001 and prime plus 1.75% per annum, first mortgage, monthly payments of $5,217 plus interest, with the balance due
         August 2011                                                                      $        544,086        $ 605,149

         6.52% per annum first mortgage, blended monthly payments of $19,535 with
         the balance due December 2007                                                           1,000,000        1,030,196

         8.1% per annum first mortgage, blended monthly payments of $30,519 with
         the balance due April 2005                                                              2,870,532        3,002,323

         9.1% per annum second mortgage, blended monthly payments of $7,648 with
         the balance due September 2005                                                            699,439          726,913

         Prime plus 1% per annum second mortgage from a related company due on
         demand                                                                                    676,000          676,000

         Demand note payable to an affiliated company bearing interest at 13% per
         annum                                                                                     550,000          550,000

         Other                                                                                      17,971           25,482
                                                                                          ----------------  ----------------

                                                                                                 6,358,028        6,616,063

            Less:  current portion                                                               1,653,217        1,817,504
                                                                                          ----------------  ----------------

                                                                                          $      4,704,811      $ 4,798,559
                                                                                          ================      ===========

         These mortgages payable are collateralized by the specific security on the related land and buildings.

         The aggregate amount of payments required in the balance of the current fiscal year and subsequent years to meet retirement provisions are as follows:

        2003                                   $      1,653,217
        2004                                            446,052
        2005                                          3,463,651
        2006                                            274,979
        2007 and thereafter                             520,129
                                               ----------------

                                               $      6,358,028

6.       CAPITAL STOCK


         (a)      Authorized

                  Unlimited Class A voting shares

                  Unlimited Class B multiple voting shares.  Each share is
                    convertible into 1 Class A share

                  Unlimited voting, non-participating, redeemable special shares

                  Unlimited Class C preferred shares, issuable in series:


                  - Unlimited non-voting, non-participating , $6 cumulative, $100 redeemable, retractable, convertible Class C preferred shares, Series 1. Each share is convertible into 188 Class A shares, 97 Class B shares, and 199.5 Series 1 preference shares or 285 Class A shares and 199.5 Series 1 preference shares

                  - Unlimited non-voting, non-participating, cumulative, $100 redeemable, retractable Class C preferred shares, Series 2. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

                  - Unlimited non-voting, non-participating, $4 cumulative, $100 redeemable, retractable Class C preferred shares, Series 3

                  - Unlimited non-voting, non-participating, cumulative, $10 redeemable, retractable, convertible Class C preferred shares, Series 4. These shares carry an annual dividend of 50% of the average prime for the year plus 1%. Each share is convertible into 28.5 Class A shares and 19.95 Series 1 preference shares

                  - Unlimited non-voting, non-participating, cumulative, redeemable, retractable Class C preferred shares, Series 5. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

                  Unlimited Class D preferred shares, issuable in series:

                  - Unlimited non-voting, non-participating, $0.0023 non-cumulative, redeemable Class D preferred shares, Series 1

                  - Unlimited non-voting, non-participating, $0.0023 non-cumulative, redeemable Class D preferred shares, Series 2

                  Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E shares

                  Unlimited non-voting, non-participating, $0.06 cumulative, $1 redeemable, convertible Class F preferred shares. These shares are convertible into 1 Class A share, 1 Class B share and 1.4 Series 1 preference shares or 2 Class A shares and 1.4 Series 1 preference shares for each 98 Class F preferred shares

                  Unlimited non-voting, non-participating, redeemable, convertible, $0.0084 cumulative Series 1 preference shares. Each Series 1 preference share may be converted into 3 Class A shares until December 31, 2002

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)




6.       CAPITAL STOCK (Continued)

         (b)      Issued
                                                                                                     2002              2001
                                                                                         ----------------  ----------------
                   4,865,187        Class A shares (2001 - 2,115,981)                    $      6,774,028  $      6,943,059
                   484,012 Class B shares (2001 - 484,930)                                      1,930,500         2,029,207
                   500,000 Special shares                                                           1,500             1,500
                   2,475,009        Class D preferred shares, Series 1                            247,400           247,400
                   810,059 Class D preferred shares, Series 2                                     217,501           217,501
                   115,258 Class E preferred shares                                               416,592           416,592
                   500,000 Class F preferred shares                                               500,000           500,000
                   1,935,370        Series 1 preference shares (2001 - Nil)                       541,038                 -
                                                                                         ----------------  ----------------
                                                                                         $     10,628,559  $     10,355,259
                                                                                         ================  ================

                  At the Annual and Special Meeting of the Company held on June 26, 2002, shareholders approved the filing of Articles of Amendment subdividing the issued and outstanding Class A and Class B shares on the basis of 100 new Class A and 70 Series 1 preference shares for each 100 issued Class A shares and 100 new Class B and 70 Series 1 preference shares for each 100 issued Class B shares.

         (c)      Transactions

                  - In March, 2002, 855,000 Class A shares were issued under a private placement agreement for a total consideration of $233,400

                  - In December, 2002, 142,500 Class A shares and 99,750 Series 1 preference shares were issued under a share purchase warrant agreement for a total consideration of $39,900

                  - 918 Class B shares were converted into 918 Class A shares

                  - 583,596 Series 1 preference shares were converted into 1,750,788 Class A shares

         (d)      Share Purchase Warrants

                  The Company issued 855,000 share purchase warrants at $0.28 each. Each warrant enables the holder to purchase one Class A share and 0.7 Series 1 preference share. These warrants expire on March 27, 2004. During the year, 142,500 share purchase warrants were exercised.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



7.       INCOME TAXES

                                                                                2002             2001               2000
                                                                         -------------     -------------       ------------
         Current                                                        $     198,820          $ (3,977)          $ 367,997
         Future                                                              (238,149)         (162,326)              3,897
                                                                         -------------     -------------      -------------

                                                                            $ (39,329)       $ (166,303)          $ 371,894
                                                                           ==========        ===========          =========

     Effective tax rate of the company differs from the prescribed rate of tax. The difference can be reconciled as noted below.

                                                                                2002             2001               2000
                                                                           -----------      -----------        ---------
         Income tax computed at statutory combined basic
           income tax rates                                               $    103,141      $ (153,212)        $ 318,829
         Increase (decrease) in income tax resulting from:
            Reduction in future tax rates                                    (123,730)         (87,121)               -
            Permanent differences                                             (14,682)          55,607            40,706
            Large corporation tax                                              20,943           15,102            28,387
            Other                                                             (25,001)           3,321           (16,028)
                                                                           -----------      -----------         ---------

         Effective income tax provision                                     $ (39,329)      $ (166,303)        $ 371,894
                                                                           ==========       ===========        =========


         A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles as at December 31 is noted below.


                                                             2002          2001
                                                         --------      ---------
         Future tax assets:
            Non-capital loss carry-forwards           $    46,028      $ 77,940
            Provisions and other allowances                30,800             -
                                                       ----------      --------

                                                           76,828        77,940

            Less:  Current portion                         25,000        10,000
                                                       ----------     ---------

                                                      $    51,828      $ 67,940
                                                       ==========      ========

         Future tax liabilities:

           Capital assets                             $ 1,233,247   $ 1,472,508
                                                       ==========    ===========

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



8.       PER SHARE CALCULATIONS

         Earnings (loss) per share and operating cash flow per share have been calculated by dividing the earnings (loss) or cash from operating activities for the year by the weighted average number of Class A and Class B shares outstanding during the year.

                                                                                     2002             2001              2000
                                                                         ---------------- ----------------  ----------------
         Weighted average number of shares                                      3,342,137        2,613,239         2,613,239
                                                                         ================ ================  ================

         Fully diluted weighted average number of shares                        7,431,830        2,623,443         2,623,443
                                                                         ================ ================  ================

          Cumulative dividends in arrears on preferred shares are noted below:

       Class E                   $    59,239   (2001 - $43,103; 2000 - $26,967)
       Class F                   $   110,055   (2001 - $80,055; 2000 - $50,055)



9.       CHANGE IN NON-CASH COMPONENTS OF WORKING CAPITAL

                                                                                2002              2001             2000
                                                                             ----------      ----------        ----------
         Accounts receivable                                                $  212,627       $ (90,429)       $ (171,188)
         Income taxes receivable                                               198,174        (343,708)                -
         Prepaid expenses                                                       26,042         (43,011)           10,770
         Accounts payable and accrued liabilities                              (96,965)        (93,538)           47,160
         Income taxes payable                                                        -        (103,283)         (180,198)
                                                                             ---------       ----------        ----------

                                                                             $ 339,878      $ (673,969)       $ (293,456)
                                                                             =========       ==========       ===========

10.      RELATED PARTY TRANSACTIONS

         The Company entered into transactions and had outstanding balances with various companies related by common ownership and management.

         The transactions with related parties are in the normal course of business and are measured by the exchange amount which is the amount of consideration established and agreed to by the related parties.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)


10. RELATED PARTY TRANSACTIONS (Continued)

         Related party transactions and outstanding balance not disclosed elsewhere in these consolidated financial statements are summarized below.

                                                                                    2002             2001              2000
                                                                        ---------------- ----------------  ----------------
         Income
           Rent                                                         $      1,634,957      $ 2,143,384       $ 2,117,527
           Interest                                                               12,939           17,413            17,970
         Administration and general expenses
           Administration fees                                                   117,000          117,000           117,000
           Property management fees                                              110,000          110,000           110,000
           Rent                                                                 -                 127,434           127,335
           Interest                                                              107,622           75,208            55,802
           Consulting fees                                                        38,520           38,520            38,520
         Amounts due (to) from related parties
           Accounts receivable                                                   703,166          828,422           839,013
           Accounts payable and accrued liabilities                               36,000          191,780           268,286

11.      MAJOR LESSEES

In 2002, the Company had two major lessees that accounted for 35% and 15% (2001
- 20% and 12%; 2000 - 28% and 12%) respectively of total rent.


12.      SEGMENTED INFORMATION

         The Company operates in one business segment located primarily in Canada consisting of rental income.


13.      SUBSEQUENT EVENT

         The Company and Mirtronics Inc. ("Mirtronics") jointly announced that the shareholders of each corporation approved the amalgamation of the corporations pursuant to shareholder meetings held on March 27, 2003.

         Articles of Amalgamation to amalgamate the Company and Mirtronics under the proposed name "Genterra Inc." will be filed upon receipt of all necessary regulatory approvals.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)

14. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

         The Company follows accounting principles generally accepted in Canada. Differences between generally accepted accounting principles in Canada and those applicable in the United States are summarized below.

         The Company carries certain rental real estate properties at their appraised values. Under United States generally accepted accounting principles the fixed assets must be carried at cost.

         The Company's acquisition of Wendellco Realty Inc. was accounted for by the purchase method. Under United States generally accepted accounting principles, non-arms length acquisitions must be accounted for by the pooling of interest method. The accounting has been adjusted accordingly.

         The effect on the consolidated balance sheets of the differences between accounting principles generally accepted in Canada and those accepted in the United are summarized as follows:

                                                                            Canadian                             U.S.
                                                                           Accounting        Increase         Accounting
                                                                           Principles       (Decrease)        Principles
        December 31, 2002
        Investments                                                           11,829,032      (3,125,510)         8,703,522
                                                                                           --------------
        Total assets                                                    $     15,479,383   $  (3,125,510)    $   12,353,873
                                                                                           ==============

        Capital stock                                                         10,628,559      (1,897,109)         8,731,450
        Contributed surplus                                                        7,958         571,334            579,292
        Deficit                                                               (3,181,790)     (1,799,735)        (4,981,525)
                                                                                           --------------
        Total liabilities and shareholders' equity                      $     15,479,383   $  (3,125,510)    $   12,353,873
                                                                                           ==============

        December 31, 2001
        Investments                                                           12,289,297      (3,252,837)         9,036,460
                                                                                           --------------
        Total assets                                                    $     15,493,812   $  (3,252,837)    $   12,240,975
                                                                                           ==============

        Capital stock                                                         10,355,259      (1,897,109)         8,458,150
        Contributed surplus                                                        7,958         571,334            579,292
        Deficit                                                              (3,488,322)      (1,927,062)        (5,415,384)
                                                                                           --------------
        Total liabilities and shareholders' equity                      $     15,493,812   $  (3,252,837)    $   12,240,975
                                                                                           ==============

        December 31, 2000
        Investments                                                           13,008,307      (3,386,887)         9,621,420
                                                                                           --------------
        Total assets                                                    $     15,849,119   $  (3,386,887)    $   12,462,232
                                                                                           ==============

        Capital stock                                                         10,355,259      (1,897,109)         8,458,150
        Contributed surplus                                                        7,958         571,334            579,292
        Deficit                                                              (3,290,876)      (2,061,112)        (5,351,988)
                                                                                           --------------
        Total liabilities and shareholders' equity                      $     15,849,119   $  (3,386,887)    $   12,462,232
                                                                                           ==============

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)

14. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

         The effect of these differences on reported earnings is summarized as follows:

                                                                                  2002             2001              2000
                                                                            ------------    -------------     -------------
        Earnings (loss) for the year - Canadian accounting principles
                                                                          $      306,532   $    (197,446)    $      347,810
        Additional amortization recorded on appraisal excess                     127,327          134,050           141,127

        Amortization of goodwill on non-arms length transaction
                                                                                -                -                  230,837
                                                                           -------------    -------------     -------------

        Net earnings (loss) for the year in accordance with U.S. GAAP
                                                                          $      433,859   $     (63,396)    $      719,774
                                                                           =============    =============     =============



                                                                                    2002             2001              2000
                                                                           -------------    -------------     -------------

        Earnings (loss) per share - United States accounting principles
                                                                          $         0.12   $       (0.04)    $         0.26
                                                                           =============    =============     =============

        Fully diluted earnings (loss) per share - United States           $         0.06   $       (0.04)    $         0.26
                                                                           =============    =============     =============
        accounting principles


         Comprehensive income

         Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income. Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There are no adjustments to net income for comprehensive income and its components.


                                                                                    2002             2001              2000
                                                                        ---------------- ----------------  ----------------
        Net earnings (loss) for the year in accordance with U.S. GAAP
                                                                        $        433,859 $       (63,396)  $        719,774
                                                                        ================ ================  ================

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



14. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

         Statement of Changes in Capital Stock

                                                        Class A                    Class B             Series 1 preference
                                                  Shares      $ Amount      Shares       $ Amount      Shares      $ Amount
Balance at December 31, 2000                     2,111,087    6,922,580      489,824    2,049,686          -           -
  Conversion                                         4,894       20,479       (4,894)     (20,479)         -           -
                                               -----------    ----------    ---------   ---------     ---------    ----------

Balance at December 31, 2001                     2,115,981    6,943,059      484,930    2,029,207          -           -

  Private placement (Note 6(c))                    855,000      233,400          -             -           -           -
  Re-organization of
    shares (Note 6(b))                                  -      (582,492)         -        (94,866)     2,419,138     677,358
  Conversions (Note 6(c))                        1,751,706      167,190         (918)      (3,841)      (583,518)   (163,349)
  Exercise of warrants (Note 6(c))                 142,500       12,871          -                 -      99,750      27,029
                                               ------------   ----------    ---------   ----------    -----------   ---------

Balance at December 31, 2002                     4,865,187    6,774,028      484,012    1,930,500      1,935,370     541,038
                                               ===========    =========     =========   ==========    ===========   =========



                                                        Special               Class D Series 1           Class D Series 2
                                                  Shares      $ Amount      Shares       $ Amount      Shares      $ Amount
Balance at December 31, 2000, 2001 and 2002       500,000        1,500    2,475,009      247,400       810,059     217,501
                                               ==============================================================================

                                                        Class E                   Class F
                                                  Shares      $ Amount      Shares       $ Amount
Balance at December 31, 2000, 2001 and 2002       115,258      416,592      500,000      500,000
                                                ====================================================

                        GENTERRA INVESTMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET




------------------------------------------------------------------------------


                                                                              (Unaudited)
                                                                      March 31         December 31
                                                                          2003                2002
A S S E T S
                 CURRENT
Cash and short-term investments                              $         898,483   $         909,788
     Accounts receivable                                             1,358,963           1,383,178
 Income taxes receivable                                               253,945             145,534
        Prepaid expenses                                               122,527              85,609
Loans and mortgages receivable                                         827,887             827,887
     Future income taxes                                                20,000              25,000
                                                              -----------------   -----------------
                                                                     3,481,805           3,376,996

LOANS AND MORTGAGES RECEIVABLE                                          61,668              66,527

             INVESTMENTS                                            11,705,348          11,829,032

     FUTURE INCOME TAXES                                                50,942              51,828

                GOODWILL                                               155,000             155,000
                                                              -----------------   -----------------

                                                             $      15,454,763   $      15,479,383
                                                              =================   =================



L I A B I L I T I E S
                 CURRENT
Accounts payable and accrued liabilities                     $         514,350   $         433,381
Current portion of long-term debt                                    1,659,938           1,653,217
                                                              -----------------   -----------------
                                                                     2,174,288           2,086,598

          LONG-TERM DEBT                                             4,594,208           4,704,811

     FUTURE INCOME TAXES                                             1,139,592           1,233,247
                                                              -----------------   -----------------

                                                                     7,908,088           8,024,656
                                                              -----------------   -----------------

S H A R E H O L D E R S'   E Q U I T Y

           CAPITAL STOCK                                            10,628,559          10,628,559

     CONTRIBUTED SURPLUS                                                 7,958               7,958

                 DEFICIT                                            (3,089,842)         (3,181,790)
                                                              -----------------   -----------------
                                                                     7,546,675           7,454,727
                                                              -----------------   -----------------

                                                             $      15,454,763   $      15,479,383
                                                              =================   =================

                         GENTERRA INVESTMENT CORPORATION

                       CONSOLIDATED STATEMENT OF EARNINGS
                                   AND DEFICIT

                        THREE MONTHS ENDED MARCH 31, 2003


                                                                              (Unaudited)

                                                                          2003                2002
REVENUE
 Rent                                                        $         744,339   $         787,235
 Interest                                                                5,471              21,947
 Gain on sale of investment                                                  -              98,920
                                                              -----------------   -----------------
                                                                       749,810             908,102
EXPENSES
Administrative and general                                             435,135             394,783
Interest on long-term debt                                             124,221             112,338
Loss on investment in Limited Partnership                               16,923                   -
                                                              -----------------   -----------------
                                                                       576,279             507,121
                                                              -----------------   -----------------
Earnings before amortization
  and income taxes                                                     173,531             400,981

Amortization                                                           126,117             126,980
                                                              -----------------   -----------------

Earnings before income taxes                                            47,414             274,001
Income taxes                                                           (44,534)             83,682
                                                              -----------------   -----------------

NET EARNINGS FOR THE PERIOD                                             91,948             190,319

DEFICIT, beginning of period                                        (3,181,790)         (3,488,322)
                                                              -----------------   -----------------

  DEFICIT, END OF PERIOD                                     $      (3,089,842)  $      (3,298,003)
                                                              =================   =================

      EARNINGS PER SHARE                                     $            0.01   $            0.07
                                                              =================   =================

Weighted average number of  shares
            Basic                                                    5,349,199           2,670,239
           Fully diluted                                             5,817,222           2,682,409

Fully diluted earnings per share have not been disclosed as the calculations are anti-dilutive.

                         GENTERRA INVESTMENT CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        THREE MONTHS ENDED MARCH 31, 2003

                                                                                 (Unaudited)

                                                                            2003                2002
    OPERATING ACTIVITIES
Net earnings for the period                                     $          91,948   $         190,319
Amortization                                                              126,117             126,980
Future income taxes                                                       (87,769)            (20,465)
Gain on sale of investment                                                      -             (98,920)
                                                                 -----------------   -----------------
                                                                          130,296             197,914
Change in non-cash components
      of working capital                                                  (40,145)             58,031
                                                                 -----------------   -----------------
                                                                           90,151             255,945
                                                                 -----------------   -----------------
    FINANCING ACTIVITIES
Issuance of capital stock                                                       -             239,400
Repayment of long-term debt                                              (103,882)            (90,160)
                                                                 -----------------   -----------------
                                                                         (103,882)            149,240
                                                                 -----------------   -----------------
    INVESTING ACTIVITIES
 Increase in investments                                                   (2,437)            (20,650)
Investment in loans and mortgages receivables                               4,863             (15,172)
Proceeds from sale of investment                                                -             167,826
                                                                 -----------------   -----------------
                                                                            2,426             132,004
                                                                 -----------------   -----------------
          CHANGE IN CASH
AND SHORT-TERM INVESTMENTS                                                (11,305)            537,189

Cash and short-term investments
  at beginning of period                                                  909,788              61,671
                                                                 -----------------   -----------------
CASH AND SHORT-TERM INVESTMENTS
        AT END OF PERIOD                                        $         898,483   $         598,860
                                                                 =================   =================

Supplementary cash flow information:
       Income taxes paid                                        $         158,000   $          29,555
      Interest paid, net                                        $         114,640   $         236,019

Share capital information:
                  Issued
4,865,187 Class A shares (2002 - 2,983,309)                     $       6,774,028   $       7,182,459
484,012 Class B shares (2002 - 484,930)                         $       1,930,500   $       2,029,207

Notes to Interim Financial Statements The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited financial statements. These unaudited financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company's Annual Report for the year ended December 31, 2002.

At a meeting of shareholders held on March 27, 2003, the requisite majority of shareholders approved the amalgamation of the Company with Mirtronics Inc. The filing of Articles of Amalgamation will take place upon receipt of all requisite regulatory approvals.

GENTERRA INVESTMENT CORPORATION
MARCH 31, 2003
SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

                                                      Canadian Accounting             Increase (Decrease)      U.S. Accounting
                                                           Principles                                              Principles
                                                   ----------------------------       ------------------      -------------------
March 31, 2003
Investments                                               11,705,348                  (3,095,689)               8,609,659
                                                                                      ------------------
Total assets                                      $       15,454,763          $       (3,095,689)     $        12,359,074
                                                                                      ==================

Capital stock                                             10,628,559                  (1,897,109)               8,731,450
Contributed surplus                                            7,958                     571,334                  579,292
Deficit                                                   (3,089,842)                 (1,769,914)              (4,859,756)
                                                                                      ------------------
Total liabilities and shareholders' equity        $       15,454,763          $       (3,095,689)     $        12,359,074
                                                                                      ==================

December 31, 2002
Investments                                               11,829,032                  (3,125,510)               8,703,522
                                                                                      ------------------
Total assets                                      $       15,479,383          $       (3,125,510)     $        12,353,873
                                                                                      ==================

Capital stock                                             10,628,559                  (1,897,109)               8,731,450
Contributed surplus                                            7,958                     571,334                  579,292
Deficit                                                   (3,181,790)                 (1,799,735)              (4,981,525)
                                                                                      ------------------
Total liabilities and shareholders' equity        $       15,479,383          $       (3,125,510)     $        12,353,873
                                                                                      ==================

                                                             3 Months                       Year
                                                              Ended                        Ended
                                                             March 31,                  December 31,
                                                               2003                          2002
                                                            -------------------       ------------------
Earnings for the period - Canadian
 accounting principles                            $           91,948             $       306,532
Additional amortization recorded on
 appraisal excess                                             29,821                     127,327
Amortization of goodwill on non-arms
 length transaction                                                0                           0
                                                           --------------------       ------------------
Net earnings for the period in accordance
 with U.S GAAP                                    $          121,769             $       433,859
                                                          =====================       ==================


                                                              3 Months                       Year
                                                               Ended                        Ended
                                                              March 31,                   December 31,
                                                               2003                          2002
                                                   ----------------------------       ------------------

Earnings (loss) per share - United States
 accounting principles                                         $0.02                       $0.12
                                                   ============================       ==================
Fully diluted earnings (los) per share -
  United States accounting principles                          $0.02                       $0.06
                                                   ============================       ==================


                                                              3 Months                       Year
                                                               Ended                        Ended
                                                              March 31,                  December 31,
                                                               2003                          2002
                                                   ----------------------------       ------------------

Net income in accordance with U.S. GAAP and
  Comprehensive income                          $            121,769             $       433,859
                                                   ============================       ==================


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 17th day of June, 2003

                                          GENTERRA INC.

                                          By:     /s/ STAN ABRAMOWITZ
                                            ------------------------------------
                                                     Stan Abramowitz,
                                                       Secretary

                                LIST OF EXHIBITS

 EXHIBIT
 NUMBER                                   DESCRIPTION                           PAGE
---------                                 -----------                           ----
 2.1        --    Amalgamation Agreement dated as of January 20, 2003
                    between Genterra Invesment Corporation and Mirtronics Inc.*
 3.1(i)     --    Articles of Incorporation of Genterra Inc., as amended
                  to date (proposed Articles to be filed by amendment)
 3.1(ii)    --    By-Laws of Genterra Inc (proposed by-laws to be filed by amendment)
 3.2(i)     --    Articles of Amalgamation dated October 4, 1988 between International Mirtone Inc. and Ianjoy Investments Inc.**
 3.2(ii)    --    Articles of Amendment of International Mirtone Inc. dated February 21, 1990**
 3.2(iii)   --    Articles of Amendment of Mirtronics Inc. dated May 15, 1997**
 3.3(i)     --    Articles of Amalgamation dated April 30, 1999 between Genterra Investment Corporation and Unavest Capital Corp**
 3.3(ii)    --    Articles of Amendment of Genterra Investment Corporation dated June 26, 2000**
 5          --    Opinion of Dolgenos Newman & Cronin LLP ***
 10(i)      --    140 Wendell 1st Mortgage dated January 2, 1975 Canada Life**
10(ii)      --    140 Wendell 2nd Mortgage dated January 2, 1975 Royal Bank**
10(iii)     --    Mortgage on Glendale dated December 18, 1996 Laurentian Bank of Canada**
10(iv)      --    Genterra Investment Corporation Mortgage to Rallets Realty dated November 15, 1997**
10(v)       --    Genterra Investment Corporation Loan to Aldergreen Estates dated July 20, 1998**
10(vi)      --    Genterra Investment Corporation Loan to Rallets Realty dated June 17, 1999**
21          --    Subsidiaries of Genterra Inc.*
23(i)       --    Consent of KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP (Toronto, Ontario)***
23(ii)      --    Consent of Dolgenos Newman & Cronin LLP (contained in Exhibit 5)
24          --    Power of Attorney*

---------

* Reference is made to the correspondingly numbered Exhibit to to the Company's Registration Statement on Form F-4, Registration No. 333-103743 filed with the Commission on March 11, 2003, which is incorporated herein by reference.

** Reference is made to the correspondingly numbered Exhibit to to the Company's Registration Statement on Form F-4/A, Registration No. 333-103743 filed with the Commission on April 21, 2003, which is incorporated herein by reference.

***  Included herewith


     Copies of the exhibits filed with this Registration Statement on Form F-4 do not accompany copies hereof for distribution to shareholders of Mirtronics Inc. Genterra Inc. will furnish a copy of any such exhibits to any shareholder requesting the same.